UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Genworth Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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6620 West Broad Street Richmond, Virginia 23230

April 4, 2012

Dear Stockholder,

You are invited to attend the 2012 Annual Meeting of Stockholders to be held at 9:00 a.m. local time on Thursday, May 17, 2012, at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia 23230.

The Annual Meeting will include a report on our business operations, discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and proxy statement, and discussion and voting on any other business matters properly brought before the meeting.

Whether or not you plan to attend, you can ensure your shares are represented at the meeting by promptly submitting your proxy by telephone, by Internet or by completing, signing, dating and returning your proxy card in the enclosed envelope.

Cordially,

/s/ Michael D. Fraizer
Michael D. Fraizer
Chairman of the Board,
President and Chief Executive Officer

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

9:00 a.m., May 17, 2012

The Westin Richmond

6631 West Broad Street

Richmond, Virginia 23230

April 4, 2012

To the Stockholders:

NOTICE IS HEREBY GIVEN that Genworth Financial, Inc.’s 2012 Annual Meeting of Stockholders will be held at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia 23230, on Thursday, May 17, 2012, at 9:00 a.m. local time, to address all matters that may properly come before the Annual Meeting. In addition to receiving a report on our business operations, stockholders will be asked:

(1)	to elect the eight nominees named in this proxy statement as directors for the ensuing year;

(2)	to approve, on an advisory basis, the compensation of our named executive officers;

(3)	to approve the 2012 Genworth Financial, Inc. Omnibus Incentive Plan;

(4)	to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012; and

(5)	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 21, 2012 will be entitled to vote at the meeting and any adjournments.

Cordially,

/s/ Leon E. Roday
Leon E. Roday
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to Be Held on May 17, 2012

Genworth’s proxy statement and annual report to stockholders are available at:

http://bnymellon.mobular.net/bnymellon/gnw

• To be voted on at the meeting

Every stockholder’s vote is important. Please complete, sign,

date and return your proxy card, or submit your

proxy by telephone or by Internet.

PROXY STATEMENT

Genworth Financial, Inc.

6620 West Broad Street

Richmond, Virginia 23230

This proxy statement is furnished in connection with the solicitation of proxies by Genworth Financial, Inc. (“we,” “Genworth” or the “company”) on behalf of the Board of Directors for the 2012 Annual Meeting of Stockholders (the “Annual Meeting”). Distribution to stockholders of this proxy statement and a proxy card is scheduled to begin on or about April 4, 2012.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible. You can ensure that your shares are voted at the meeting by submitting your proxy by telephone, by Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Submitting your proxy by any of these methods will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying Leon E. Roday, Genworth’s Secretary, in writing of such revocation. Attendance at the meeting alone will not revoke a previously submitted proxy.

INFORMATION ABOUT THE ANNUAL MEETING AND PROXY VOTING

What matters are to be voted on at the Annual Meeting?

Genworth intends to present the following proposals for stockholder consideration and voting at the Annual Meeting:

(1) to elect the eight nominees named in this proxy statement as directors for the ensuing year;

(2) to approve, on an advisory basis, the compensation of our named executive officers;

(3) to approve the 2012 Genworth Financial, Inc. Omnibus Incentive Plan;

(4) to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012; and

(5)	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

What is the recommendation of the Board of Directors with respect to each proposal?

The Board of Directors recommends votes:

•	FOR the election of the eight nominees named in this proxy statement as directors;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval of the 2012 Genworth Financial, Inc. Omnibus Incentive Plan; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2012.

Will any other matters be presented for a vote at the Annual Meeting?

At this time, we are not aware of any other matters that will be presented for a vote at the Annual Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in how to vote on that matter.

Who is entitled to vote?

All holders of record of our common stock (as defined below) at the close of business on March 21, 2012 (the “record date”) are entitled to vote at the Annual Meeting.

What shares will be entitled to vote at the Annual Meeting?

Our voting securities consist of our Class A common stock, par value $0.001 (the “common stock”), of which 491,475,307 shares were outstanding on the record date. Each share outstanding on the record date will be entitled to one vote.

If you are the beneficial owner, but not the record owner, of our common stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.

If you hold shares of our common stock through the Genworth Financial, Inc. Retirement and Savings

Plan or an international employee benefit plan that includes our common stock (each, a “benefit plan”), you will receive a separate voting instruction card covering those shares from the plan trustee.

Who can attend the Annual Meeting?

You are entitled to attend the Annual Meeting only if you are a holder of record or a beneficial owner of common stock as of the record date, or you hold a valid proxy for the Annual Meeting.

If you are a Genworth stockholder of record and wish to attend the meeting, please so indicate on the proxy card or as prompted by the telephone or Internet voting system. Your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting.

If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the meeting. A recent statement or letter from your bank or broker confirming your ownership as of the record date, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership.

You should be prepared to present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

How do I vote my shares?

Stockholders of record may vote their shares in person at the Annual Meeting, or may submit a proxy to cause their shares to be represented and voted at the Annual Meeting.

Stockholders of record may grant a proxy with respect to their shares by mail, by telephone or by Internet. Granting a proxy by telephone or by Internet will be available through 11:59 p.m. Eastern time on May 16, 2012.

Voting instructions appear on your proxy card. If you grant a proxy by telephone or by Internet, please have your proxy card available.

If you are a stockholder of record or a duly appointed proxy of a stockholder of record, you may attend the meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to attend the meeting to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy, and bring that document with you to the meeting.

Proxies submitted by mail, telephone or Internet will be voted in the manner you indicate by the individuals named on the proxy. If you submit a proxy but do not specify how your shares are to be voted, the proxies will vote your shares:

•	FOR the election of the eight nominees named in this proxy statement as directors;

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;

•	FOR the approval of the 2012 Genworth Financial, Inc. Omnibus Incentive Plan; and

•	FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2012.

If you hold shares of our common stock through a benefit plan, you will receive a separate voting instruction card covering these shares from the plan trustee.

May I change or revoke my proxy after it is submitted?

Yes, you may change or revoke your proxy at any time before the Annual Meeting by:

•	subsequently granting a proxy by telephone or by Internet;

•	returning a later-dated proxy card;

•	attending the Annual Meeting and voting in person; or

•	sending your notice of revocation to Leon E. Roday, our Secretary.

If you submit your changed proxy or revocation by telephone or by Internet, it must be received by 11:59 p.m. Eastern time on May 16, 2012. If you submit your changed proxy or revocation by another method specified above, it must be received before the polls close for voting. Attendance at the meeting alone will not revoke a previously submitted proxy.

What is a quorum?

In order for business to be conducted at the Annual Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of stock entitled to vote at the meeting are present in person or are represented by proxies.

What vote is required for the items of business at the Annual Meeting?

Holders of common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the Annual Meeting.

Election of directors. Under our Bylaws, each of the nominees for director receiving a majority of votes cast by holders of our common stock, at the meeting in person or by proxy, shall be elected to our Board of Directors, unless the election is contested, in which case directors shall be elected by a plurality of votes properly cast. An election shall be contested if, as determined by the Board of Directors, the number of nominees exceeds the number of directors to be elected. A majority of votes cast means that the number of votes cast for a director exceeds the number of votes cast against that director, with abstentions and “broker non-votes” counting as votes neither for nor against such director’s election. Under our Bylaws, any incumbent director who is a nominee in an uncontested election who does not receive a majority of votes cast shall promptly tender his or her resignation from the Board of Directors following the certification of the stockholder vote. Any resignation so received will not be made effective until it is acted upon by the Board of Directors. The Nominating and Corporate Governance Committee (the “Nominating Committee”) will assess the appropriateness of the nominee continuing to serve as a director and will recommend to the Board of Directors whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Nominating Committee’s recommendation and publicly disclose its decision and the reason for the decision. The director resignation procedures set forth in our Bylaws do not apply to contested elections of directors.

The Board of Directors has proposed eight nominees for election. No other nominees for election to the Board of Directors have been submitted for election in accordance with the Bylaws. Thus, the Board of Directors has not determined that the election will be contested, and each director will be elected by a majority of votes cast.

Advisory vote to approve named executive officer compensation. The affirmative vote of a majority of shares of common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for the non-binding, advisory vote to approve the compensation of our named executive officers. The vote is advisory, and therefore not binding on the company, the Management Development and Compensation Committee (the “Compensation Committee”) or our Board of Directors. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

Approval of the 2012 Genworth Financial, Inc. Omnibus Incentive Plan. The affirmative vote of a majority of shares of common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for the approval of the 2012 Genworth Financial, Inc. Omnibus Incentive Plan, provided that the total votes cast on the proposal must represent over 50% of the total outstanding shares of common stock.

Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2012. The affirmative vote of the holders of a majority of shares of common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for the ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2012.

Other matters. The affirmative vote of the holders of a majority of shares of common stock present at the meeting, in person or by proxy, and entitled to vote on the matter is required for approval of any other matters.

How are abstentions and broker non-votes counted?

Because our election is uncontested, directors will be elected by a majority of votes cast, as provided under our Bylaws. Abstentions will not be counted in determining whether a director has received a majority of the votes cast for his or her election. Abstentions will have the same effect as votes against the advisory vote on the approval of named executive officer compensation, the proposal to approve the 2012 Genworth Financial, Inc. Omnibus Incentive Plan, and the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012.

If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will be treated as not entitled to vote on that matter. Brokers do not have the discretionary authority to vote on the election of directors. Because our election is uncontested, directors will be elected by a majority of votes cast, as provided under our Bylaws. Broker non-votes will not be counted in determining whether a director has received a majority of the votes cast for his or her election.

Brokers also do not have the discretionary authority to cast an advisory vote on named executive officer compensation or the 2012 Genworth Financial, Inc. Omnibus Incentive Plan. In these instances, broker non-votes will not be treated as entitled to vote on the matter and therefore will not have any effect on the outcome of these proposals.

The ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2012 will be deemed to be a discretionary matter and brokers will be permitted to vote uninstructed shares as to such matter.

Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present.

Who is the inspector of election?

The Board of Directors has appointed a representative of Computershare Shareowner Services LLC to act as Inspector of Election at the Annual Meeting.

What are the costs for soliciting proxies for the Annual Meeting?

Proxies will be solicited on behalf of the Board of Directors by mail, telephone, other electronic means or in person, and we will pay the solicitation costs. Copies of proxy materials and of the 2011 Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Georgeson Inc. has been retained to assist in soliciting proxies at a fee of $16,000, plus distribution costs and other costs and expenses.

What is the deadline for submission of stockholder proposals for the 2013 Annual Meeting?

The rules of the United States Securities and Exchange Commission (the “SEC”) establish the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in Genworth’s 2013 proxy materials must be received on or before the close of business on December 5, 2012. Proposals for inclusion in our 2013 proxy materials must comply with all requirements of the rules of the SEC.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other business proposals by stockholders intended to be presented at our 2013 Annual Meeting. For these nominations or other business proposals to be properly brought before the meeting by a stockholder, assuming the 2013 Annual Meeting occurs on a date that is not more than 30 days before or 70 days after the anniversary of the Annual Meeting, the stockholder must deliver written notice to us not later than the close of business on February 16, 2013 nor earlier than the close of business on January 17, 2013. Such nominations and other business proposals must comply with all requirements set forth in our Bylaws. Our Bylaws provide that business proposals that comply with all rules and requirements of the SEC and are included in our proxy statement are deemed to comply with the advance notice procedures in our Bylaws.

All notices of intention to present director nominations or other business proposals at the 2013 Annual Meeting, whether or not intended to be included in our proxy materials, should be addressed to Leon E. Roday, Secretary, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia, 23230.

Where can I find the voting results of the 2012 Annual Meeting?

The preliminary voting results will be announced at the meeting. The final results will be posted in the corporate governance section of our website after the results have been tabulated and certified. To view the results, go to www.genworth.com and click “Investors” then click “2012 Annual Meeting Results.”

In addition, within four business days following the meeting, we intend to file the final voting results with the SEC on Form 8-K. If the final voting results have not been certified within that four-day period, we will report the preliminary voting results on Form 8-K at that time and will file an amendment to the Form 8-K to report the final voting results within four business days of the date that the final results are certified.

May I request electronic delivery of my proxy statement and annual report in the future?

Stockholders of record may elect to receive future annual reports and proxy statements electronically by providing consent to electronic delivery on-line at www.bnymellon.com/shareowner/equityaccess. Should you choose to receive your proxy materials electronically, your choice will remain in effect until you notify Genworth or Computershare Shareowner Services LLC in accordance with applicable law that you wish to resume mail delivery of these documents. If you hold your Genworth common stock through a bank, broker or other holder of record, refer to the information provided by that entity for instructions on how to receive your proxy materials electronically.

Where can I view this proxy statement and Genworth’s 2011 Annual Report electronically?

This proxy statement and Genworth’s 2011 Annual Report may be viewed online at http://bnymellon.mobular.net/bnymellon/gnw.

How can I get a copy of Genworth’s Annual Report on Form 10-K?

To obtain a copy of Genworth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 without charge, address your request to Investor Relations, Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230. The Annual Report on Form 10-K also may be accessed at our website. To view, go to www.genworth.com, click “Investors,” then click “SEC Filings & Financial Reports” and finally click “Annual Reports and Proxy Statements.”

The Annual Report on Form 10-K also may be accessed at the SEC’s website at www.sec.gov.

INFORMATION ABOUT COMMUNICATIONS WITH GENWORTH AND OUR BOARD OF DIRECTORS

How may I communicate directly with the Board of Directors?

The Board of Directors provides a process for stockholders to send communications to the Board of Directors. You may communicate with the Board of Directors, individually or as a group, as follows:

By Mail

The Board of Directors

Genworth Financial, Inc.

c/o Leon E. Roday, Secretary

6620 West Broad Street

Building #1

Richmond, Virginia 23230

By Phone

1-866-717-3594

By E-mail

Directors@genworth.com

You should identify your communication as being from a Genworth stockholder. The Secretary may require reasonable evidence that your communication or other submission is made by a Genworth stockholder before transmitting your communication to the Board of Directors.

How may interested parties communicate directly with the non-management directors?

Interested parties may communicate directly with the non-management directors, individually or as a group, by any of the means set forth above or as follows:

By Mail

Non-Management Directors of the Board of Directors

Genworth Financial, Inc.

c/o Leon E. Roday, Secretary

6620 West Broad Street

Building #1

Richmond, Virginia 23230

How may stockholders or interested parties communicate directly with the Lead Director?

Stockholders and interested parties may communicate directly with the Lead Director by any of the means set forth above. If you choose to communicate via email or mail, please note Attn: Lead Director in the mailing address or subject line of the email.

How do I communicate directly with Genworth?

You may communicate directly with Genworth as follows:

By Mail

Genworth Financial, Inc.

c/o Leon E. Roday, Secretary or c/o Investor Relations

6620 West Broad Street

Building #1

Richmond, Virginia 23230

How may I communicate with the Audit Committee regarding accounting, internal accounting controls or auditing matters?

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by company employees of concerns regarding questionable accounting or auditing matters. A communication or complaint to the Audit Committee regarding accounting, internal accounting controls or auditing matters may be submitted by any of the following means:

OMBUDSPERSON

By Mail

Genworth Ombudsperson

Genworth Financial, Inc.

6620 West Broad Street

Building #1

Richmond, Virginia 23230

Anonymously By Phone

1-888-251-4332

By E-mail

OmbudsOffice.Genworth@genworth.com

AUDIT COMMITTEE

By Mail

Audit Committee

Genworth Financial, Inc.

6620 West Broad Street

Building #1

Richmond, Virginia 23230

Anonymously By Phone

1-866-717-3594

By E-mail

Directors@genworth.com

ELECTION OF DIRECTORS

Currently, nine directors serve on our Board of Directors, the terms for whom all expire at the Annual Meeting. One of our current directors, Dr. Risa J. Lavizzo-Mourey, will not stand for re-election at the Annual Meeting. Our Board of Directors adopted a resolution in March 2012, upon the recommendation of the Nominating Committee, setting the size of the Board of Directors at eight members, effective as of the Annual Meeting. Accordingly, at the Annual Meeting, eight directors are to be elected to hold office until the 2013 Annual Meeting and until their successors have been elected and have qualified. Working through its Nominating Committee, our Board of Directors continues to evaluate the optimal size for the Board and will continue to consider the addition of one or more independent directors to the Board.

The eight nominees for election at the Annual Meeting are listed on pages 8 to 11 with brief biographies and descriptions of their qualifications and skills to serve as our directors. See the Board of Directors and Committees—Board Composition section for a description of how our directors’ blend of backgrounds benefits our company. The Board of Directors has determined that seven of the eight nominees are independent directors under the New York Stock Exchange (“NYSE”) listing requirements and our Governance Principles, which are discussed below in the Corporate Governance section.

All of the nominees named in this proxy statement have been nominated by our Board of Directors to be elected by holders of our common stock. We are not aware of any reason why any nominee would be unable to serve as a director. If a nominee for election is unable to serve, the shares represented by all valid proxies will be voted for the election of any other person that our Board of Directors may nominate as a substitute.

Steven W. Alesio, 58, former Chairman of the Board of The Dun & Bradstreet Corporation. Director since March 2010.

Mr. Alesio has been a Senior Advisor at Providence Equity Partners since December 2010. Mr. Alesio was the Chairman of the Board of The Dun & Bradstreet Corporation (“D&B”) from May 2005 until his retirement in June 2010. He was initially elected to D&B’s board of directors in May 2002. Mr. Alesio served as D&B’s Chief Executive Officer from January 2005 to December 2009, its President from May 2002 to February 2007, its Chief Operating Officer from May 2002 to December 2004 and its Senior Vice President of Global Marketing, Strategy Implementation, E-Business Solutions™ and Asia-Pacific/Latin America from January 2001 to April 2002. Before joining D&B, Mr. Alesio was with the American Express Company for 19 years, most recently serving as President and General Manager of the Business Services Group and as a member of that company’s Planning and Policy Committee, a position he held from January 1996 to December 2000. During the last five years, Mr. Alesio also previously served as a director of The Dun & Bradstreet Corporation. Mr. Alesio received a B.S. in Accounting from St. Francis College and an M.B.A. from the University of Pennsylvania’s Wharton School.

Qualifications: Mr. Alesio, as the former chairman and former chief executive officer of a public company, has developed significant strategic and marketing expertise and also has substantial experience managing international operations and technology changes. Mr. Alesio also has 19 years of experience with a financial services company as well as experience with accounting and finance.

William H. Bolinder, 68, former President, Chief Executive Officer and a director of Acadia Trust N.A. Director since October 2010.

Mr. Bolinder retired in June 2006 from serving as President, Chief Executive Officer and a director of Acadia Trust N.A., positions he had held since 2003. He had previously been a member of the Group Management Board for Zurich Financial Services Group from 1994 to 2002. Mr. Bolinder joined Zurich American Insurance Company, USA in 1986 as Chief Operating Officer and became Chief Executive Officer in 1987. He has been a director of Endurance Specialty Holdings Ltd. since December 2001 and became the non-executive Chairman of the Board in March 2011. Mr. Bolinder was a director of Quanta Capital Holding Ltd. from January 2007 to October 2008. Mr. Bolinder has also served on the board of the American Insurance Association, American Institute for Chartered Property Casualty Underwriting, Insurance Institute for Applied Ethics, Insurance Institute of America, Insurance Services Office, Inc. and the National Association of Independent Insurers. Mr. Bolinder received a B.S. in Business Administration from the University of Massachusetts, Dartmouth.

Qualifications: Mr. Bolinder offers extensive experience in the insurance and financial services industry, including a combined 16 years serving in various positions with one of the world’s largest insurance companies and its U.S. subsidiary, and three years as president, chief executive officer and director of an investment advisory and trustee company. Mr. Bolinder’s current and former directorships with underwriters of specialty lines of insurance and reinsurance provide valuable knowledge regarding the international financial services sector.

Michael D. Fraizer, 53, Chairman of the Board, President and Chief Executive Officer of Genworth Financial, Inc. Director since May 2004.

Mr. Fraizer has been our Chairman of the Board, President and Chief Executive Officer since the completion of our initial public offering (“IPO”) in May 2004. Prior to our IPO, he was a Senior Vice President of General Electric Company (“GE”) and served as Chairman and Chief Executive Officer of GE Financial Assurance Holdings, Inc. (“GEFAHI”). Prior to serving in those roles, Mr. Fraizer served in various capacities at GE, including leadership roles at GE Capital Commercial Real Estate, GE Japan, GE Corporate Business Development and GE Corporate Audit Staff. Mr. Fraizer currently serves on the boards of the Andre Agassi Charitable Foundation and the Richmond Performing Arts CenterStage. He is also a member of the executive counsel of the Bridging Richmond Initiative, a member of the VCU School of Education Advancement Council and a Board member of Richmond’s Future. Mr. Fraizer received a B.A. in Political Science from Carleton College.

Qualifications: Mr. Fraizer brings insight across commercial, financial and operational aspects of our business, from his current role and history with the company. Mr. Fraizer has held a number of chief executive officer and general management roles in his 31 year career that have required strategic, financial, business transformation and business building skills in U.S. and international markets.

Nancy J. Karch, 64, former Senior Partner of McKinsey & Company. Director since October 2005.

Ms. Karch was a Senior Partner of McKinsey & Company, an independent consulting firm, from 1988 until her retirement in 2000. Prior thereto, Ms. Karch served in various executive capacities at McKinsey since 1974. She is a director of Kimberly-Clark Corp., Liz Claiborne, Inc., MasterCard Incorporated, and The Corporate Executive Board Company. Ms. Karch is also on the board of the Westchester Land Trust and Northern Westchester Hospital, both not-for-profit organizations. Ms. Karch received a B.A. in Mathematics from Cornell University, an M.S. in Mathematics from Northeastern University and an M.B.A. from Harvard Business School.

Qualifications: Ms. Karch, based on her 26 years at a global consulting firm, including 12 years as a Senior Partner, offers substantial expertise in the area of strategic and marketing issues. Ms. Karch also has substantial experience as a public company director.

Christine B. Mead, 56, former Executive Vice President and Chief Financial Officer of Safeco Corporation. Director since October 2009.

Ms. Mead was the Executive Vice President and Chief Financial Officer of Safeco Corporation and the Co-President of the Safeco insurance companies from November 2004 until her retirement in December 2005. From January 2002 to November 2004, Ms. Mead served as Senior Vice President, Chief Financial Officer and Secretary of Safeco Corporation. Prior to joining Safeco in 2002, Ms. Mead served in various roles at Travelers Insurance Companies from 1989 to 2001, including Senior Vice President and Chief Financial Officer, Chief Accounting Officer, and Controller. Ms. Mead also served with Price Waterhouse LLP from 1980 to 1989, and with Deloitte Haskins & Sells in the United Kingdom from 1976 to 1980. Ms. Mead also serves as a director of CLS Group Holdings AG and is on the board of the Idaho Chapter of The Nature Conservancy, a non-profit organization. Ms. Mead received a B.S. in Accounting from University College Cardiff, United Kingdom.

Qualifications: Ms. Mead brings experience as the former chief financial officer of a public company. She worked for 16 years in the insurance industry, as well as 13 years for major accounting firms. Her international background adds a unique perspective to our Board.

Thomas E. Moloney, 68, former Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. Director since October 2009.

Mr. Moloney served as the interim Chief Financial Officer of MSC—Medical Services Company from December 31, 2007 to March 31, 2008. He retired as the Senior Executive Vice President and Chief Financial Officer of John Hancock Financial Services, Inc. in December 2004. He had served in that position since 1992. Mr. Moloney served in various other roles at John Hancock Financial Services, Inc. during his tenure from 1965 to 1992, including Vice President, Controller, and Senior Accountant. Mr. Moloney is on the boards of Nashoba Learning Group and the Boston Children’s Museum, both non-profit organizations. During the last five years, Mr. Moloney also previously served as a director of MSC—Medical Services Company (a public company). Mr. Moloney received a B.A. in Accounting from Bentley College and holds a Professional Director Certification from the Corporate Directors Group.

Qualifications: Mr. Moloney provides almost 40 years of insurance industry and accounting experience, including having served as the chief financial officer of a public insurance company. He provides extensive knowledge of accounting and finance in regard to insurance products and industry trends.

James A. Parke, 66, former Vice Chairman and Chief Financial Officer of GE Capital Services and former Senior Vice President of General Electric Company. Director since May 2004.

Mr. Parke retired as Vice Chairman and Chief Financial Officer of GE Capital Services and a Senior Vice President at GE in December 2005. He had served in those positions since 2002. From 1989 to 2002 he was Senior Vice President and Chief Financial Officer at GE Capital Services and a Vice President of GE. Prior thereto, from 1981 to 1989 he held various management positions in several GE businesses. He also serves as a director of buildOn, a not-for-profit corporation. Mr. Parke received a B.A. in History, Political Science and Economics from Concordia College in Minnesota.

Qualifications: Mr. Parke offers extensive experience in the areas of finance, financial services and capital markets, gained in part through his 37 years of experience with GE and GE Capital, including having served as a former Vice Chairman and Chief Financial Officer of GE Capital, where he helped build GE’s financial and insurance businesses.

James S. Riepe, 68, former Vice Chairman of T. Rowe Price Group, Inc. Director since March 2006 and Lead Director since February 2009.

Mr. Riepe is a retired Vice Chairman and a Senior Advisor at T. Rowe Price Group, Inc. Mr. Riepe served as the Vice Chairman of T. Rowe Price Group, Inc. from 1997 until his retirement in December 2005. Prior to joining T. Rowe Price Group, Inc. in 1982, Mr. Riepe was an Executive Vice President of The Vanguard Group. Mr. Riepe serves as a director of The NASDAQ OMX Group, Inc. and LPL Investment Holdings, Inc. He is a member of the University of Pennsylvania’s Board of Trustees. Mr. Riepe previously served as a director of T. Rowe Price Group, Inc. (a public company) and 57 T. Rowe Price registered investment companies (mutual funds). Mr. Riepe received a B.S. in Industrial Management, an M.B.A. and an Honorary Doctor of Laws degree from the University of Pennsylvania.

Qualifications: Mr. Riepe brings to the Board significant expertise in finance and investments gained through his experiences as a senior executive in the investment management industry, including 23 years with T. Rowe Price.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF MR. ALESIO, MR. BOLINDER, MR. FRAIZER, MS. KARCH, MS. MEAD, MR. MOLONEY, MR. PARKE AND MR. RIEPE.

CORPORATE GOVERNANCE

Governance Principles

Our Governance Principles are published on Genworth’s website, as are our other corporate governance materials, including the charters adopted by the Board for each of our standing committees and any key practices adopted by the committees. To view these materials, go to www.genworth.com, click “Investors” and then click “Corporate Governance.” The Board regularly reviews corporate governance developments and may modify these principles, charters and key practices as warranted. Any modifications will be reflected in the documents on Genworth’s website.

Meeting Attendance

The Board held 11 meetings during 2011. During 2011, each of our directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). As set forth in the Governance Principles, directors are expected to attend the Annual Meeting. All of our directors serving at the time of our 2011 Annual Meeting of Stockholders attended the meeting.

Board Leadership Structure

Our Board of Directors functions in a collaborative fashion that emphasizes active participation and leadership by all of its members. With respect to the role of Chairman, our Board believes that one of its most important responsibilities is determining which director is most appropriate to serve in that role. The Board has determined that, by virtue of his tenure with and extensive knowledge of the company, Mr. Fraizer is the appropriate choice to serve as Chairman of the Board at this time. The Board believes that the combination of Mr. Fraizer as both Chairman and Chief Executive Officer (“CEO”), together with Mr. Riepe, the Lead Director selected from among and by the independent directors, is currently the appropriate leadership structure for the company. The Chairman and the Lead Director provide leadership to the Board as a whole in setting its strategic priorities. In his position as CEO, Mr. Fraizer has primary responsibility for the day-to-day operations of the company and, accordingly, is able to effectively communicate the Board’s strategic findings and guidance to management. In his position as Lead Director, Mr. Riepe presides at all meetings of independent directors, is available to work with the Chairman to discuss stockholder inquiries regarding the Board and exercises the other responsibilities described below. At this time, Mr. Fraizer is the sole member of the Board who is not independent. With a supermajority of independent directors, a strong committee structure, a Lead Director with well-defined responsibilities, and the fact that the Chairman/CEO does not serve on any Board committees, Genworth’s Board of Directors is comfortable with its existing leadership structure. Our Board reviews its leadership structure from time to time as appropriate.

As more fully set forth in our Governance Principles, available on our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Governance Principles” and finally click “Governance Principles” one more time), the Lead Director’s responsibilities and authority include:

•	presiding at all meetings of the Board when the Chairman of the Board is not present;

•	presiding at all meetings of the non-management and independent directors;

•	serving as a liaison between the CEO and the non-management and independent directors;

•	together with the Chairman of the Board, developing meeting agendas;

•	working with management to assure that meeting materials are fulfilling the needs of directors;

•	consulting on the meeting calendar and meeting schedules to assure there is sufficient time to discuss all agenda items;

•	periodically calling meetings of the non-management and independent directors, including at the request of such directors; and

•	working with the Chairman of the Board to respond to stockholder inquiries involving the Board.

Role of Board in the Oversight of Risk

Our Board of Directors recognizes that, although risk management is primarily the responsibility of Genworth’s management, the Board plays a critical role in the oversight of risk. As a financial services company, the very nature of our business involves the underwriting, management and assumption of risks on behalf of our customers. The Board believes it is an important part of its responsibilities to oversee the company’s overall risk assessment processes and management thereof. The Board as a whole discusses with management specific business risks as part of its regular reviews of the individual business units and also on a company-wide basis as part of its strategic reviews. The Board also utilizes its committees to oversee specific risks and receives regular reports from the committees on the areas of risk for which they have oversight. The Audit Committee has responsibility for oversight of risks associated with financial accounting and reporting, including the system of internal control. This oversight includes reviewing and discussing with management the company’s risk assessment process and management policies with respect to the company’s major financial risk exposures, including investments, and the procedures utilized by management to identify and mitigate the exposure to such risks. The Compensation Committee oversees the risks relating to compensation plans and programs, as well as management development and leadership succession in the company’s various business units. Our Nominating Committee is responsible for the oversight of risks relating to corporate governance. Our Legal and Public Affairs Committee oversees risks associated with litigation, legislative and regulatory changes and compliance policies and issues, as well as government relations and potential reputational risks. We believe that our risk oversight structure is also supported by our current Board leadership structure, with the Chairman of the Board and the Lead Director working together with our independent Audit Committee and our other standing committees.

Director Independence

Our Board currently consists of nine directors, eight of whom are independent (as defined by our Governance Principles and NYSE listing standards) and one of whom is our President and CEO. For a director to be independent, the Board must determine that the director does not have any direct or indirect material relationship with Genworth. The Board has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements of the NYSE. The independence guidelines are set forth in Section 4 of our Governance Principles, which are available on our website. In addition to applying these guidelines, the Board will consider all relevant facts and circumstances in making an independence determination. The Board has determined that Mr. Alesio, Mr. Bolinder, Ms. Karch, Ms. Mead, Mr. Moloney, Mr. Parke, and Mr. Riepe satisfy the NYSE’s independence requirements and Genworth’s independence guidelines. In addition, the Board has determined that Dr. Lavizzo-Mourey, who is currently serving on the Board but is not standing for re-election at the Annual Meeting, also satisfies the NYSE’s independence guidelines and Genworth’s independence guidelines. The Board also previously determined that J. Robert “Bob” Kerrey, who resigned from our Board effective March 14, 2012, satisfied the NYSE’s independence requirements and Genworth’s independence guidelines.

In addition to the independence guidelines discussed above, members of the Audit Committee also must satisfy additional independence requirements established by the SEC and the NYSE. Specifically, they may not accept, directly or indirectly, any consulting, advisory or other compensatory fee from Genworth or any of its subsidiaries other than their directors’ compensation and they may not be affiliated with Genworth or any of its subsidiaries. The Board has determined that all the members of the Audit Committee satisfy the relevant SEC and NYSE independence requirements.

Code of Business Conduct and Ethics

All of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller, must act ethically at all times and in accordance with the policies comprising our code of business conduct and ethics set forth in our Code of Ethics. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the CEO. Our Code of Ethics is published in the corporate governance section of our website. To view our Code of Ethics, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Code of Business Conduct & Ethics” and finally click “Genworth Code of Ethics.” Section 11 of our Governance Principles, which are available on our website, more fully addresses our Code of Ethics. Under our Governance Principles, the Board will not permit any waiver of any ethics policy for any director or executive officer. Within the time period required by the SEC and the NYSE, we will post on our website any amendment to our Code of Ethics.

BOARD OF DIRECTORS AND COMMITTEES

Board Composition

Our Board of Directors is composed of individuals with diverse experience at policy-making levels in business, government, education and technology in areas that are relevant to the company’s global activities. Each director was nominated on the basis of the unique set of qualifications and skills he or she brings to the Board, as well as how those qualifications and skills blend with those of the others on the Board as a whole. See the Election of Directors section for a description of each director nominee’s qualifications and skills.

As a group, apart from Mr. Fraizer, our board nominees include two former chief executive officers (Mr. Alesio and Mr. Bolinder), three former chief financial officers (Ms. Mead, Mr. Moloney and Mr. Parke), three directors with a background in insurance (Mr. Bolinder, Ms. Mead and Mr. Moloney), three with experience in mergers and acquisitions (Ms. Mead, Mr. Moloney and Mr. Parke), four with risk experience (Mr. Bolinder, Ms. Mead, Mr. Moloney and Mr. Parke), three with consumer marketing experience (Mr. Alesio, Ms. Karch and Mr. Riepe) and two with distribution experience (Mr. Alesio and Ms. Karch). The blend of our directors’ unique backgrounds ensures that issues facing the company are examined and addressed with the benefit of a broad array of perspectives and expertise.

Subject to the rights of the holders of any outstanding series of our preferred stock, our certificate of incorporation provides that the number of authorized directors of our company will be fixed from time to time by a resolution adopted by our Board of Directors, but will not be less than one nor more than 15. Our Governance Principles further state that the size of the Board should be in the range of seven to 15 directors. As discussed above, our Board of Directors has set the size of the Board of Directors at eight members, effective at the Annual Meeting, but continues to evaluate the optimal size for the Board and will continue to consider the addition of one or more independent directors to the Board.

Each director elected by the holders of our common stock will serve until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until the earlier of his or her death, resignation, disqualification or removal. The holders of common stock do not have cumulative voting rights in the election of directors.

Our Governance Principles provide that directors who serve as chief executive officers or in equivalent positions for other public companies should not serve on more than two other boards of public companies in addition to the Genworth Board and other directors should not serve on more than four other boards of public companies in addition to the Genworth Board.

Board Committees

The four standing committees of the Board are the Audit Committee, the Compensation Committee, the Nominating Committee and the Legal and Public Affairs Committee. These committees are described below. The Board has established written charters for each of its four standing committees. Our Board of Directors may also establish various other committees to assist it in carrying out its responsibilities.

The table below shows the current Board committee memberships and the number of meetings each committee held in 2011.

Director	Audit	Management Development and Compensation	Nominating and Corporate Governance	Legal and Public Affairs
Steven W. Alesio		X	X
William H. Bolinder			X	X
Michael D. Fraizer*
Nancy J. Karch		X	C
Risa J. Lavizzo-Mourey			X	X
Christine B. Mead	X			X
Thomas E. Moloney	X			C
James A. Parke	C	X
James S. Riepe+	X	C
Number of 2011 Meetings	13	8	5	5

* Mr. Fraizer, a non-independent director, does not serve on any standing committees of the Board.

+ Lead Director

C = Committee Chair

X = Committee Member

Audit Committee

The Audit Committee consists solely of “independent” directors as defined under the applicable rules of the NYSE and the SEC. In addition, the Board has determined that all four of the Audit Committee’s current members, Ms. Mead and Messrs. Moloney, Parke and Riepe, are “audit committee financial experts,” as defined by SEC rules.

As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Audit Committee” and finally click “Charter”), the Audit Committee is concerned primarily with the accuracy and effectiveness of the audits of our financial statements. The Audit Committee’s duties include:

•	selecting our independent registered public accounting firm and approving the terms of its engagement;

•	reviewing with management and our independent registered public accounting firm our annual audited financial statements, quarterly financial statements and certain other financial information;

•	discussing with management and our independent registered accounting firm any audit problems or difficulties and management’s response;

•

overseeing risks associated with financial accounting and reporting, including the system of internal control, which includes reviewing and discussing with management the company’s risk assessment process and management policies with respect to the company’s major financial risk exposure and the procedures utilized by management to identify and mitigate the exposure to such risks;

•	discussing with management the company’s overall investment portfolio and investment strategies;

•	reviewing our financial reporting and accounting standards and principles;

•	reviewing our internal system of financial controls and the results of internal audits;

•	obtaining and reviewing formal written reports from the independent registered public accounting firm regarding its internal quality-control procedures;

•	reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest, or adherence to standards of business conduct;

•	establishing procedures for the receipt, retention and treatment of complaints on accounting, internal accounting controls or auditing matters; and

•	establishing policies and procedures for the review and approval of all proposed transactions with “Related Persons,” as that term is defined in Section 11(b) of our Governance Principles.

The Audit Committee has determined that in view of the increased demands and responsibilities of the committee, its members generally should not serve on more than two additional audit committees of other public companies. The Audit Committee’s report appears on page 69 of this proxy statement.

Management Development and Compensation Committee

The Compensation Committee consists solely of “independent” directors under the applicable rules of the NYSE. As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Management Development and Compensation Committee” and finally click “Charter”), the Compensation Committee’s responsibilities include:

•	monitoring our management resources, structure, succession planning, development and selection process as well as the performance of senior executive officers;

•	reviewing and approving our executive compensation and incentive compensation plans; and

•	overseeing risks relating to management development and compensation programs.

Under its charter, the Compensation Committee has authority to delegate any of its responsibilities to subcommittees as the Compensation Committee may deem appropriate in its sole discretion. The Compensation Committee’s report appears on page 45 of this proxy statement. Additional information regarding the Compensation Committee’s processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis section below.

Nominating and Corporate Governance Committee

The Nominating Committee consists solely of “independent” directors under the applicable rules of the NYSE. As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Nominating and Corporate Governance Committee” and finally click “Charter”), the Nominating Committee’s responsibilities include:

•	selecting director nominees for our Board;

•	reviewing the Board’s committee structure and recommending committee members;

•	developing and annually reviewing our governance guidelines;

•	overseeing the annual self-evaluations of our Board and its committees;

•	overseeing risks related to corporate governance; and

•	reviewing annually director compensation and benefits.

The Nominating Committee makes recommendations to our Board of Directors of candidates for election to our Board, and our Board of Directors nominates director candidates and makes recommendations to our stockholders. This committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Leon E. Roday, Secretary, Genworth Financial, Inc., 6620 West Broad Street, Building #1, Richmond, Virginia 23230.

The Nominating Committee believes all director nominees should meet certain qualifications and possess certain qualities or skills that, when considered in light of the qualities and skills of the other director nominees, assist the Board in overseeing the company’s operations and developing and pursuing its strategic objectives. The Nominating Committee believes each director nominee should at a minimum:

•	possess the highest personal and professional ethics, integrity and values;

•	be committed to representing the long-term interests of the stockholders;

•	have an inquisitive and objective perspective, practical wisdom and mature judgment;

•	bring a distinct skill set of value to the Board and the company when viewed alone and in combination with other directors;

•	be willing and able to devote sufficient time to carrying out his or her duties and responsibilities effectively; and

•	be committed to serve on the Board for an extended period of time.

The Nominating Committee, as a matter of practice, takes diversity factors into account when considering potential director nominees. The company does not have a formal policy on Board diversity. The qualifications, qualities and skills required for directors are further set forth in Section 3 of Genworth’s Governance Principles, which are available on our website.

In addition to considering candidates suggested by stockholders, the Nominating Committee considers potential candidates recommended by current directors, company officers, employees and others. We have also engaged an outside search firm to assist us in identifying and evaluating potential director candidates. The Nominating Committee considers all potential candidates regardless of the source of the recommendation and determines whether potential candidates meet our qualifications, qualities and skills for directors. Where there is an interest in a particular candidate, the Nominating Committee’s review is multi-faceted and typically includes a review of written materials regarding the candidate, due diligence performed internally and externally, a review of a completed candidate questionnaire and one or more interviews with members of the Nominating Committee.

Legal and Public Affairs Committee

The principal purpose of the Legal and Public Affairs Committee is to assist the Board in its oversight responsibilities relating to our practices and positions on corporate legal, regulatory and legislative issues, compliance and consumer policies and corporate citizenship initiatives that affect our stockholders, employees and customers. As more fully set forth in its charter, which can be found in the corporate governance section of our website (to view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Legal and Public Affairs Committee” and finally click “Charter”), the Legal and Public Affairs Committee’s responsibilities include:

•	advising on our policy on legislative and regulatory matters, including key public policy positions;

•	receiving reports regarding pending litigation or disputes and investigations/regulatory matters involving Genworth;

•	reviewing periodically the nature and amount of our political contributions and the operations of our political action committee;

•	reviewing periodically and overseeing our compliance processes and policies;

•

considering our policies and practices and making recommendations on matters of corporate citizenship, including philanthropic programs and financial and other support of charitable, educational and cultural organizations; and

•	overseeing risks associated with litigation, legislative and regulatory changes and compliance policies and issues, as well as governmental relations and potential reputational risks.

Meetings of Non-Management and Independent Directors

Our independent directors met without management present at each regularly scheduled Board meeting during 2011. Our Governance Principles provide that the non-management directors will meet without management present at each regularly scheduled Board meeting. Michael D. Fraizer, our President and CEO, is currently the only employee of the company who serves on our Board. In addition, our Governance Principles provide that if the non-management directors include individuals who are not independent directors (whose independence is determined in accordance with the NYSE listing standards and our Governance Principles), then the independent directors on our Board will separately meet at least one time each year without the presence of non-independent directors. The Board has determined that all of our current non-management directors are also independent directors. Our Governance Principles provide that the Lead Director, currently Mr. Riepe, will preside at the meetings of the non-management directors and the independent directors. The non-management and independent directors may meet without management present at such other times as determined by the Lead Director or at the request of the non-management or independent directors.

Compensation of Directors

The Nominating Committee has the responsibility for reviewing and recommending to the Board compensation and benefits for “non-management directors.” Non-management directors are those directors who are not executive officers of Genworth or its affiliates. Accordingly, all directors, other than Mr. Fraizer, are regarded as non-management directors. Mr. Fraizer does not receive any compensation for serving as a director.

The company’s compensation and benefits for non-management directors are as follows:

•

Annual Retainer. Each non-management director is paid an annual retainer, payable in quarterly installments following the end of each quarter of service. In 2011, the amount of the annual retainer was $190,000. Of this amount, 40% of the annual retainer is paid in cash and 60% is paid in deferred stock units (“DSUs”). Instead of receiving a cash payment, non-management directors may elect to have 100% of their annual retainer paid in DSUs, provided, however, that no more than 25,000 DSUs may be granted to any non-management director in any one calendar year pursuant to the terms of the 2004 Genworth Financial, Inc. Omnibus Incentive Plan under which the DSUs are awarded. To the extent this limit would be exceeded, the remainder of a director’s annual retainer will be paid in cash.

•

Deferred Stock Units. Each DSU awarded to non-management directors represents the right to receive one share of our common stock in the future. DSUs are granted at the end of each quarter of service and are credited to a notional account maintained by us in the recipient’s name. The number of DSUs granted is determined by dividing the DSU value to be delivered by the fair market value of our common stock on the date of grant. DSUs accumulate regular quarterly dividends which are reinvested in additional DSUs. The DSUs will be paid out beginning one year after the director leaves the Board in a single payment or in payments over ten years, at the election of the director, or, if earlier, upon the death of the director.

•	Fees for Lead Director. As additional compensation for service as Lead Director, the Lead Director receives an annual cash retainer of $20,000.

•

Fees for Committee Chairs. As additional compensation for service as chairperson, the chairperson of the Audit Committee receives an annual cash retainer of $15,000. Each other standing committee chairperson receives an annual cash retainer of $10,000.

•

Matching Gift Program. The company offers a matching gift program that provides for the matching of employee and director charitable contributions pursuant to the contribution guidelines established by the Genworth Foundation. Each non-management director is eligible for the matching of charitable contributions on a dollar-for-dollar basis, up to a maximum matching contribution of $15,000 during any calendar year.

•

Reimbursement of Certain Expenses. Non-management directors are reimbursed for travel expenses to attend Board and committee meetings and to attend director education seminars, in accordance with policies approved from time to time.

Amounts payable to non-management directors are prorated for partial years of service.

Pursuant to its charter, the Nominating Committee conducts an annual review of non-management director compensation and benefits and recommends any changes to the Board of Directors for the Board’s consideration. As part of its 2011 review, the Nominating Committee engaged Steven Hall & Partners, LLC to provide competitive market data and advice regarding outside director compensation. Based on this review, the Nominating Committee did not recommend any changes to the company’s non-management director compensation and benefits program.

The following table sets forth information concerning compensation paid or accrued by us in 2011 to our non-management directors.

2011 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven W. Alesio	76,000	114,000	15,000	205,000
William H. Bolinder	76,000	114,000	15,000	205,000
Nancy J. Karch	86,000	114,000	15,000	215,000
J. Robert Kerrey	10,000	190,000	12,500	212,500
Risa J. Lavizzo-Mourey	—	190,000	5,000	195,000
Christine B. Mead	76,000	114,000	15,000	205,000
Thomas E. Moloney	76,000	114,000	15,000	205,000
James A. Parke	15,000	190,000	15,000	220,000
James S. Riepe	106,000	114,000	15,000	235,000

(1)	Amounts reflect the portion of the annual retainer (described above) that was paid in cash. Mr. Kerrey, Dr. Lavizzo-Mourey and Mr. Parke elected to receive $76,000 in the form of DSUs in lieu of cash. Amounts also reflect applicable committee chair fees and lead director fees.

(2)	Amounts reflect the grant date fair value of DSUs received in payment of the annual retainer (including any DSUs received in lieu of the cash portion of the annual retainer). The following table shows for each non-management director the total number of DSUs held as of December 31, 2011 (rounded down to the nearest whole share):

Name	Total Number of DSUs Held as of December 31, 2011
Steven W. Alesio	21,121
William H. Bolinder	16,557
Nancy J. Karch	65,691
J. Robert Kerrey	104,645
Risa J. Lavizzo-Mourey	85,317
Christine B. Mead	24,301
Thomas E. Moloney	24,301
James A. Parke	93,387
James S. Riepe	64,568

(3)	Amounts reflect company charitable match contributions.

Director Stock Ownership Policy

To help promote the alignment of the personal interests of the company’s directors with the interests of our stockholders, we have established a stock ownership policy for all non-management directors. Each non-management director is expected to hold at least $300,000 worth of Genworth common stock and/or DSUs while serving as a director of Genworth. This constitutes almost four times the portion of the annual retainer that is paid to a non-management director in cash (unless the director elects to receive DSUs rather than cash). Each non-management director has seven years from the date he or she becomes a non-management director to attain this ownership threshold. The DSUs held by the non-management directors settle in shares of common stock beginning one year after the director leaves the Board in a single payment or in payments over ten years, at the election of the director, or earlier upon the death of the director.

The following table shows the stock ownership as of March 21, 2012 of our non-management directors, the percentage of the ownership threshold that they have reached, and the portion of the seven-year period that has elapsed in which the non-management director must attain enough stock to satisfy his or her ownership guideline. The value of each non-management director’s stock ownership is based on the closing price of our common stock on March 21, 2012.

Director	Number of Shares/DSUs Held (#)	Value as of March 21, 2012 ($)	Stock Ownership Guideline ($)	Stock Held as % of Guideline	% of Time Elapsed to Attain Guideline
Steven W. Alesio	71,121	631,554	300,000	211	29
William H. Bolinder	16,557	147,026	300,000	49	21
Nancy J. Karch	70,166	623,074	300,000	208	91
Risa J. Lavizzo-Mourey	98,317	873,055	300,000	291	62
Christine B. Mead	27,301	242,433	300,000	81	35
Thomas E. Moloney	26,301	233,553	300,000	78	35
James A. Parke	343,387	3,049,277	300,000	1,016	84
James S. Riepe	87,568	777,604	300,000	259	86

INFORMATION RELATING TO DIRECTORS, DIRECTOR NOMINEES, EXECUTIVE OFFICERS AND SIGNIFICANT STOCKHOLDERS

Ownership of Genworth Common Stock

The following table sets forth information as of March 21, 2012, regarding the beneficial ownership of our common stock by:

•

all persons (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act) known by us to own beneficially more than 5% of any class of our common stock (based on the most recently available information filed with the SEC);

•	the named executive officers included in the 2011 Summary Compensation Table below;

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated in the footnotes to the table, each of the directors and executive officers possesses sole voting and investment power with respect to all shares set forth opposite his or her name. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock issuable upon the exercise of stock options or stock appreciation rights (“SARs”) or upon the conversion of restricted stock units (“RSUs”) held by that person that are currently exercisable or convertible, or are exercisable or convertible within 60 days of March 21, 2012, are deemed to be issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing percentage ownership of any other stockholder. As of March 21, 2012, there were 491,475,307 shares of common stock outstanding and no shares of any other class of voting securities outstanding.

The address of each director and executive officer listed below is c/o Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage
NWQ Investment Management Company, LLC (1)	37,223,215	7.6%
Dodge & Cox (2)	36,992,236	7.5%
Highfields Capital Management LP (3)	30,710,442	6.3%
Capital Research Global Investors (4)	27,226,070	5.5%
FMR LLC (5)	26,672,786	5.4%
The Vanguard Group, Inc. (6)	25,323,440	5.2%
Michael D. Fraizer (7)	1,238,547	*
Martin P. Klein (8)	7,500	*
Patrick B. Kelleher (9)	104,879	*
Ronald P. Joelson (10)	88,312	*
Leon E. Roday (11)	147,172	*
Kevin D. Schneider (12)	137,492	*
Steven W. Alesio	50,000	*
William H. Bolinder	—	—
Nancy J. Karch	4,475	*
Risa J. Lavizzo-Mourey	13,000	*
Christine B. Mead	3,000	*
Thomas E. Moloney	2,000	*
James A. Parke	250,000	*
James S. Riepe	23,000	*
All directors and executive officers as a group (19 persons) (13)	2,421,191	*

*	Less than 1%.
(1)	Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 14, 2012 by NWQ Investment Management Company, LLC (“NWQ”). NWQ reported that it has sole power to vote or direct the vote of 27,777,457 shares and sole power to dispose or to direct the disposition of 37,223,215 shares. NWQ reported that such securities are beneficially owned by its clients, which clients may include investment companies registered under the Investment Company Act of 1940 and/or employee benefit plans, pensions, charitable funds or other institutional and high net worth clients. The address for NWQ is 2049 Century Park East, 16th Floor, Los Angeles, California 90067.
(2)	Information obtained solely by reference to the Schedule 13G filed with the SEC on February 10, 2012 by Dodge & Cox. Dodge & Cox reported that it has sole power to vote or direct the vote of 35,098,336 shares that it beneficially owns and that it has sole power to dispose or to direct the disposition of 36,992,236 shares. Dodge & Cox further reported that it is an Investment Advisor registered under Section 203 of the Investment Advisors Act of 1940 and that the clients of Dodge & Cox, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or power to direct the receipt of dividends from, and the proceeds from the sale of, our common stock. The address for Dodge & Cox is 555 California Street, 40th Floor, San Francisco, CA 94104.
(3)

Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 14, 2012 by Highfields Capital Management LP (“Highfields Capital Management”), the investment manager to each of Highfields Capital I LP (“Highfields I”), Highfields Capital II LP (“Highfields II”), and Highfields Capital III L.P. (“Highfields III”). Highfields GP LLC (“Highfields GP”) is the general partner of Highfields Capital Management. Highfields Associates LLC (“Highfields Associates”) is the general partner of each of Highfields I, Highfields II and Highfields III. Each of Highfields Capital Management, Highfields GP,

Highfields Associates, Highfields I, Highfields II and Highfields III disclaims beneficial ownership of any securities owned beneficially or of record by any person or persons other than itself. Jonathon S. Jacobson is a Managing Member of Highfields GP and a Senior Managing Member of Highfields Associates. Mr. Jacobson may be deemed to have voting and dispositive power with respect to all of the shares of common stock held by Highfields I, Highfields II and Highfields III. Mr. Jacobson disclaims beneficial ownership of any securities owned beneficially or of record by any other person or persons. The address of Mr. Jacobson, Highfields Capital Management, Highfields GP, Highfields Associates, Highfields I and Highfields II is c/o Highfields Capital Management, LP, John Hancock Tower, 200 Clarendon Street, 59th Floor, Boston, Massachusetts 02116. The address of Highfields III is c/o Goldman Sachs (Cayman) Trust, Limited, Suite 3307, Gardenia Court, 45 Market Street, Camana Bay, P.O. Box 896, Grand Cayman KY1-1103, Cayman Islands.
(4)	Information obtained solely by reference to the Schedule 13G filed with the SEC on February 13, 2012 by Capital Research Global Investors (“CRMC”). CRMC reported that it has sole power to vote or direct the vote of 27,226,070 shares that it beneficially owns and that it has sole power to dispose or to direct the disposition of 27,226,070 shares. CRMC further reported that it is the beneficial owner of the 27,226,070 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The address for CRMC is 333 South Hope Street, Los Angeles, California 90071.
(5)	Information obtained solely by reference to the Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC (“FMR”). FMR reported that it has sole power to vote or direct the vote of 162,994 shares that it beneficially owns and that it has sole power to dispose or to direct the disposition of 26,672,786 shares. FMR further reported that various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock and that no one person’s interest is more than 5% of our total outstanding common stock. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Advisers Act of 1940 (“Investment Advisers Act”), is the beneficial owner of 26,509,792 shares as a result of acting as investment adviser to various investment companies (the “Funds”). Edward C. Johnson 3d (Chairman of FMR) and FMR, through its control of Fidelity, and the Funds each has sole power to dispose of all 26,509,792 shares owned by the Funds. Members of the family of Edward C. Johnson 3d are the predominant owners, directly or through trusts, of Series B common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders of FMR have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Board of Trustees of the Funds. Fidelity Management Trust Company (“FMTC”), a wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934 (“Exchange Act”), is the beneficial owner of 157,974 shares as a result of its serving as investment manager of the institutional accounts. Edward C. Johnson 3d and FMR, through its control of FMTC, each has sole dispositive power over all 157,974 shares and sole power to vote or to direct the voting of all 157,974 shares owned by institutional accounts as reported above. Strategic Advisers, Inc. (“Strategic Advisers”), a wholly-owned subsidiary of FMR and an investment adviser registered under the Investment Advisers Act, provides investment advisory services to individuals. As such, FMR’s beneficial ownership includes 3,103 shares of the company, beneficially owned through Strategic Advisers. Pyramis Global Advisors Trust Company (“Pyramis”), an indirect wholly-owned subsidiary of FMR and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 1,917 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR, through its control of Pyramis, each has sole dispositive power over all 1,917 shares and sole power to vote or to direct the voting of all 1,917 shares owned by the institutional accounts managed by Pyramis as reported above. The address for FMR is 82 Devonshire St., Boston, Massachusetts, 02109.
(6)

Information obtained solely by reference to the Schedule 13G filed with the SEC on February 10, 2012 by The Vanguard Group, Inc. (“Vanguard”). Vanguard reported that it has sole power to vote or direct the vote of 677,189 shares that it beneficially owns, and that it has sole power to dispose or to direct the disposition of 24,646,251 shares and has shared power to dispose or to direct the disposition of 677,189 shares. Vanguard further reported that Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 677,189 shares or 0.13% of the our common stock as a result of its serving as investment manager of collective trust accounts. The address for Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(7)	Includes (a) 93,911 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 21, 2012 and (b) 341,891 shares of common stock issuable upon the exercise of 3,910,618 SARs that are vested or will vest within 60 days of March 21, 2012 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of our common stock on March 21, 2012 over the base price of the SARs). Also includes 28,458 shares that Mr. Fraizer contributed to a grantor retained annuity trust (“GRAT”) in August 2010 and 60,000 shares that Mr. Fraizer contributed to a GRAT in February 2012.
(8)	Includes 7,500 shares of common stock issuable upon the conversion of RSUs that are vested or will vest within 60 days of March 21, 2012.
(9)	Includes 78,830 shares of common stock issuable upon the exercise of 430,527 SARs that are vested or will vest within 60 days of March 21, 2012 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of our common stock on March 21, 2012 over the base price of the SARs).
(10)	Includes 44,979 shares of common stock issuable upon the exercise of 192,667 SARs that are vested or will vest within 60 days of March 21, 2012 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of our common stock on March 21, 2012 over the base price of the SARs).
(11)	Includes (a) 46,644 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 21, 2012 and (b) 44,320 shares of common stock issuable upon the exercise of 386,587 SARs that are vested or will vest within 60 days of March 21, 2012 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of our common stock on March 21, 2012 over the base price of the SARs). Also includes 20 shares held by trusts for children and 14,413 shares that Mr. Roday contributed to a GRAT in September 2010.
(12)	Includes (a) 71,397 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 21, 2012 and (b) 25,459 shares of common stock issuable upon the exercise of 181,417 SARs that are vested or will vest within 60 days of March 21, 2012 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of our common stock on March 21, 2012 over the base price of the SARs).
(13)	Includes (a) 314,241 shares of common stock issuable upon the exercise of stock options that are vested or will vest within 60 days of March 21, 2012, (b) 695,855 shares of common stock issuable upon the exercise of 5,671,868 SARs that are vested or will vest within 60 days of March 21, 2012 (the number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of our common stock on March 21, 2012 over the base price of the SARs) and (c) 9,166 shares of common stock issuable upon conversion of RSUs that are vested or will vest within 60 days of March 21, 2012.

Ownership of Genworth Canada Common Shares

In July 2009, Genworth MI Canada Inc. (“Genworth Canada”), our indirect subsidiary, completed the initial public offering of its common shares. Following completion of Genworth Canada’s initial public offering, we beneficially own 57.5% of the common shares of Genworth Canada. The following table sets forth information as of March 21, 2012, regarding the beneficial ownership of the common shares of Genworth Canada by:

•	the named executive officers included in the 2011 Summary Compensation Table below;

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Directors and executive officers possess sole voting and investment power with respect to all shares set forth by their name. As of March 21, 2012, there were 98,666,796 common shares of Genworth Canada outstanding and no shares of any other class of voting securities outstanding.

Beneficial Ownership
Name of Beneficial Owner	Number of Shares	Percentage
Michael D. Fraizer	6,040	*
Patrick B. Kelleher	1,208	*
Martin P. Klein	—	—
Ronald P. Joelson	604	*
Kevin D. Schneider	—	—
Leon E. Roday	3,020
Steven W. Alesio	—	—
William H. Bolinder	—	—
Nancy J. Karch	—	—
Risa J. Lavizzo-Mourey	—	—
Christine B. Mead	—	—
Thomas E. Moloney	—	—
James A. Parke	—	—
James S. Riepe	—	—
All directors and executive officers as a group (19 persons)	18,848	*

*	Less than 1%.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and analysis of our compensation programs and policies, including the material compensation decisions made under the programs with respect to the following executive officers, whom we refer to as our “named executive officers” or “NEOs:”

•	Michael D. Fraizer, Chairman of the Board, President and Chief Executive Officer;

•	Martin P. Klein, Senior Vice President––Chief Financial Officer (“CFO”), who joined the company in April 2011 and has served as our CFO since May 2011;

•	Patrick B. Kelleher, Executive Vice President––Genworth, with responsibility for our Insurance and Wealth Management Division, who also served as CFO until May 2011;

•	Ronald P. Joelson, Senior Vice President––Chief Investment Officer;

•	Leon E. Roday, Senior Vice President, General Counsel and Secretary; and

•	Kevin D. Schneider, Senior Vice President––Genworth, with responsibility for our U.S. Mortgage Insurance segment.

Executive Summary

Key compensation decisions and developments in 2011 and 2012 are summarized below, followed by a discussion of the background and rationale for these actions. We also provide an analysis of our performance over the last several years and the alignment of executive compensation with such performance, with a particular focus on CEO compensation.

2011 Key Compensation Decisions and Developments

•	Paid our CEO an annual incentive award for performance in 2011 at 33% of his target, and paid below target annual incentive awards to each of our other named executive officers.

•	Paid awards under our 2010-2011 mid-term incentive that ranged from zero to 14.4% of target for our named executive officers.

•

Implemented a 2011-2013 mid-term incentive plan that rewards rebuilding stockholder value through increased return on equity and narrowing the gap between our stock price and book value per share over that 3-year period.

•

Made regular annual equity grants to our named executive officers consisting solely of SARs (which, like stock options, only deliver value when the stock price increases above the price on the date of grant), that include a limit on the maximum share value upon exercise in order to reduce the grant date fair value expense to the company (“Capped SARs”).

•

Closed our 2005 Change of Control Plan to new participants and adopted a 2011 Change of Control Plan, which does not include any excise tax gross-up provisions for any participants including Mr. Klein, our new CFO.

•	Adopted clawback and anti-hedging policies for our executive officers.

2012 Key Decisions and Developments

•

As part of our total mid- and long-term incentive approach, the Compensation Committee decided not to implement a new mid-term incentive plan for the 2012-2014 performance cycle. Instead, the Compensation Committee replaced the mid-term incentive with grants of Capped SARs to our named executive officers, designed to provide meaningful long-term incentives that reward only stock price appreciation.

•

We adopted, subject to stockholder approval, a 2012 Genworth Financial, Inc. Omnibus Incentive Plan that will enable us to continue to make stock-based and other incentive awards to our employees and non-employee directors.

2011 Performance Summary

For Genworth, 2011 was a year of repositioning actions targeted at strengthening the company’s balance sheet in anticipation of a continued uncertain environment, and developing a foundation for improved stockholder value. At business portfolio and product line levels, we took important steps to improve our focus around leadership positions, strengthen risk buffers and capital generation, and support future redeployment of capital. Actions completed or that we continue to pursue include the planned minority initial public offering (“IPO”) of our Australian mortgage insurance business, shifting new business mix and volumes, selling or exiting non-strategic lines and blocks of business, further streamlining our cost base, and adding to our holding company capital flexibility.1

The company reported net operating income2 of $214 million for 2011, or $0.44 per basic share, compared with a net operating income of $126 million, or $0.26 per basic share, in 2010. Although these results represent year-over-year improvement, we fell short of our goals for company net operating income, net operating earnings per basic share (“Net Operating EPS”)3 and operating return on equity (“ROE”)4 in 2011. The shortfall for 2011 was caused largely by the challenging U.S. housing and employment markets, which negatively impacted our U.S. Mortgage Insurance segment. We did make progress in repositioning our business portfolio for improved performance, continuing to strengthen our investment portfolio, and increasing risk buffers and financial flexibility. Our holding company ended 2011 with approximately $950 million of cash and liquid securities, which exceeded our buffer target of maintaining cash balances of at least two times our holding company’s annual debt service expense.

In our Insurance and Wealth Management Division, we delivered improved net operating income and ROE through our International Protection, Wealth Management and U.S. Life Insurance segments. We generally met our net operating income and ROE goals in our U.S. Life Insurance segment due to improved performance in life and long-term care insurance. We completed various product re-pricing actions to improve margins and adjust for the low interest rate environment, introduced a new generation of long-term care insurance products, expanded the use of reinsurance to manage capital, and generated $265 million in dividends to the holding company. We also made strategic decisions to exit the variable annuity lines, sold our Medicare supplement insurance business, and entered into an agreement to sell our tax and accounting advisor unit (expected to close in the first half of 2012).

In our Mortgage Insurance Division, prolonged depressed housing market and economic conditions resulted in losses in our U.S. Mortgage Insurance segment that exceeded forecasts and affected the overall financial results for the division and the company. We developed capital strategies that allowed for the prudent writing of

[1]	Beginning in the fourth quarter of 2011, the company changed its operating business segments to better align its businesses. Under the new structure, we operate through three divisions: Insurance and Wealth Management (including the U.S. Life Insurance, International Protection, which includes the lifestyle protection insurance business, and Wealth Management segments); Mortgage Insurance (including the International Mortgage Insurance and U.S. Mortgage Insurance segments); and Corporate and Runoff (including the Runoff segment and Corporate and Other activities).
[2]	“Net operating income (loss)” equals income (loss) from continuing operations excluding net income attributable to noncontrolling interests, after-tax net investment gains (losses) and infrequent or unusual non-operating items.
[3]	“Net operating EPS” equals net operating income divided by the weighted-average basic shares outstanding.
[4]	“Operating return on equity” equals net operating income (loss) divided by our average ending stockholders’ equity, excluding accumulated other comprehensive income (loss) in our average ending stockholders’ equity, for the most recent five quarters. All references in this proxy statement to “ROE” refer to operating return on equity.

new business and generation of new capital. Separately, we exceeded expectations with respect to loss mitigation savings and profitability of new insurance written after mid-2008. Financial results in our International Mortgage Insurance segment were below expectations, particularly due to increased loss levels in Australia and Ireland, along with higher interest expense and slowing origination markets. We ended the year with strong capital positions and generated dividends of $213 million to the holding company from that segment. We also announced our intention to pursue an IPO of up to 40% of our Australian mortgage insurance business, which will rebalance company exposure to housing risk, support future growth opportunities for that business by providing expanded access to the capital markets, and support capital deployment opportunities.

Impact of Performance on 2011 Compensation

We believe that, in the aggregate, our compensation program for our NEOs has yielded an appropriate pay-for-performance relationship for 2011 and over a longer time horizon. As described above, the company’s performance in 2011 was below targeted levels, and as a result annual cash incentive compensation in 2011 was below target for our named executive officers. Similarly, our mid- and long-term incentives, which are tied to company and stock price performance over a longer period, have yielded limited value based on the company’s failure to fully achieve those performance targets and our stock price performance. When considered together, our 2011 compensation programs demonstrate a strong pay-for-performance alignment between our named executive officers and stockholder interests.

We emphasize the importance of the Compensation Committee’s judgment of performance against financial and non-financial objectives in our annual incentive program, rather than a pure formula-based approach. This supports a more effective incentive and reward structure for executives during a time when substantial variables persist regarding external market volatility, shifting global regulatory and capital requirements, and strategic alternatives under review by the Board and management. As described in more detail below, for 2011, Mr. Fraizer was awarded an annual incentive at 33% of his target, which reflects a decrease over the prior year. This award was made considering his leadership to strategically reposition the company for improved stockholder value, manage risks in an uncertain environment, maintain sound international performance and support the transition of the U.S. life companies. This award was significantly below target given total company net operating income, net operating EPS and ROE performance was below expectations relative to goals established at the outset of 2011. The Compensation Committee also considered the company’s stock price performance in addition to strategic steps taken to rebuild mid- to long-term stockholder value. Other named executive officers were each awarded below target annual incentives, with the amount for each named executive officer differing based on the Compensation Committee’s judgment of financial and non-financial performance of each individual and the organizations they are responsible for relative to goals established at the outset of 2011.

Pursuant to our 2010-2011 mid-term incentive, we made payouts ranging from zero to 14.4% of target to our named executive officers. The 2010-2011 mid-term incentive, established in early 2010, was intended to reward performance across several independently weighted financial metrics, including total company goals and segment-specific goals. Performance in our U.S. Mortgage Insurance segment, as well as total company performance, was below threshold levels, thus earning no payouts for those weighted portions. Below-target payouts were earned by some named executive officers relating to above threshold levels of performance in our other operating segments. For more information, see the Mid-Term & Other Long-Term Incentives section below.

New mid- and long-term incentives awarded in 2011 were intended to align executive’s interests with future rebuilding of mid- to long-term stockholder value. Annual long-term equity grants made to named executive officers in February 2011 consisted solely of Capped SARs, which deliver value only to the extent company stock price increases from the grant date. Additionally, our 2011-2013 mid-term incentive, established in early 2011, will reward company achievement of effective annual ROE growth and improvement in the company’s book value multiple over that three-year performance period (see the Mid-Term & Other Long-Term Incentives section below). Together, these new grants in 2011 ensure significant alignment of named executive officers’ interests with rebuilding mid-to long-term stockholder value and stock price growth particularly.

Evaluating Our Performance and Pay Relationship over Time

The results of our compensation programs over time also demonstrate a strong pay-for-performance relationship. The following information is intended to summarize those results over the past five years, and to illustrate such alignment with particular focus on CEO compensation. Our financial results for the past few years, particularly in terms of net operating income and stock price performance, have been disappointing, reflecting in large part underperformance of our U.S. Mortgage Insurance segment as well as impacts from the global financial crisis. Accordingly, our compensation programs have yielded the following results that demonstrate pay has been aligned with company performance below expectations:

•

All of our NEOs have been awarded “below target” annual incentives for 2007 through 2011 performance years, with the exception of Mr. Kelleher in 2009.[5] This includes 2007, when our net operating income was at its historically highest level, but performance was below expectations that year, and thus rewards were significantly below target. This also includes 2008, when our CEO and our segment leaders were not paid any annual incentive, reflecting performance that was below threshold expectations.

•

Regular annual long-term equity grants to our CEO from 2005 through 2011 have consisted solely of SARs, and have consisted solely of SARs for our other named executive officers from 2009 through 2011.[6] SARs only deliver value when the stock price increases above the price on the date of grant.

•

Our mid-term incentive program, a significant element of our total compensation opportunity, has yielded limited payouts for performance from 2007 through 2011. Our 2007-2009 mid-term incentive of performance stock units was forfeited in its entirety due to below threshold performance, and our 2010-2011 mid-term incentive resulted in payouts between zero and 14.4% of target for our named executive officers. There were no other mid-term incentives eligible for payout during that time period.

•

As noted in the Stock Ownership Guidelines and Net Hold Policy section below, our CEO owns or has a beneficial interest in a substantial number of shares of our stock. That ownership, together with stock owned and outstanding stock-based incentives held by our other named executive officers, creates a substantial incentive for the named executive officers to drive future stock price growth.

Specifically with respect to CEO compensation, the CEO Incentive Pay For 2007-2011 Performance Years table below summarizes the five-year average annual compensation earned through our annual incentive and mid-term incentive programs over the five-year period from 2007 through 2011. The incentives paid below should be considered relative to company financial performance over that same period. The results of our compensation programs demonstrate a clear alignment of CEO pay with company performance over this time. As the company’s performance has not reached targeted levels during recent years, our compensation program has delivered annual and mid-term cash compensation that is below target levels. We did not include the grant-date fair value of SARs granted to Mr. Fraizer during this time period in the below table, as we consider those grants to be incentives for future company performance and long-term stock price appreciation. The SARs vest over a period of years and have a ten-year term, thus maintaining significant incentives for building long-term stockholder value.

[5]	Mr. Kelleher received an above-target annual incentive award for 2009 (111% of his target incentive for that year), when he demonstrated exceptional leadership and individual performance as our CFO during that period of global economic crisis.
[6]	We have made limited special awards of RSUs to Mr. Joelson in 2010 and in connection with Mr. Klein’s offer of employment in 2011, which were separate from our regular annual equity grant program.

CEO Incentive Pay For 2007-2011 Performance Years

(Dollar amounts in thousands)	5-Year Average Annual Target	5-Year Average Amount Earned	5-Year Average Amount Earned As % Of Target
Annual Incentive (1)	$2,250	$970	43.1%
Mid-Term Incentive (2)	$1,340	$49	3.7%

Total Annual + Mid-Term	$3,590	$1,019	28.4%

(1)	Mr. Fraizer’s annual incentive target is 200% of his annual base salary. However, due to the reduced earnings expectations at the outset of 2009 and 2010, the compensation committee determined that “meeting” expectations for goals related to those performance years would result in annual incentive awards of 75% and 90%, respectively, of target.
(2)	Target value of mid-term incentives include the grant-date fair value of our 2007-2009 mid-term incentive, which was awarded in performance stock units in early 2007, and the target value of our 2010-2011 mid-term incentive, which was denominated in cash. Amounts earned represent payout of our 2010-2011 mid-term incentive, as reported in the 2011 Summary Compensation Table below. Our 2007-2009 mid-term incentive was forfeited in entirety due to performance below threshold levels, and there were no other mid-term incentives eligible for payout during this period.

Consideration of Last Year’s Advisory Stockholder Vote on Executive Compensation

At the 2011 Annual Meeting of Stockholders on May 18, 2011 (the “2011 Annual Meeting”), over 94% of the shares voted were voted to approve the compensation of the company’s named executive officers, as discussed and disclosed in the 2011 proxy statement. The Board and the Compensation Committee appreciate and value the views of our stockholders. In considering the results of this advisory vote on executive compensation, the Compensation Committee concluded that the company’s overall pay practices and the compensation paid to our named executive officers relative to the company’s performance enjoy strong stockholder support.

In light of this support, the Compensation Committee has determined to retain its general approach to executive compensation and does not intend to make significant changes to our executive compensation program for 2012. Going forward, future advisory votes on executive compensation will serve as an additional tool to guide the Compensation Committee in evaluating the alignment of the company’s executive compensation program with the interests of the company and its stockholders.

Also at the 2011 Annual Meeting, our stockholders expressed a preference that advisory votes on executive compensation occur once every year. Consistent with this preference, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder advisory votes on the compensation of executive officers, which is scheduled to occur no later than the 2017 Annual Meeting of Stockholders.

Governance and Principles Underlying Our Compensation Programs

Our objective in compensating executive officers is to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. With this objective in mind, the following principles guide our compensation program design and individual compensation decisions. Additionally, we have highlighted below key elements of our compensation program or policies that illustrate how we support these principles in practice:

Our Guiding Principles	Examples of Programs or Policies That Support Our Principles
Compensation should be primarily performance-based and align executive officer incentives with stockholder interests across multiple timeframes.	• Annual incentive (short-term performance-based award) • Annual equity grants (long-term stock alignment) • Other mid- to long-term incentives (periodic cash or stock-based incentive)
At risk pay should reflect an executive officer’s impact on company performance.

•    Higher incentive target opportunities, as well as greater stock appreciation alignment through grants of SARs to our CEO versus other named executive officers

•    Stock ownership guidelines higher for CEO (7x salary) than for Executive Vice Presidents (3x) and Senior Vice Presidents (2x)

Total compensation opportunities should be competitive within the relevant marketplace.	• Our benchmarking approach described below • Reductions made over time to our retirement benefits, as described under Our Other Compensation and Benefits Programs
Our compensation structure should remain flexible and allow for the exercise of discretion, where appropriate.

•    Our annual incentive approach incorporates discretion to exercise judgment and is not solely formulaic

•    Our clawback policy gives the Compensation Committee discretion to determine when a clawback is appropriate, and what compensation would be subject to recoupment

Plan designs and incentives should support appropriate risk management practices.

•    Clawback policy and anti-hedging policy

•    Grants of Capped SARs have a maximum appreciation value, are settled in stock and subject to a nine-month net hold requirement

•    Our executive officers are subject to stock ownership guidelines to ensure significant personal assets are aligned with long-term stockholder interests

Our Annual Compensation Program

Our annual compensation program for executive officers consists of the following key elements: base salary, annual incentive, mid- to long-term incentives and annual long-term equity grants. Additionally, we provide certain other benefits to our executive officers to ensure competitive compensation and benefits consistent with the marketplace and our guiding principles. Below is a summary and assessment of actions taken with respect to our annual compensation program for 2011.

Base Salary

Base salaries are generally intended to reflect the scope of an executive officer’s responsibilities and level of experience, reward sustained performance over time and be market-competitive. The Compensation Committee approved, upon the recommendation of our CEO, limited base salary adjustments for 2011 for two of our named executive officers. Mr. Kelleher was awarded a base salary increase of 8% in recognition of his sustained performance and to ensure his compensation was at a competitive level relative to his new role as Executive Vice President and segment leader. Mr. Joelson was awarded an increase of 7% in recognition of his sustained individual performance and in order to maintain market competitive levels of compensation for his role as our Chief Investment Officer. The base salaries for Mr. Fraizer (in effect since 2005), Mr. Roday and Mr. Schneider remained unchanged in 2011.

In connection with hiring Mr. Klein to serve as the company’s new CFO, we established a starting annual base salary of $550,000. We believe this amount represents a market competitive rate for his experience and for this position at companies of similar size within our industry.

Annual Incentive

Our 2011 annual incentives were paid based on the Compensation Committee’s judgment of performance against key financial and non-financial objectives for the year. Each named executive officer has an annual incentive target established at the beginning of the year, expressed as a percentage of base salary (individual target values are reported in the 2011 Grants of Plan-Based Awards Table below). Target annual incentive opportunities for the named executive officers typically range from 100% to 200% of base salary.

Performance against the financial and non-financial objectives summarized below is the primary factor considered by the Compensation Committee when awarding annual incentives to our named executive officers. Actual performance against any particular objective noted below, however, did not result in any pre-determined or formulaic payouts. Instead, the Compensation Committee subjectively and qualitatively reviewed performance results against the applicable financial and non-financial objectives in determining the actual payouts of the annual incentives. We believe this flexible approach to annual incentives effectively supports our compensation principles by motivating executive officers with clear performance objectives at the outset of the year, while preserving the Compensation Committee’s discretion to exercise their judgment to reward actions viewed as being in the best long-term interests of stockholders.

Key financial objectives used to evaluate 2011 performance and results are summarized below. Net operating income and ROE represent key top-level measures of financial performance for the year. Additionally, we placed an emphasis on meeting targeted statutory capital ratios and generating dividends to the holding company from our operating segments. Our insurance subsidiaries both in the U.S. and internationally are subject to various statutory capital requirements, which are important to our ability to write new insurance, to grow our businesses and to pay dividends to the holding company. These statutory capital requirements, often expressed as ratios and percentages (as shown in the table below), are also important to the financial strength ratings of our insurance subsidiaries and the holding company. Other non-financial operating or strategic objectives considered when determining 2011 annual incentive awards to each of our named executive officers are described further below.

The table below summarizes the key financial targets for the company and our operating segments established by the Compensation Committee for 2011, and performance against those targets, used as the basis for judging financial performance for the NEOs in 2011:

Segment (As of beginning of 2011) (1)	Key Financial Metrics	2011 Target	2011 Result	Variance
Total Company (2) (3)	Net operating income ($MM)	$697	$219	$(478)
	Net Operating EPS (Basic)	$1.42	$0.45	$(0.97)
	ROE	5.4%	1.8%	(360	) pts
Retirement and Protection	Net operating income ($MM)	$541	$542	$1
	ROE	6.6%	6.7%	10	pts
	Risk-based capital ratio in life companies (%)	>350%	425%	75	pts
	Dividends to the holding company ($MM)	$80	$134	$54
International (2)	Net operating income ($MM)	$485	$414	$(71)
	ROE	13.3%	11.2%	(210	) pts
	Business line capital ratios:
	Canada—MCT (%) (3)	150%	162%	12	pts
	Australia—MCR (%) (4)	144%	159%	15	pts
	Lifestyle Protection Insurance—Solvency (%)	240%	283%	43	pts
	Dividends to the holding company ($MM)	$380	$323	$(57)
U.S. Mortgage Insurance	Net operating loss ($MM)	$110	$507	$(397)
	Loss mitigation ($MM) (5)	$450	$567	$117
Investments	Net investment income ($MM)	$3,250	$3,380	$130

(1)	Beginning in the fourth quarter of 2011, the company resegmented and now operates through three divisions: Insurance and Wealth Management, which includes U.S. Life Insurance, Wealth Management and International Protection segments; Mortgage Insurance, which includes U.S. and International Mortgage Insurance segments; and the Corporate and Runoff Division. However, goals for our 2011 annual incentive were established prior to those changes in segments. Therefore, 2011 annual incentive performance was considered relative to the previously organized segments for which the goals were established and under which we operated for the majority of the year.
(2)	Targets for total company and the International segment reflect amounts available to Genworth Financial, Inc.’s common stockholders. 2011 results for total company and the International segment exclude the impact to net operating income and ROE of foreign exchange benefit in excess of planned amounts of $43 million and the net effect of certain extraordinary tax items of $(28) million. 2011 results for total company also exclude a $20 million after-tax goodwill impairment.
(3)	“MCT” means minimum capital test for our Canadian mortgage insurance subsidiary.
(4)	“MCR” means minimum capital ratio for our Australian mortgage insurance subsidiary.
(5)	Loss mitigation activities in our U.S. mortgage insurance business include rescissions, cancellations, borrower loan modifications, repayment plans, lender- and borrower-titled presales and other loan workouts and claim mitigation actions.

Upon considering that total company financial performance was below targeted levels for 2011, all named executive officers received a below-target annual incentive award. With respect to individual named executive officer annual incentive awards, below is a summary of other key factors taken into consideration when determining individual payouts. The CEO provided the Compensation Committee with a performance assessment for each of the named executive officers and made recommendations for 2011 annual incentives (excluding himself). The Compensation Committee reviews those recommendations with the CEO, and determines the final awards. Likewise, the Compensation Committee evaluated the performance of the CEO for 2011 and, with input from the Board and the Compensation Committee’s independent compensation consultant, determined his annual incentive award for 2011. Amounts paid for 2011 are reported under the “Non-Equity Incentive Plan” column of the 2011 Summary Compensation Table.

For Mr. Fraizer, his annual incentive award was based on several factors, including the financial metrics summarized above, development and execution of business strategies, management of the organization, risk management, and overall leadership. Financial performance for 2011 was disappointing and generally below the targets set for net operating income and ROE, especially in the U.S. Mortgage Insurance segment.

Good progress was made on increasing liquidity at the holding company level and strengthening the balance sheet. Certain non-core assets were identified for disposition and several transactions were completed. During 2011, the company also created two primary operating divisions – the Insurance and Wealth Management Division and the Mortgage Insurance Division – in order to better align our businesses. In order to add to our financing flexibility and rebalance exposure to housing risks, planning for a minority IPO of our Australian mortgage insurance business was initiated and then publicly announced. Mr. Fraizer also led further development of capital management strategies and economic capital assessments for the various businesses.

Through the course of the year, as part of the ongoing review of the company’s business portfolio, various strategic business options available to the company were developed, analyzed and reviewed with the Board, with consideration of the implications to the company, stockholders, bondholders, and customers. Some options were eliminated and others refined when considering capital implications, feasibility of execution, regulatory interests, rating agency views, levels of risk, and competitive positioning. Through this work, which resulted in some of the strategic actions noted above, progress was made toward repositioning the company in ways intended to increase stockholder value.

Together with other members of senior management, Mr. Fraizer also drove expanded engagement with the company’s investors, rating agencies and regulators in order to strengthen communications and support the strategic initiatives noted above. Substantial progress was also made toward further strengthening of our enterprise risk management analyses and processes.

In total, Mr. Fraizer’s accomplishments relative to the company’s performance and his financial and non-financial objectives resulted in an annual incentive award of 33% of his targeted amount for 2011, which reflects a decrease in amount versus his 2010 annual incentive award.

For Mr. Klein, who joined the company in April 2011 and began serving as our CFO in May 2011, the greatest weight for his annual incentive award was given to his leadership and contributions as CFO for that portion of the year. Positive consideration was also given to his leadership of the finance, actuarial and investor relations functions of the organization, and accomplishments of certain strategic and operational objectives, including:

•	working with businesses to improve analytics and strategies associated with capital, risk and profitability;

•	supporting efforts to reposition the business portfolio, execute targeted transactions and evaluate certain strategic options;

•	collaborating with business, risk and investment teams to achieve capital and liquidity plans while expanding risk buffers;

•	improving the investor relations function and approach; and

•	leading cost streamlining initiatives.

In total, Mr. Klein’s leadership and accomplishments during his tenure as CFO resulted in an annual incentive award of 86% of his targeted amount for 2011.

For Mr. Kelleher, who served as our CFO until May 2011, and led our Retirement and Protection segment for all of 2011, significant weight was given to total company financial performance, which was below target for the year, in addition to financial performance of our Retirement and Protection segment, which achieved target performance for 2011, as noted above. Additionally, the Compensation Committee considered Mr. Kelleher’s role in achieving certain operational and strategic successes as the segment leader for Retirement and Protection in 2011, which included:

•

managing strategic shifts in new business mix and volumes, and exiting non-strategic lines and blocks of business, to strengthen the statutory capital profile of our life insurance companies for potential future dividend-paying ability to the holding company;

•

completing the sale of the Medicare supplement business in fourth quarter 2011, with a capital benefit of $214 million to the company, and making substantial progress toward the sale of our tax and accounting financial advisor unit (which was announced in the first quarter of 2012 and is expected to close in the first half of 2012), with estimated proceeds of approximately $79 million, plus additional earnout provisions;

•

initiating actions to improve operating returns and/or capital deployment associated with our in-force long-term care and life insurance blocks through pricing and targeted reinsurance transactions, with the first life block reinsurance transaction completed in the first quarter of 2012, and additional older block long-term insurance care pricing increases which are subject to regulatory approvals being implemented in stages over up to a two-year period;

•	improving product offerings and new business pricing profitability in life insurance, long-term care insurance, fixed annuities, and wealth management; and

•	achieving product-line sales goals for long-term care insurance, universal life insurance and fixed annuities, while falling short in wealth management net flows.

These results and accomplishments resulted in an annual incentive award to Mr. Kelleher of 74% of his targeted amount for 2011.

For Mr. Joelson, his annual incentive award reflects his leadership of our investments organization. Overall, the greatest weight was given to our 2011 investment performance, which was generally at or above expectations, including net investment income. Additional key factors considered by the Compensation Committee in determining Mr. Joelson’s annual incentive included the following accomplishments:

•	successfully managing investment portfolio risk exposure and hedging strategies in a shifting interest rate environment, while maintaining yields;

•	effectively executing asset/liability management strategies to enable achievement of the statutory capital ratios and dividend generation to the holding company by the operating segments;

•	aligning investment strategies with enhanced enterprise economic capital measurement efforts; and

•	improving support of business unit product line strategies.

With these considerations, the Compensation Committee approved an annual incentive award to Mr. Joelson of 87% of his targeted amount for 2011.

For Mr. Roday, his annual incentive award reflects his leadership of the legal, compliance and government relations functions in the company. As a member of the corporate leadership team, some weight was given to the annual financial performance of the whole company, which was below target. Additional key factors evaluated in determining his annual incentive included the following accomplishments:

•	providing strong leadership and support for the company’s government relations activities, including housing finance reform and capital regulation in the United States and internationally;

•

leading the company’s efforts to implement various new regulatory requirements, including those prescribed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”);

•	maintaining strong compliance disciplines across the company; and

•	demonstrating strong leadership in the company’s Board and governance responsibilities, including support of boards for some of our key international subsidiaries.

Additionally, the company’s compliance and board governance efforts remained strong. With these factors under consideration, Mr. Roday was awarded an annual incentive of approximately 72% of his target for 2011.

For Mr. Schneider, his annual incentive award reflects his leadership of our U.S. Mortgage Insurance segment through a very challenging market environment. As noted above, loss mitigation results in that segment exceeded the stated target by 26%, while the net operating loss in that segment was significantly below target for 2011. The net operating loss was driven largely by continuing stresses in the U.S. housing market, unemployment levels and growing levels of foreclosures, which also resulted in increases in reserves affecting operating results. On a comparative basis, we have experienced lower primary delinquency rates and lower net losses than our mortgage insurance competitors through the current U.S. residential real estate cycle. Other key factors taken into consideration in determining Mr. Schneider’s annual incentive award were:

•	leading strong ongoing efforts in the area of loss mitigation;

•

providing active leadership in regulatory affairs, government relations efforts, and relations with ratings agencies to strengthen the private mortgage insurance origination market and the company’s ability to write new business under challenging economic circumstances;

•	generating alternatives for capital flexibility in support of the company’s ability to write new business;

•	increasing market share for new insurance written in 2011, while maintaining disciplined pricing and credit standards;

•	experiencing better than expected profitability on new insurance written in 2009 to 2011 book years, through better than expected pricing and loss performance; and

•	maintaining strong customer and employee engagement during difficult market and industry circumstances.

With these considerations, the Compensation Committee approved an annual incentive award to Mr. Schneider of 70% of his targeted amount for 2011.

Annual Long-Term Equity Grants

We believe that the largest component of our compensation program should be in the form of longer-term incentives, including annual equity grants of SARs, RSUs, or a combination thereof in February of each year. Since 2009, our named executive officers have only been awarded annual equity grants in the form of SARs due to the company’s low stock price relative to the book value per share of the company. Additionally, our annual equity grants to Mr. Fraizer since 2006 have been 100% SARs, reflecting his unique role as CEO and the need for his long-term alignment with stock price appreciation. We believe that SARs, which are settled in shares of common stock and deliver no value unless the company’s stock price increases following the grant, provide the purest form of long-term stockholder alignment for our executive officers.

Beginning with our 2011 annual equity grant, we used Capped SARs, which include a limit on the maximum value per share upon exercise in order to achieve expense savings through a reduced grant date fair value. The Capped SAR awards made in 2011 have a maximum share value of $75.00, which allows us to realize significant expense savings without materially diminishing the incentive and reward for long-term stock price appreciation. If the maximum stock price is reached, then any portion of the Capped SARs that is vested will automatically be exercised and settled in stock, and any unvested portion of the award will remain unvested until such date that it was originally scheduled to vest. If the stock price remains above the maximum share value at such time, then the previously unvested portion of the award will automatically be exercised on the scheduled vesting date.

Individual named executive officer grants in 2011 reflected share amounts consistent with grant levels in prior years, adjusted slightly for each individual based on the Compensation Committee’s discretionary evaluation of each named executive officer’s performance, competitive pay levels, retention needs and ability of the named executive officer to influence stock price appreciation. The grants of Capped SARs and RSUs to Mr. Klein in 2011 were awarded in connection with his offer of employment, and were intended to provide market competitive compensation as well as long-term alignment with stockholders through an initial equity grant. Consideration was also given to certain compensation that Mr. Klein forfeited from his former employer.

Awards of Capped SARs to our named executive officers in 2011 (and RSUs awarded to Mr. Klein) vest 25% per year, beginning on the first anniversary of the grant date. The awards are generally forfeited upon termination of employment with the company prior to vesting, except for limited instances described in the Potential Payments Upon Termination or Change of Control section below. Shares acquired by executive officers through the exercise of SARs or the vesting of RSUs, are subject to a retention ratio until his or her stock ownership guidelines are met, and shares acquired through the exercise of stock options or SARs are subject to the company’s 9-month net hold policy (see the Stock Ownership Guidelines and Net Hold Policy section below).

Mid-Term & Other Long-Term Incentives

The company has historically provided a mid-term incentive award to its executive officers to reward performance over a multi-year performance cycle. Prior to 2010, we established mid-term incentives measuring discrete three-year performance periods. Beginning in 2010, we transitioned the mid-term incentive program to utilize smaller annual grants with rolling three-year performance cycles. In order to facilitate that transition from discrete to rolling measurement periods, the Compensation Committee approved a two-year (2010-2011) incentive for that initial period only, in addition to a three-year (2010-2012) incentive. Each executive officer at the time had a target award opportunity established at the time of the grant, with individual targets under the new rolling three-year performance cycles being approximately one-third of targeted levels under the pre-2010 approach.

The 2010-2011 mid-term incentive performance period has closed, and earned awards were paid to participants in February 2012 and are reported in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table. Goals for the 2010-2011 mid-term plan were established in early 2010 with the intent of rewarding 2-year progress toward 3-year financial operating plan objectives for the company and our operating segments. Each metric was independently weighted such that performance below threshold for all metrics would result in no payouts, and payout above threshold for one or more metrics could then result in a partial payout. Performance above maximum goals for all metrics would results in payout at 200% of targeted amounts (150% of target in the case of the CEO).

The approach to the 2010-2011 mid-term incentive was intended to provide a meaningful multi-year performance incentive at a time when broader economic challenges arising from the global financial crisis in 2008 created many uncertainties and challenges. We did this through use of multiple, independently weighted metrics, such that a single variance would not overly impact performance, as well as providing differentiated weighting of metrics by participant based on their role and organizational responsibilities at the time of the award. Notwithstanding the level of achievement, the Compensation Committee reserved the right to exercise negative discretion to pay out a lesser amount, and to determine whether to pay any earned award in cash or shares of company stock at the end of each performance period. Awards of the 2010-2011 mid-term incentive to the named executive officers as noted below, were paid in cash.

The 2010-2011 Mid-Term Performance Metrics & Results table below summarizes the goals, weights assigned, results and weighted performance factors by organizational category that generated the rewards to the named executive officers, which are described in the 2010-2011 Mid-Term Performance Weight Assigned and Earned Payout by NEO table further below.

2010-2011 Mid-Term Performance Metrics & Results

Organizational Category and Metric	Unit Weight	Threshold	Target	Maximum	Result	Resulting Performance Factor
Total Company Performance
2011 Net Operating Income ($MM)	33.3%	$812	$957	$1,102	$177	—
2011 Book Value Per Share (2)	33.3%	$27.32	$27.72	$28.12	$26.05	—
2011 ROE (Total Company)	16.7%	5.9%	7.3%	8.8%	0.9%	—
2011 Levered ROE (Weighted By Segment) (3)	16.7%	6.9%	8.3%	9.8%	1.4%	—
Retirement and Protection Segment Performance
2011 Segment Net Operating Income ($MM)	25%	$515	$605	$695	$520	43%
2011 Segment Book Value ($B) (4)	25%	$8.2	$8.4	$8.6	$8.4	105%
2011 ROE (Total Company)	12.5%	5.9%	7.3%	8.8%	0.9%	—
2011 Segment Levered ROE (5)	12.5%	6.8%	8.0%	9.3%	6.6%	—
2010-2011 Gross Dividends ($MM) (6)	25%	$350	$350	$350	$164	—
International Segment Performance
2011 Segment Net Operating Income ($MM)	25%	$487	$577	$667	$514	63%
2011 Segment Book Value ($B)	25%	$5.0	$5.2	$5.4	$5.1	72%
2011 ROE (Total Company)	12.5%	5.9%	7.3%	8.8%	0.9%	—
2011 Segment Levered ROE (5)	12.5%	11.4%	13.1%	14.8%	11.7%	48%
2010-2011 Gross Dividends ($MM) (6)	25%	$318	$318	$318	$412	100%
U.S. Mortgage Insurance Segment Performance
2011 Segment Net Operating Income (Loss) ($MM)	25%	$(22)	$28	$78	$(507)	—
2011 Segment Book Value ($B)	25%	$1.6	$1.7	$1.8	$1.1	—
2011 ROE (Total Company)	12.5%	5.9%	7.3%	8.8%	0.9%	—
2011 Segment Levered ROE (5)	12.5%	(0.9)%	1.1%	3.1%	n/a	—
2010-2011 Gross Dividends ($MM) (7)	25%	$0	$0	$0	$(630)	—
Investments Functional Performance
2011 Retirement and Protection Segment Levered ROE	70%	6.8%	8.0%	9.3%	6.6%	—
2011 International Segment Levered ROE	20%	11.4%	13.1%	14.8%	11.7%	48%
2011 U.S. Mortgage Insurance Segment Levered ROE	10%	(0.9)%	1.1%	3.1%	n/a	—

(1)	Beginning in the fourth quarter of 2011, the company resegmented and operates through three divisions: Insurance and Wealth Management, which includes U.S. Life Insurance, Wealth Management and International Protection segments; Mortgage Insurance, which includes U.S. and International Mortgage Insurance segments; and the Corporate and Runoff Division. However, goals for our 2010-2011 mid-term incentive were established prior to those changes. Therefore, performance under the 2010-2011 mid-term incentive was measured relative to the previously organized segments for which the goals were established and in which we operated for the majority of the performance period.
(2)	Book Value Per Share equals total stockholders’ equity excluding accumulated other comprehensive income (loss) and noncontrolling interests, divided by basic common shares outstanding at the end of the period.
(3)	Levered ROE for the company equals the Segment Levered ROE (defined below) for each segment, multiplied by a factor determined to be representative of each segment’s contribution to total company ROE (for the 2010-2011 mid-term plan, the factors are as follows: Retirement and Protection = 70%, International = 20%, U.S. Mortgage Insurance = 10%).
(4)	Segment Book Value equals total stockholders’ equity for the segment, excluding accumulated other comprehensive income (loss) and including noncontrolling interests.
(5)	Segment Levered ROE equals net operating income (loss) less implied interest cost (average ending Segment Book Value multiplied by leverage factor multiplied by after tax cost of debt) divided by (average ending Segment Book Value multiplied by (1 - leverage factor)). The plan leverage factor and after-tax cost of debt assumptions for the 2010-2011 mid-term incentive plan were 20% and 4%, respectively.
(6)	Segment Gross Dividends equal cash paid to Genworth Financial, Inc., either through dividend or return of capital, and does not reflect any capital contributions in the International segment. Excludes any non-recurring dividends paid to shareholders of Genworth Canada.
(7)	U.S. Mortgage Insurance segment Gross Dividends result includes net impacts from capital contributions during the 2010-2011 performance years.

Below is a summary of the organizational category weights assigned to each of the named executive officers eligible for the 2010-2011 mid-term incentive. (Mr. Klein did not participate in the 2010-2011 mid-term incentive plan.) The unit weights and resulting performance factors detailed in the above table, when further applied against the organizational weights assigned to each named executive, resulted in the final weighted payouts as a percent of each named executive officer’s target as detailed below:

2010-2011 Mid-Term Performance Weight Assigned and Earned Payout by NEO

	Mr. Fraizer	Mr. Kelleher	Mr. Joelson	Mr. Roday	Mr. Schneider
Organization:	Headquarters	Headquarters	Investments	Headquarters	U.S. Mortgage
Category Weights Assigned (1):
Total Company Performance	50%	50%	25%	50%	25%
Retirement and Protection Performance
International Performance
U.S. Mortgage Insurance Performance					75%
Investments Function Performance			75%
Average of Segment Performance	50%	50%		50%
Resulting Weighted Payout as a % of Target	14.4%	14.4%	7.2%	14.4%	—%

(1)	As detailed in the 2010-2011 Mid-Term Performance Metrics & Results table above.

Our 2010-2012 mid-term incentive utilized the same metrics and weightings as described above for the 2010-2011 mid-term incentive. However, as most metrics in the 2010-2012 mid-term incentive measure fiscal year 2012 performance, we will calculate the performance under our operating segments in place for 2012. We expect performance relative to our 2010-2012 mid-term incentive to yield payments at, or below, the levels achieved under the 2010-2011 mid-term incentive plan described above.

Our 2011-2013 mid-term incentive, established in early 2011, utilizes two enterprise-wide performance goals for all participants. Rewards will be earned under the 2011-2013 mid-term incentive for achievement of company effective annual ROE growth and improvement in the company’s book value multiple over that timeframe. The established metrics are independently weighted (50% each) such that performance below the threshold goals established for both metrics will result in no payouts, and each participant may earn up to 200% of his or her target amount (or 150% in the case of the CEO) for performance that meets or exceeds both of the maximum goals established.

2011-2013 Mid-Term Incentive Metrics & Goals

Metric	Weight (% of Target)	Threshold (50% Payout)		Target (100% Payout)		Maximum (200% Payout)
Effective Annual ROE Growth (basis points) (1)	50%	235	bps	265	bps	300	bps
Book Value Multiple (2)	50%	0.65		0.8		1.0

(1)	Effective Annual ROE Growth is the increase (decrease) in annual ROE over the performance period, beginning with 2010 ROE of 1.0%, and ending with 2013 ROE, divided by the number of years in the performance period (3 years).
(2)	Book Value Multiple will be measured as the average daily closing price of Genworth Financial, Inc. common stock for the period beginning one business day following Genworth’s second quarter 2013 earnings announcement through and including one week following Genworth’s fourth quarter 2013 earnings announcement, divided by the three-point average of the company’s Book Value Per Share at second quarter 2013, third quarter 2013, and fourth quarter 2013. Book Value Per Share equals the total stockholders’ equity, excluding accumulated other comprehensive income (loss) and noncontrolling interests, divided by Genworth common shares outstanding at the end of the period.

In February 2012, the Compensation Committee decided not to establish a new mid-term incentive performance cycle for the 2012-2014 performance period. Instead, the Compensation Committee approved grants of Capped SARs to named executive officers, with increased levels of grants, in order to provide significant long-term incentives that reward only stock price appreciation. While we may consider use of a multi-year performance incentive in the future, if and when appropriate, we expect to utilize annual long-term equity grants as our primary long-term incentive vehicle for the foreseeable future.

Our Decision-Making Process

Role of the Compensation Committee

The Compensation Committee seeks a collaborative relationship with management, and currently uses an independent third-party compensation consultant to provide for a more informed decision-making process and objective perspective in this important governance matter. The Compensation Committee regularly meets in executive session and retains the final authority to approve all compensation policies, programs and amounts paid to our executive officers.

Role of Management and Compensation Consultants

Our CEO and Senior Vice President—Human Resources regularly attend meetings of the Compensation Committee to provide analysis, details and recommendations regarding the company’s executive compensation programs and plan design. This includes analysis of incentive program alignment with business strategy, as well as context for understanding financial results and competitiveness when the Compensation Committee evaluates business performance. The CEO is also expected to provide the Compensation Committee with performance assessments and compensation recommendations in his role as a manager for individual executive officers (other than himself).

The Compensation Committee has retained Steven Hall & Partners, LLC, an independent compensation consultant, to assist in reviewing and analyzing compensation data for our executive officers. The Compensation Committee occasionally requests special studies, assessment of market trends and education regarding changing laws and regulations from its compensation consultant to assist the Compensation Committee in its decision-making processes. The compensation consultant does not determine the amount or form of compensation for our executive officers.

Evaluating Market Competitiveness

We generally evaluate market competitiveness of our programs as an input into the process of designing plans and setting target compensation levels for executive officers. We review each component of compensation for our executive officers separately and in the aggregate, and consider the internal relationships among the executive officers to help determine appropriate pay levels. With respect to individual executive officers, we compare the total target annual compensation opportunities for our executive officers to target opportunities for similar positions at comparable companies. These benchmarks are a gauge for evaluating market competitiveness, but do not weigh any greater than other key factors when making compensation decisions. For example, individual executive officers may have higher or lower target compensation levels compared to market medians based on level of responsibility, individual experience and skills, performance trends, competitive dynamics, retention needs and internal equity considerations.

The Compensation Committee typically utilizes a combination of publicly available information related to a specific list of peer companies (the “Peer Group”), as well as information available through market compensation surveys to provide a broad perspective of market practice. While no individual company matches our lines of business precisely, the Peer Group was intended to represent, in the aggregate, companies with whom we compete for talent and/or that operate in similar business sectors as we do. The companies included in market surveys purchased by the company are not individually identifiable for a particular executive position (and therefore we are not benchmarking against any particular company within the survey), and also may change from year-to-year based on voluntary participation in the market surveys we use, mergers and divestitures, or changes in corporate structure.

The Peer Group in place for the majority of 2011 was comprised of the following companies:

Aetna, Inc.	Hartford Financial Services Group, Inc.	Protective Life Corporation
Aflac, Inc.	Lincoln National Corporation	Prudential Financial, Inc.
Ameriprise Financial, Inc.	Manulife Financial Corporation	Raymond James Financial, Inc.
AON Corporation	Marsh & McLennan Companies, Inc.	Sun Life Financial Inc.
Assurant, Inc.	MGIC Investment Corporation	Torchmark Corporation
The Chubb Corporation	Principal Financial Group, Inc.	Unum Group
Cigna Corporation	The Progressive Corporation	XL Capital Ltd (now XL Group PLC)

Tax and Accounting Considerations

We consider accounting and tax implications when designing our executive compensation and incentive programs. For example, it is our intent to maximize the deductibility of executive compensation while retaining discretion to compensate executive officers in a manner commensurate with performance and the competitive landscape for executive talent. In particular, annual cash incentives for our named executive officers are granted pursuant to the 2004 Genworth Financial, Inc. Omnibus Incentive Plan. Using an “umbrella approach,” annually we establish objective performance goals solely for the purpose of ensuring that such awards qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), and therefore will be fully deductible by the company. These performance goals are used to establish maximum possible annual incentives payable to each of the named executive officers, which we refer to as the “Section 162(m) maximum awards.” Separately, as described in more detail under the Annual Incentive section above, the Compensation Committee employs negative discretion to reduce the Section 162(m) maximum awards, as it deems appropriate, based on the Compensation Committee’s more subjective evaluation of corporate, operational and individual performance.

As an additional example, the Black-Scholes expense for stock options and SARs for the company has been significantly impacted by the company’s historical stock price volatility, resulting in significantly higher than normal expenses for such awards. This led us to make grants of “Capped SARs” in lieu of traditional non-qualified stock options or SARs in order to achieve reduced compensation expense.

Other than base salary, we have structured the main elements of our 2011 annual compensation program for named executive officers, including annual incentives, the mid-term incentive and long-term equity grants, to each qualify as performance-based compensation that is fully deductible by the company.

Our Other Compensation and Benefits Programs

Deferred Hiring Bonus for Chief Financial Officer

At the time of Mr. Klein’s hiring to be our CFO in 2011, we agreed to pay Mr. Klein two special cash payments of $200,000 each on or before March 15, 2012 and March 15, 2013. The cash payments, each subject to continued employment with the company, were deemed necessary to attract exceptional talent to fill the CFO position and approved in consideration of compensation Mr. Klein would forfeit from his previous employer upon joining our company. The details of these payments and awards are provided in footnotes to the 2011 Summary Compensation Table.

Retirement Benefits

Retirement benefits also fulfill an important role within our overall executive compensation programs because they provide a competitive financial security component that supports attraction and retention of talent. We maintain the Genworth Financial, Inc. Retirement and Savings Plan (the “Retirement and Savings Plan”), a tax-qualified, defined contribution plan in which a substantial majority of our U.S. employees, including our named executive officers, are eligible to participate. In addition, we offer the following non-qualified retirement and deferred compensation plans that are available to our named executive officers:

•	Genworth Financial, Inc. Supplemental Executive Retirement Plan (the “SERP”), which was closed to new participants after December 31, 2009;

•	Genworth Financial, Inc. Retirement and Savings Restoration Plan (the “Restoration Plan”); and

•	Genworth Financial, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”).

Following a review of our qualified and non-qualified retirement benefits in 2009, we determined to reduce the aggregate value of these retirement programs for existing participants effective in 2011, and to further close participation in the SERP to any new participants beginning in 2010. Following these adjustments, we believe that our retirement benefits, including the mix and value of the elements, remain competitive and that our total compensation programs continue to support attraction and retention of talent. Each of the above non-qualified retirement plans is described in more detail in the Pension Benefits and Non-Qualified Deferred Compensation sections below.

Other Benefits and Perquisites

We regularly review the benefits and perquisites provided to our executive officers to ensure that our programs align with our overall principles of providing competitive compensation and benefits that maximize the interests of our stockholders. We also provide executive officers with an individually-owned universal life insurance policy (the “Leadership Life Program”) available to all of our U.S.-based executives, an enhanced company-owned life insurance program (the “Executive Life Program”) and a limited number of perquisites intended to keep executive officers healthy and focused on company business with minimal distraction. The perquisites provided to executive officers are the opportunity to receive financial planning services and annual physical examinations.

Mr. Roday participated in an executive annuity program, assumed by the company as part of an acquisition, pursuant to which the company was obligated to make payments to him in the amount of $50,000 on an annual basis through 2015 (the “GNA Annuity Program”). Mr. Roday was fully vested and the company was obligated to continue the payments under the program regardless of continued employment. In 2009, in order to transform that non-forfeitable obligation into a program providing incentive for current and longer-term retention, the company and Mr. Roday agreed that following payment of the company’s annuity contribution for 2009, his participation in the GNA Annuity Program would be terminated, and he would receive no further payments under that program. In replacement of the GNA Annuity Program, the company agreed to establish a new annuity contribution program pursuant to which the company shall make contributions in an average amount equal to $100,000 beginning in 2009, and continuing through 2015, subject to his continued employment with the company with respect to the contributions to be made in years 2012 through 2015.

Termination and Change of Control Benefits

We do not have individual employment agreements or severance arrangements with our named executive officers that provide for specific severance benefits upon a termination of employment. Generally, an executive will only receive compensation and benefits for which he or she has already vested prior to termination of employment, and will forfeit any unearned annual incentive, mid-term incentive or outstanding equity awards at that time. We do include provisions in some of our programs that provide for benefits in the event of an involuntary termination, such as death, total disability or sale of a business unit to a successor employer. Any amounts payable to named executive officers in those limited circumstances are described in more detail in the Potential Payments upon Termination or Change of Control section below.

We maintain the Genworth Financial, Inc. 2005 Change of Control Plan (the “2005 Change of Control Plan”), which provides severance benefits to a select group of key executives, including our named executive officers (except Mr. Klein, as discussed below), in the event that the executive’s employment is terminated without cause or by the executive for good reason within two years following a change of control of the company (“Qualified Termination”). Potential benefits under the 2005 Change of Control Plan are separated into two “tiers” of participation, with each of the named executive officers participating in the highest tier.

The 2005 Change of Control Plan is intended to keep participating key leaders “neutral” to the possibility of corporate transactions in the best interests of stockholders by removing the fear of job loss and other distractions that may result from potential, rumored or actual changes of control of the company. All benefits under the 2005 Change of Control Plan are “double-trigger” benefits, meaning that no compensation will be paid to participants solely upon the occurrence of a change of control so as to not create an unintended incentive. We believe that this structure is appropriate for employees whose jobs are in fact terminated in such a transaction, without providing a windfall to those who continue employment following the transaction.

The Compensation Committee annually reviews the provisions and participants of the 2005 Change of Control Plan to monitor competitiveness and appropriate levels of benefits to meet the plan objectives. In 2011, we closed the 2005 Change of Control Plan to new participants and adopted the Genworth Financial, Inc. 2011 Change of Control Plan (the “2011 Change of Control Plan”). The 2011 Change of Control Plan provides similar “double-trigger” change of control benefits to participants as the 2005 Change of Control Plan, except that the 2011 Change of Control Plan does not provide any excise tax gross-up provisions for participants, including Mr. Klein, our CFO hired in 2011.

The potential payments upon a Qualified Termination for each of our active named executive officers are described more fully in the Potential Payments Upon Termination or Change of Control section below.

Other Key Governance Policies

In addition to our annual compensation program, the company maintains the following policies and practices intended to strengthen the overall long-term stockholder alignment and governance of our compensation program.

Stock Ownership Guidelines and Net Hold Policy

The company maintains stock ownership guidelines for the amount of common stock that must be held by the company’s executive officers. These guidelines were updated effective May 17, 2011. An ownership multiple is used to determine a target number of shares by multiplying the executive officer’s annual base salary as of May 17, 2011 (or as of the date an executive officer first becomes subject to the ownership guidelines, if later), by the applicable multiple shown below, and dividing the result by the average closing price of the company’s common stock during the 12 months immediately preceding May 17, 2011 (or the 12 months preceding the date an executive officer first becomes subject to the ownership guidelines, if later). Each executive officer must attain ownership of the required stock ownership level within five years of becoming subject to the stated guidelines and maintain ownership of at least such amount of the company’s common stock while they hold office or until the Compensation Committee re-establishes the ownership multiple, whichever comes first.

Position	Multiple	Time to Attain
CEO	7x Salary	5 years
Executive Vice Presidents	3x Salary	5 years
Senior Vice Presidents	2x Salary	5 years

In order to meet this stock ownership requirement, an executive officer may count (i) all shares of common stock owned by the executive officer, including common stock held in the company’s 401(k) plan, (ii) any outstanding RSUs, but excluding any RSUs that vest upon retirement, and (iii) a number of shares representing the aggregate “spread value” of vested and in-the-money stock options and SARs (with such number being calculated as of January 1 of each year on a pre-tax basis based on the 90-day average closing price of the company’s common stock on such date). Compliance with the stock ownership requirements shall be measured as of January 1 of each year. In the event that an executive officer has not reached the required level of stock ownership as of any such measurement date, the executive officer will be subject to a 50% retention ratio that requires the executive officer to retain (and not sell or transfer) at least 50% of the after-tax “profit” shares resulting from the grant or exercise of all company equity incentive awards.

The following table shows the value of common stock held by each of the actively serving named executive officers as of January 1, 2012 relative to the stock ownership guideline:

Named Executive Officer	Number of Shares Held (#)	Stock Ownership Guideline (#)	Stock Held as a % of Guidelines	% of Time Elapsed to Attain Guideline
Michael D. Fraizer	963,273	603,911	160%	13%
Martin P. Klein	30,000	126,534	24%	13%
Patrick B. Kelleher	67,551	138,037	49%	13%
Ronald P. Joelson	70,332	115,031	61%	13%
Leon E. Roday	89,073	84,356	106%	13%
Kevin D. Schneider	50,536	105,828	48%	13%

Additionally, in order to minimize any possible appearance of an incentive for executive officers to seek to cause short-term increases in the price of Genworth shares in order to exercise stock options or SARs and sell the stock for unwarranted personal gains, the committee requires executive officers to hold for at least nine months the shares of Genworth stock that they receive by exercising stock options or SARs (net of any shares applied for a cashless exercise or to pay applicable taxes). This requirement applies to the CEO, Executive Vice Presidents and Senior Vice Presidents of the company.

Anti-Hedging Policy

In 2011, the Compensation Committee adopted an anti-hedging policy, which prohibits executive officers from buying or selling options (puts or calls) on Genworth securities on an exchange or in any other organized market, and also prohibits certain forms of hedging or monetization transactions with respect to Genworth securities, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds. The Compensation Committee adopted this policy because hedging transactions, which might be considered short-term bets on the movement of the company’s securities, could create the appearance that the person is trading based on inside information. In addition, transactions in options may also focus the person’s attention on short-term performance at the expense of our long-term objectives.

Clawback Policy

In 2011, the Compensation Committee adopted a clawback policy under which the company will seek to recover, at the discretion and direction of the Compensation Committee, and after it has considered the costs and benefits of doing so, incentive compensation earned by, awarded or paid to a covered officer for performance periods beginning after January 1, 2011, if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment (other than a restatement or adjustment due to a change in applicable accounting principles, rules or interpretations). In addition, if a covered officer engaged in fraud or intentional misconduct that contributed to award or payment of incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct, the company may take other remedial and recovery actions, as determined by the Compensation Committee.

REPORT OF THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee of the Board of Directors oversees the compensation program of Genworth Financial, Inc. on behalf of the Board. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the above Compensation Discussion and Analysis included in this proxy statement.

In reliance on the review and discussion referred to above, the Management Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Genworth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and its proxy statement on Schedule 14A to be filed in connection with the company’s 2012 Annual Meeting of Stockholders, each of which has been or will be filed with the U.S. Securities and Exchange Commission.

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts. This report is provided by the following independent directors, who constitute the committee:

James S. Riepe, Chair

Steven W. Alesio

Nancy J. Karch

James A. Parke

EXECUTIVE COMPENSATION

The following table provides information relating to compensation earned by or paid to our named executive officers in all capacities.

2011 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(8)	All Other Compensation ($)(9)	Total ($)
							Annual Incentive ($)(6)	Mid-Term Incentive ($)(7)
Michael D. Fraizer Chairman of the Board, President and Chief Executive Officer	2011 2010 2009	1,121,403 1,121,403 1,121,403	— — —		— — —	1,248,000 4,198,480 3,944,000	750,000 1,000,000 1,700,000	243,072 — —	724,226 441,000 365,090	205,428 171,379 121,693	4,292,129 6,932,262 7,252,186
Martin P. Klein Senior Vice President— Chief Financial Officer(1)	2011	390,095	—		375,600	234,750	475,000	—	—	321,455	1,796,900
Patrick B. Kelleher Executive Vice President— Genworth	2011 2010 2009	638,337 595,206 448,561	— — 500,000	(2)	— — —	343,200 1,154,582 1,423,680	600,000 450,000 500,000	73,440 — —	279,656 148,910 89,387	100,059 90,042 77,840	2,034,692 2,438,740 3,039,468
Ronald P. Joelson Senior Vice President— Chief Investment Officer	2011 2010	541,532 510,478	— —		— 381,442	312,000 1,049,620	600,000 550,000	31,536 —	174,404 111,893	86,281 70,424	1,745,753 2,673,857
Leon E. Roday Senior Vice President, General Counsel and Secretary	2011 2010 2009	598,082 597,507 568,177	— — 570,000	(2)	— — —	140,400 472,329 338,880	430,000 400,000 430,000	30,240 — —	280,992 172,032 138,661	134,764 323,374 210,698	1,614,478 1,965,242 2,256,416
Kevin D. Schneider Senior Vice President— Genworth	2011 2010	488,433 482,682	— 250,000	(3)	— —	265,200 892,177	430,000 225,000	— —	252,439 76,820	100,850 91,333	1,536,922 2,018,012

(1)	Mr. Klein joined the company in April 2011 and assumed the role of Chief Financial Officer on May 11, 2011. Mr. Klein received a starting annual base salary of $550,000 and the ability to earn an annual performance-based cash incentive award at a target of 100% of his base salary. He also received a deferred cash hiring bonus of $200,000 in March 2012 and will receive a second deferred cash hiring bonus of $200,000 payable on or before March 15, 2013. In addition, Mr. Klein received 75,000 SARs and 30,000 RSUs on the first business day of the month following his date of hire, and reimbursements associated with relocation expenses.
(2)	In the fall of 2008, the Compensation Committee separately approved special transition incentives to certain key managers, including Mr. Kelleher and Mr. Roday, which were paid in November 2009, based on continued satisfactory performance and leadership.
(3)	Reflects a one-time retention bonus payment made to Mr. Schneider pursuant to an agreement entered into in July 2008 upon his promotion to Senior Vice President—Genworth with responsibilities for our U.S. Mortgage Insurance segment.
(4)	Reflects the aggregate grant date fair value of RSUs, computed in accordance with FASB ASC Topic 718.

(5)	Reflects the aggregate grant date fair value of SARs based on option-pricing models for use in valuing executive stock options in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair values of the SARs are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for 2011 filed with the SEC. The actual value, if any, that a named executive officer may realize upon exercise of SARs will depend on the excess of the stock price (with the stock price maximum appreciation capped at $75.00 for SARs granted in 2011) over the base value on the date of exercise, so there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes option-pricing model.
(6)	Reflects the value of cash incentives paid pursuant to our annual incentive program as described in the Compensation Discussion and Analysis section above.
(7)	Reflects payments made pursuant to the 2010-2011 mid-term incentive plan as described in the Compensation Discussion and Analysis section above. The 2010-2011 mid-term incentive plan was denominated in cash and paid out in February 2012.
(8)	Reflects the change during 2011 in actuarial present values of each of the named executive officer’s accumulated benefits under the SERP. A description of the SERP precedes the 2011 Pension Benefits Table below. The SERP was closed to new participants effective January 1, 2010.
(9)	See the 2011 All Other Compensation—Details table below.

2011 All Other Compensation—Details

	Company Contributions to the Retirement Plans ($)(1)	Life Insurance Premiums ($)(2)	Executive Physical ($)	Financial Counseling ($)	Company Car ($)(3)	Relocation Payments ($)(4)	Total ($)
Mr. Fraizer	141,984	45,444	3,000	15,000	—	—	205,428
Mr. Klein	36,298	4,614	3,000	6,151	—	271,392	321,455
Mr. Kelleher	75,100	7,289	—	17,670	—	—	100,059
Mr. Joelson	75,292	10,989	—	—	—	—	86,281
Mr. Roday	72,135	41,959	3,000	17,670	—	—	134,764
Mr. Schneider	52,606	9,028	3,000	17,670	18,546	—	100,850

(1)	Reflects contributions made on behalf of the named executive officers for each of the following programs: (i) company matching contributions made in 2011 to the 401(k) feature of the Retirement and Savings Plan; and (ii) company contributions made in 2012, which are based on 2011 earnings, (a) to the defined contribution pension feature of the Retirement and Savings Plan and (b) to the Restoration Plan, which is described further in the Non-Qualified Deferred Compensation section below.
(2)	Represents premium payments made in 2011 for the following programs: (i) Leadership Life Program—an individually owned universal life insurance policy provided to all of our executives; and (ii) Executive Life Program—a $1 million company-owned life insurance policy for which the participating named executive officers may identify a beneficiary for payment by us in the event of his or her death.
(3)	The company decided to cease the company car benefit for executive officers, effective upon the termination of existing leases. Mr. Schneider’s lease terminated in 2011 and was not renewed.
(4)	Reflects reimbursement of relocation expenses paid to Mr. Klein in 2011 in connection with his acceptance of the CFO position. The amount includes a tax gross-up payment of $81,779 relating to taxable income associated with a reimbursement of moving expenses and closing costs and fees relating to the sale of his prior residence. The tax gross-up payment was provided pursuant to a relocation program that is generally available to management employees.

Grants of Plan-Based Awards

The table below provides information on the following plan-based awards that were made in 2011:

•

Annual Incentive. Annual incentive bonus opportunities awarded to our named executive officers are earned based on a subjective evaluation of company performance against one-year operating objectives and individual performance objectives. Additional information regarding the design of the annual incentive program and 2011 awards are included in the Compensation Discussion and Analysis section above. Annual incentives are identified as “AI” in the “Award Type” column of the following table.

•

Mid-Term Incentive. Represents the 2011-2013 cash mid-term incentives to be earned based on company performance. The plan assigns each participant a designated target award amount, which is forfeited if performance falls below a designated threshold level of performance, and may be earned up to 200% (or 150% in the case of our CEO) of the target award amount for exceptional performance. Additional information on our mid-term incentive is included in the Compensation Discussion and Analysis section above. The mid-term incentives are identified as “MTI” below.

•

Stock Appreciation Rights. Each SAR represents the right to receive an amount payable in shares of our common stock, equal to the excess, if any, of the fair market value of one share of common stock on the date of exercise (with the stock price maximum appreciation capped at $75.00) over the base price of the SAR. The SARs were granted with a base price equal to the fair market value of our common stock on the date of grant. Additional information regarding SARs and our long-term equity grant is included in the Compensation Discussion and Analysis section above.

•

Restricted Stock Units. Each RSU represents a contingent right to receive one share of our common stock in the future. Dividend equivalents accrue with respect to the RSUs and are paid in cash at the time that the corresponding RSUs vest.

2011 Grants of Plan-Based Awards Table

Name	Award Type	Board Approval Date	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options(#)(2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold	Target	Max
Mr. Fraizer	AI			—	2,250,000	3,375,000
	MTI			—	1,688,000	2,532,000
	SAR	02/09/2011	02/09/2011					400,000	12.75	1,248,000
Mr. Klein	AI			—	550,000	825,000
	MTI			—	468,000	936,000
	SAR	03/08/2011	05/02/2011					75,000	12.52	234,750
	RSU	03/08/2011	05/02/2011				30,000			375,600
Mr. Kelleher	AI			—	812,500	1,218,750
	MTI			—	553,000	1,106,000
	SAR	02/09/2011	02/09/2011					110,000	12.75	343,200
Mr. Joelson	AI			—	687,500	1,031,250
	MTI			—	468,000	936,000
	SAR	02/09/2011	02/09/2011					100,000	12.75	312,000
Mr. Roday	AI			—	600,000	900,000
	MTI			—	210,000	420,000
	SAR	02/09/2011	02/09/2011					45,000	12.75	140,400
Mr. Schneider	AI			—	612,500	918,750
	MTI			—	417,000	834,000
	SAR	02/09/2011	02/09/2011					85,000	12.75	265,200

(1)	The RSUs vest 25% per year beginning on the first anniversary of the grant date.
(2)	The SARs vest 25% per year beginning on the first anniversary of the grant date.

(3)	Reflects the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. Grant date fair value for the RSUs is based on the grant date fair value of the underlying shares. Grant date fair value for SARs is based on the Black-Scholes option-pricing model for use in valuing executive stock options. The actual value, if any, that a named executive officer may realize upon exercise of SARs will depend on the excess of the stock price (with the stock price maximum appreciation capped at $75.00) over the base value on the date of exercise, so there is no assurance that the value realized by a named executive officer will be at or near the value estimated by the Black-Scholes option-pricing model. The assumptions used in determining the grant date fair values of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for 2011 filed with the SEC.

Outstanding Equity Awards at 2011 Fiscal Year-End Table

The table below provides information with respect to stock options, SARs and RSUs outstanding on December 31, 2011.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(21)
Mr. Fraizer	93,911	—		17.2822	09/13/2012	277,804	(12)	1,819,616
	122,084	—		20.1445	09/12/2013
	1,425,000	—		19.5000	05/25/2014
	274,200	—		32.1000	07/20/2015
	340,000	—		34.1300	08/09/2016
	296,000	74,000	(1)	30.5200	07/31/2017
	240,000	160,000	(2)	22.8000	02/13/2018
	266,667	133,333	(3)	2.4600	02/12/2019
	433,334	216,666	(4)	7.8000	08/19/2019
	100,000	300,000	(5)	14.1800	02/10/2020
	—	400,000	(6)	12.7500	02/09/2021
Mr. Klein	—	75,000	(7)	12.5200	05/02/2021	30,000	(13)	196,500
Mr. Kelleher	16,000	4,000	(8)	34.2700	01/29/2017	5,000	(14)	32,750
	29,960	7,490	(1)	30.5200	07/31/2017	2,675	(15)	17,521
	37,800	25,200	(2)	22.8000	02/13/2018	4,500	(16)	29,475
	54,000	27,000	(3)	2.4600	02/12/2019
	166,667	83,333	(4)	7.8000	08/19/2019
	27,500	82,500	(5)	14.1800	02/10/2020
	—	110,000	(6)	12.7500	02/09/2021
Mr. Joelson	24,000	27,000	(3)	2.4600	02/12/2019	1,333	(17)	8,731
	66,667	33,333	(4)	7.8000	08/19/2019	13,450	(18)	88,098
	25,000	75,000	(5)	14.1800	02/10/2020
	—	100,000	(6)	12.7500	02/09/2021
Mr. Roday	25,044	—		17.2822	09/13/2012	7,826	(19)	51,260
	21,600	—		20.1445	09/12/2013	11,738	(11)	76,884
	160,000	—		19.5000	05/25/2014	2,225	(15)	14,574
	27,300	—		32.1000	07/20/2015	3,250	(16)	21,288
	29,050	—		34.1300	08/09/2016
	24,920	6,230	(1)	30.5200	07/31/2017
	27,300	18,200	(2)	22.8000	02/13/2018
	39,000	19,500	(3)	2.4600	02/12/2019
	16,667	16,666	(4)	7.8000	08/19/2019
	11,250	33,750	(5)	14.1800	02/10/2020
	—	45,000	(6)	12.7500	02/09/2021

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(21)
Mr. Schneider	4,069	—		17.2822	09/13/2012	2,100	(15)	13,755
	16,905	—		20.1445	09/12/2013	2,800	(16)	18,340
	35,556	17,777	(9)	7.8000	05/25/2014	5,000	(20)	32,750
	3,067	1,533	(9)	7.8000	07/20/2015
	3,400	1,700	(9)	7.8000	08/09/2016
	4,200	2,100	(9)	7.8000	07/31/2017
	4,200	4,200	(10)	7.8000	02/13/2018
	27,000	18,000	(11)	16.3100	08/01/2018
	—	24,000	(3)	2.4600	02/12/2019
	66,667	33,333	(4)	7.8000	08/19/2019
	21,250	63,750	(5)	14.1800	02/10/2020
	—	85,000	(6)	12.7500	02/09/2021

(1)	Remaining SARs vest 100% on 07/31/2012.
(2)	Remaining SARs vest 50% on 02/13/2012 and 02/13/2013.
(3)	Remaining SARs vest 100% on 02/12/2012.
(4)	Remaining SARs vest 100% on 08/19/2013, subject to earlier vesting, upon the closing price of the company’s common stock exceeding $20 for 20 consecutive days.
(5)	Remaining SARs vest one-third on 02/10/2012, 02/10/2013 and 02/10/2014.
(6)	Remaining SARs vest one-fourth on 02/09/2012, 02/09/2013, 02/09/2014 and 02/09/2015.
(7)	Remaining SARs vest one-fourth on 05/02/2012, 05/02/2013, 05/02/2014 and 05/02/2015.
(8)	Remaining SARs vest 100% on 01/29/2012.
(9)	Remaining stock options vest 100% on 08/19/2012.
(10)	Remaining stock options vest 50% on 08/19/2012 and 08/19/2013.
(11)	Remaining SARs vest 50% on 08/01/2012 and 08/01/2013.
(12)	Remaining RSUs vest 100% upon retirement at age 60 with at least five years of service.
(13)	Remaining RSUs vest one-fourth on 05/02/2012, 05/02/2013, 05/02/2014 and 05/02/2015.
(14)	Remaining RSUs vest 100% on 01/29/2012.
(15)	Remaining RSUs vest 100% on 07/31/2012.
(16)	Remaining RSUs vest 100% on 02/13/2013.
(17)	Remaining RSUs vest 100% on 01/02/2012.
(18)	Remaining RSUs vest 100% on 02/10/2012.
(19)	Remaining RSUs vest 50% on 09/13/2012 and 50% upon retirement at age 60 with at least five years of service.
(20)	Remaining RSUs vest 100% on 08/01/2013.
(21)	Market value is calculated based on the closing price of our common stock on December 31, 2011 of $6.55 per share.

2011 Options Exercised and Stock Vested Table

The table below provides information regarding option awards (SARs) that were exercised and stock awards (RSUs) that vested during 2011.

	Option Awards		Stock Awards
Name	Number of Shares Underlying Options/ SARs Exercised (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mr. Fraizer	—	—	—	—
Mr. Klein	—	—	—	—
Mr. Kelleher	—	—	4,500	60,795
Mr. Joelson	30,000	330,900	26,783	352,567
Mr. Roday	—	—	5,325	56,441
Mr. Schneider	24,000	264,720	9,500	89,046

(1)	Reflects the fair market value of the underlying shares as of the vesting date.

Pension Benefits

The SERP is a non-qualified, defined benefit plan maintained to provide eligible executives, including most of our named executive officers, with additional retirement benefits. The SERP was closed to new participants effective January 1, 2010; therefore, Mr. Klein is not eligible for our SERP. The annual SERP benefit is a life annuity equal to a fixed percentage multiplied by the participant’s years of benefit service, and the participant’s average annual compensation (based on the highest consecutive 36-month period within the last 120-month period prior to separation from service) with the result not to exceed 40% of the participant’s average annual compensation. Benefit service is defined as service since the plan’s inception date or date of hire, whichever is later. The SERP benefit is then reduced by the value of the participant’s account balance under the defined contribution pension feature of our broad-based qualified Retirement and Savings Plan as converted to an annual annuity. Compensation for SERP purposes includes only salary and annual cash incentive (each whether or not deferred).

The annual SERP benefit is calculated as described below.

SERP Benefit	=	(1.45% x Average Annual Compensation X Service as Eligible Participant (through 12/31/2010)	)	+	(1.1% x Average Annual Compensation X Service as Eligible Participant (after 1/1/2011))	–	Annuitized value of defined contribution pension

The SERP has no provisions for early retirement acceleration or payout. There are also no provisions for the granting of extra years of service. Each participant becomes 100% vested in his or her SERP benefit upon the participant’s attainment of age 60 with five years of vesting service or upon termination of employment under certain circumstances, as described in the Potential Payments Upon Termination or Change in Control section below. If a participant resigns before vesting, then his or her SERP benefit will be forfeited.

Material assumptions used to calculate the present value of the accumulated benefit are as follows:

•	The accumulated benefit represents the current accrued benefit first available at age 60 utilizing actual service and compensation as of December 31, 2011;

•	Interest rate of 4.75%;

•	Mortality prescribed in Section 417(e) of the Code for lump sum payments from qualified plans;

•	Form of payment equivalent to a five-year certain and life benefit; and

•	Payments are guaranteed for the life of the participant.

The table below reflects the present value of the accrued benefit as of December 31, 2011.

2011 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Mr. Fraizer	SERP	6.33	2,374,803	—
Mr. Klein (1)	SERP	—	—	—
Mr. Kelleher	SERP	4.92	639,727	—
Mr. Joelson	SERP	3.09	376,279	—
Mr. Schneider	SERP	6.33	475,174	—
Mr. Roday	SERP	6.33	946,519	—

(1)	The SERP was closed to new participants effective January 1, 2010; therefore, Mr. Klein is not eligible for our SERP.

Non-Qualified Deferred Compensation

The 2011 Non-Qualified Deferred Compensation Table reflects company contributions to the Restoration Plan earned by the named executive officers in 2011.

Retirement and Savings Restoration Plan

Our contributions to non-qualified compensation plans reflected in the 2011 Non-Qualified Deferred Compensation Table consist of contribution credits under the Restoration Plan. The Restoration Plan provides eligible executives, including our named executive officers, with benefits equal to any matching contributions that they are precluded from receiving under the Savings Plan Feature (401(k)) of our Retirement and Savings Plan as a result of restrictions under the Code. For 2011, we provided a contribution credit equal to 6% of the participant’s eligible pay (salary and annual incentive paid) in excess of the annual compensation limit in Section 401(a)(17) of the Code ($245,000 in 2011).

Effective January 1, 2010, newly hired or newly promoted executives are eligible for additional contribution credits within the Restoration Plan in part to offset the effect of restricting new entrants into the SERP (i.e. the SERP was closed to new participants effective January 1, 2010). For those eligible executives, the Restoration Plan provides supplemental benefits equal to the amount of contributions that executives are precluded from receiving under the defined contribution pension feature of our qualified Retirement and Savings Plan due to income limitations under the Code. The eligible executives are also eligible for an additional flat 3% contribution credit. Only Mr. Klein was eligible for these additional benefits provided under the Restoration Plan.

From the Restoration Plan’s inception in September 2005 until December 2010, all participant accounts were tracked against the American Balanced Fund under the Retirement and Savings Plan. Effective January 1,

2011, eligible executives, including our named executive officers, have the opportunity to track their Restoration Plan contribution credits (balances) against the entire diverse array of investment options which mirrors those available within our Deferred Compensation Plan as described below.

Each participant will become 100% vested in his or her Restoration Plan account upon attainment of age 60 or upon termination of employment under certain circumstances, as described in the Potential Payments upon Termination or Change in Control section below. If a participant resigns before age 60, his or her Restoration Plan account will be forfeited. Benefit payments under the Restoration Plan will begin following a participant’s qualifying separation from service.

Deferred Compensation Plan

The Deferred Compensation Plan provides participants with the ability to annually defer receipt of a portion of their base salary and/or annual incentive in order to save and accumulate additional retirement funds on a before-tax basis. As of December 31, 2011, no named executive officers have a balance in the Deferred Compensation Plan.

The amounts reflected below are related to the Restoration Plan as described above.

2011 Non-Qualified Deferred Compensation Table

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Mr. Fraizer	—	112,584	13,415	—	426,940
Mr. Klein	—	17,411	—	—	—
Mr. Kelleher	—	50,600	2,640	—	98,898
Mr. Joelson	—	50,792	1,750	—	72,149
Mr. Schneider	—	28,106	2,775	—	92,350
Mr. Roday	—	45,185	3,955	—	132,168

(1)	Reflects company contributions made in 2012, which are based on 2011 earnings. The contributions are reported as compensation for 2011 in the “All Other Compensation” column of the 2011 Summary Compensation Table. The contributions are not included in the “Aggregate Balance at Last FYE” column of this table.
(2)	Aggregate balances reported as of December 31, 2011 for the named executive officers include amounts that were reported in the 2011 Summary Compensation Table for years prior to 2011. For the Restoration Plan, the amount of previously reported compensation includes $354,389 for Mr. Fraizer, $81,529 for Mr. Kelleher, $30,619 for Mr. Joelson, $58,141 for Mr. Roday and $21,507 for Mr. Schneider.

Potential Payments upon Termination or Change of Control

The following tables and narrative disclosure summarize the compensation and benefits payable to each of the named executive officers in the event of a termination of such named executive officer’s employment under various circumstances. The amounts shown assume that such termination was effective as of December 31, 2011.

Termination of Employment in General

We do not have employment agreements or other individual arrangements with our named executive officers that provide for specific severance benefits upon a termination of employment. In general, upon termination of employment, an executive officer will receive compensation and benefits for which he or she has already vested. This includes accrued but unpaid salary, accrued and unused vacation pay, amounts previously earned and deferred under the Deferred Compensation Plan and payments and benefits accrued under our broad-based benefit programs, including any vested contributions we made under the 401(k) and defined contribution portion of our Retirement and Savings Plan.

In the event of death, disability, retirement or certain terminations following a business disposition or a change of control of the company, an executive officer would be eligible to receive additional benefits or compensation as set forth in the tables and described in the narrative below.

Change of Control

The Compensation Committee reviews the company’s change of control plans annually. Following such review in 2011, the Compensation Committee decided that there will be no new participants under the 2005 Change of Control Plan, and then adopted a new 2011 Change of Control Plan to offer comparable severance benefits to newly designated key executives.

The 2011 Change of Control Plan is identical to the 2005 Change of Control Plan, except that it does not provide participants with any tax gross-up benefits. Martin P. Klein, who was appointed Senior Vice President—Chief Financial Officer of the company effective May 11, 2011, is currently the only participant under the 2011 Change of Control Plan.

Pursuant to the change of control plans, the named executive officers would receive payments in the event of an involuntary termination without cause or a voluntary resignation with good reason that occur within two years following a change of control of the company (“Qualified Termination”). In the event of a Qualified Termination, each participating executive would be eligible to receive certain “Basic Benefits” described below. If a participating executive elects to enter into a non-competition agreement for 18 months following their Qualified Termination, then he or she will be entitled to receive certain “Enhanced Benefits” in addition to the Basic Benefits, each noted in the table below.

	Mr. Fraizer	Mr. Klein	Mr. Kelleher	Mr. Joelson	Mr. Roday	Mr. Schneider
Basic Benefits
Pro-Rated Annual Incentive (1)	$2,250,000	$550,000	$812,500	$687,500	$600,000	$612,500
Pro-Rated Mid-Term Incentive Awards (cash plan) (2)	3,376,000	156,000	1,034,333	886,000	420,000	834,000
Cash Severance (3)	6,750,000	2,200,000	2,925,000	2,475,000	2,400,000	2,205,000
Stock Option and SAR Vesting (4)	545,332	—	110,430	110,430	79,755	98,160
RSU Vesting (4)	—	196,500	79,746	96,829	61,491	64,845
SERP Vesting (5)	2,374,803	—	639,727	376,279	946,519	475,174
Restoration Plan Vesting (6)	539,524	17,411	149,498	122,941	177,353	120,456
Continued Health Coverage (7)	24,019	16,590	24,019	335	24,019	24,019
Continued Life Insurance (8)	86,375	9,523	4,969	9,733	58,251	9,558
280G Tax Gross-up (9)	—	N/A	1,558,908	1,251,658	—	1,131,323

Sub-Total	15,946,053	3,146,024	7,339,130	6,016,705	4,767,388	5,575,035

Enhanced Benefits
Enhanced Cash Severance (3)	3,375,000	1,100,000	1,462,500	1,237,500	1,200,000	1,102,500
Enhanced RSU Vesting (4)	1,819,616	—	—	—	102,514	—

Sub-Total	5,194,616	1,100,000	1,462,500	1,237,500	1,302,514	1,102,500

Total Basic and Enhanced Benefits	$21,140,669	$4,246,024	$8,801,630	$7,254,205	$6,069,902	$6,677,535

(1)	Lump sum cash payment of the executive officer’s current-year annual incentive. Amounts payable under the change of control plans are based on the executive officer’s “target” award opportunity, pro-rated for the time worked during the performance period when the termination of employment occurred.
(2)	Represents a pro-rated portion of the mid-term incentive award. Amounts payable under the change of control plans are based on the executive officer’s “target” award opportunity, pro-rated for the time worked during the performance period when the termination of employment occurred.

(3)	Basic Benefits: 2.00 times base salary plus 2.00 times target annual incentive for the named executive officers. Enhanced Benefits: additional 1.00 times base salary and additional 1.00 times target annual incentive paid upon the expiration of an 18-month non-competition period under the non-competition agreement.
(4)	Amounts reflect the aggregate value (based on the value of Genworth common stock as of December 31, 2011) of time-vested equity awards for which vesting would accelerate under the change of control plans. “Basic Benefits” represent the “spread value” on all unvested stock options and SARs which would become immediately vested and exercisable in full and the fair market value of all shares underlying unvested RSUs (except those RSUs scheduled to vest upon retirement). “Enhanced Benefits” represent the incremental value of RSUs that vest upon retirement, which would immediately vest upon termination if the executive executes the non-competition agreement.
(5)	Reflects the present value of each named executive officer’s accumulated benefits under the SERP, as noted in the 2011 Pension Benefits Table, which would become fully vested.
(6)	Represents the outstanding balance of the Restoration Plan plus contributions made to the plan in 2012 for qualified earnings in 2011, as noted in the 2011 Non-Qualified Deferred Compensation Table, which would become fully vested.
(7)	Represents an estimated value for providing continued medical, dental and hospitalization coverage for 18 months following a Qualified Termination.
(8)	Represents the estimated value of premium payments for 18 months of continued coverage under the Leadership Life and Executive Life Programs.
(9)	The 2005 Change of Control Plan will provide a gross-up payment for any excise tax due under Section 280G of the Code, except where the total payments to an executive officer exceed the limit defined under Section 280G of the Code by less than 10%. In the instance that an executive’s parachute payments do not exceed the limit in Section 280G of the Code by 10%, then the compensation payable to the executive will be reduced such that the total payments do not exceed the Internal Revenue Service limit (which is referred to as a “modified 280G cut-back”). The amounts in these rows represent a good-faith estimate of potential gross-up payments payable to the named executive officers. As a participant in the 2011 Change of Control Plan, Mr. Klein is not eligible for this tax gross-up benefit. Under the 2011 Change of Control Plan, if the executive’s parachute payments exceed the 280G limit, then the compensation payable to the executive will be reduced if doing so would result in the executive retaining a larger after-tax benefit.

Death or Disability

In the event of death or total disability, executive officers (or the designated beneficiary) would generally be eligible for a pro-rated portion of any annual or mid-term incentive awards. The annual incentive amount payable is shown in the “Non-Equity Incentive Plan Compensation” column of the 2011 Summary Compensation Table. All other amounts that include accelerated vesting or life insurance benefits are shown in the table below. Assuming a termination due to death or total disability on December 31, 2011, an executive (or the designated beneficiary) would be eligible to receive the following:

•

Equity Awards. In the event of death, all unvested stock options and SARs would become vested and exercisable, and any unvested RSUs would become vested. The treatment for outstanding stock options, SARs and RSUs is the same in the event of termination due to total disability, except that any such equity awards not held for more than a year from the grant date will be cancelled.

•

Mid-Term Incentives. Executives (or the designated beneficiary) would receive a pro-rated portion of any mid-term incentive award in the case of death or disability, based on actual performance at the time of payout.

•

Retirement Programs. Executive officers (or the designated beneficiary) would become vested in the SERP benefits shown in the 2011 Pension Benefits Table and the balance of the Restoration Plan reported in the 2011 Non-Qualified Deferred Compensation Table. Executive officers would also receive the 2012 contribution to the Restoration Plan, which is based on 2011 compensation.

•

Life Insurance Programs. In the event of death, the beneficiary would receive payments pursuant to the Leadership Life and Executive Life Programs in the form of death benefits. In the event of disability, the executive would receive one year of continued Leadership Life Program premiums.

The estimated values for these additional benefits are noted in the table below.

	Mr. Fraizer		Mr. Klein		Mr. Kelleher		Mr. Joelson		Mr. Roday		Mr. Schneider
	Death	Disability	Death	Disability	Death	Disability	Death	Disability	Death	Disability	Death	Disability
Stock Options and SARs (1)	$ 545,332	$545,332	$—	$—	$110,430	$110,430	$110,430	$110,430	$79,755	$79,755	$98,160	$98,160
RSUs (1)	1,819,616	1,819,616	196,500	—	79,746	79,746	96,829	96,829	164,005	164,005	64,845	64,845
Mid-Term Incentive Award (2)	3,376,000	3,376,000	156,000	156,000	1,034,333	1,034,333	886,000	886,000	420,000	420,000	834,000	834,000
Restoration Plan (3)	112,584	112,584	17,411	17,411	50,600	50,600	50,792	50,792	45,185	45,185	28,106	28,106
Leadership Life (4)	5,650,000	27,832	2,000,000	1,620	2,000,000	1,887	2,000,000	1,752	2,000,000	4,693	2,000,000	1,316
Executive Life (5)	1,407,500	—	1,407,500	—	1,407,500	—	1,410,000	—	1,407,500	—	1,410,000	—

Total	$12,911,032	$5,881,364	$3,777,411	$175,031	$4,682,609	$1,276,996	$4,554,051	$1,145,803	$4,116,445	$713,638	$4,435,111	$1,026,427

(1)	Reflects the aggregate value of equity awards for which vesting would accelerate based on the value of Genworth common stock as of December 31, 2011. Amounts represent the “spread value” of any unvested stock options and SARs and the fair market value of shares underlying any unvested RSUs.
(2)	Reflects a pro-rated portion of mid-term incentives. The target value of the plans are shown as an estimate; however, actual amount received is based on the performance of the full two- and three-year periods and would be paid out on the normal pay out dates.
(3)	Pursuant to the terms of the Restoration Plan, these amounts represent contributions to be made on behalf of the named executive officers in 2012 for compensation earned in 2011. These are reported in the 2011 Non-Qualified Deferred Compensation Table.
(4)	Represents death benefits payable to the named executive officer’s beneficiary in the event of death, or the value of one year of continued premium payments in the event of total disability.
(5)	Pursuant to the terms of the Executive Life Program, we will use the proceeds from a company-owned life insurance policy to pay the named executive officer’s beneficiary a $1 million payment, plus a gross-up on federal and state income taxes related to that payment.

Retirement

Each of our executive benefit and compensation programs has varying retirement definitions. Assuming a retirement on December 31, 2011, an executive would be eligible to receive the benefits listed below. As of the completion of the last fiscal year, no named executive officers are eligible for retirement under the definitions of retirement for each plan. Assuming a termination on December 31, 2011, a retirement-eligible executive would be eligible to receive the following:

•

Retirement Programs. The definition of retirement for purposes of the SERP is attainment of age 60. The SERP will vest and become payable after a voluntary resignation beginning six months after the separation date. The Restoration Plan vests upon termination if participant is at least age 60 at termination. Benefits will be paid from the Restoration Plan in ten annual installments if the account balance is $50,000 or more at retirement or paid in a lump sum if the account balance is less than $50,000 at retirement.

•

Life Insurance Programs. The definition of retirement under the Leadership Life Program is age 60 with ten years of service. If this eligibility is met, we will continue to pay Leadership Life Program premiums until the latter of age 65, or until a total of ten annual premium payments have been made. For participants under the Executive Life Program prior to January 1, 2007, we will continue to pay the premium if the executive retires at age 60 with ten years of service. For participants joining the Executive Life Program after January 1, 2007, coverage will cease at termination.

•

Equity Awards. All unvested stock option, SAR and RSU awards that have been held for one year at the time of retirement will immediately vest and become exercisable if the participant is at least age 60 with five years of service at retirement.

Business Disposition

Some of our equity awards contain provisions for modified vesting if an employee terminates as a result of employment by a successor employer to which we have transferred a business operation (“Business Disposition”). All unvested stock options and SARs noted in the Outstanding Equity Awards at 2011 Fiscal Year-End Table above would continue to vest in accordance with their original vesting schedule, and outstanding stock options and SARs shall expire on the earlier of the original expiration date or five years from the Business Disposition date. All outstanding RSUs would be cancelled immediately upon a Business Disposition.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act requires that we provide our stockholders with the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the Compensation Discussion and Analysis section above, our executive compensation programs are designed to attract, retain and motivate employees of superior ability who are dedicated to the long-term interests of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased stockholder value. Highlights of our executive compensation program, as described in the Compensation Discussion and Analysis section, include:

•	a compensation program that is performance-based, using multiple performance measures over multiple timeframes;

•	annual incentives that are earned based on a qualitative review of performance against key financial and non-financial objectives;

•

mid-term incentives that are designed to reward achievement and recognize performance over a two- or three-year period, with flexibility to select different metrics for each successive performance cycle;

•	long-term equity grants in the form of SARs, whose value depends on increases in stock price following the date of grant; and

•	appropriate risk management practices, including a clawback policy, anti-hedging policy, stock ownership requirements and net hold requirements with respect to equity grants.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we will ask our stockholders to vote FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section, the 2011 Summary Compensation Table and the other related tables and narrative discussion.

The say-on-pay vote is advisory, and therefore not binding on Genworth, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders, and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation as it deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR

THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS,

AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE

COMPENSATION DISCLOSURE RULES OF THE SEC.

APPROVAL OF THE 2012 GENWORTH FINANCIAL, INC. OMNIBUS INCENTIVE PLAN

On March 14, 2012, our Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the 2012 Genworth Financial, Inc. Omnibus Incentive Plan (the “2012 Plan”). The 2012 Plan will become effective as of the date it is approved by our stockholders.

The 2012 Plan is intended to serve as the successor to the company’s 2004 Omnibus Incentive Plan (the “Prior Plan”). As of February 29, 2012, there were approximately 25,107,732 shares of our common stock subject to outstanding awards under the Prior Plan. As of such date, there were approximately 2,712,114 shares of our common stock reserved and available for future awards under the Prior Plan. The Prior Plan has been the sole source of shares for all equity incentive awards granted to our officers, employees and directors since our initial public offering in 2004, and during such time we have never sought stockholder approval of any increase in the number of shares available for issuance under the Prior Plan. If our stockholders approve the 2012 Plan, all future equity awards will be made from the 2012 Plan, and we will not grant any additional awards under the Prior Plan.

A summary of the 2012 Plan is set forth below. This summary is qualified in its entirety by the full text of the 2012 Plan, which is attached to this proxy statement as Appendix A.

Promotion of Sound Corporate Governance Practices

We have designed the 2012 Plan to include a number of features that reinforce and promote alignment of equity compensation arrangements for employees, officers and non-employee directors with the interests of stockholders and the company. These features include, but are not limited to, the following:

•

No Discounted Stock Options or Stock Appreciation Rights (SARs). Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•

Prohibition on Repricing. The exercise price of a stock option or SAR may not be reduced, directly or indirectly, without the prior approval of stockholders, including by a cash repurchase of “underwater” awards.

•

Minimum Vesting Requirements. Subject to certain limited exceptions, full-value awards granted under the 2012 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation.

•

No Liberal Share Recycling. Shares retained by or delivered to the company to pay the exercise price of a stock option or SAR or to satisfy tax withholding obligations in connection with the exercise or settlement of an award count against the number of shares remaining available under the 2012 Plan.

•	No Dividends on Unearned Awards. The 2012 Plan prohibits the current payment of dividends or dividend equivalent rights on unearned awards.

•

Fungible Share Pool. The 2012 Plan utilizes a fungible share pool under which each regular stock option and SAR counts as one share against the share reserve and each full-value award counts as 1.25 shares against the share reserve. Each SAR with a “maximum share value,” as described below, may count as less than one share against the share reserve.

•	Awards Subject to Clawback Policy. Awards under the 2012 Plan will be subject to any compensation recoupment policy that the company may adopt from time to time.

•	No Tax Gross-Ups. The 2012 Plan does not provide for any tax gross-ups.

•

Change in Control Treatment. If awards granted under the 2012 Plan are assumed by the successor entity in a change of control of the company, such awards will not automatically vest and pay out upon the change of control.

Key Data Relating to Outstanding Equity Awards and Shares Available

The following table includes information regarding outstanding equity awards and shares available for future awards under the Prior Plan as of February 29, 2012 (and without giving effect to approval of the 2012 Plan under this Proposal):

Prior Plan
Total shares underlying outstanding stock options and SARs	21,737,241
Weighted-average exercise price of outstanding stock options and SARs	$13.74
Weighted-average remaining contractual life of outstanding stock options and SARs	6.16 years
Total shares underlying outstanding unvested full value awards	3,370,491
Total shares currently available for grant (1)	2,712,114

(1)	If our stockholders approve the 2012 Plan, all future equity awards will be made from the 2012 Plan, and we will not grant any additional awards under the Prior Plan. Furthermore, during the period from February 29, 2012 to the date of the Annual Meeting, we will not grant any awards under the Prior Plan in an aggregate amount greater than 100,000 shares.

Summary of the 2012 Plan

Purpose. The purpose of the 2012 Plan is to promote the interests of the company and its stockholders by strengthening the ability of the company to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the company.

Administration. The 2012 Plan will be administered by a committee (the “Committee”) of the Board. The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2012 Plan; interpret the terms and intent of the 2012 Plan and any award certificate; and make all other decisions and determinations that may be required under the 2012 Plan. Unless and until changed by the Board, the Compensation Committee is designated as the Committee to administer the 2012 Plan.

Eligibility. The 2012 Plan permits the grant of incentive awards to employees, officers, non-employee directors, and consultants of the company and its affiliates as selected by the Committee. As of December 31, 2011, approximately 6,400 employees and nine non-employee directors would be eligible to participate in the 2012 Plan.

Awards to Non-Employee Directors. Notwithstanding the above, awards to non-employee directors will be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of non-employee directors as in effect from time to time. The Committee may not make discretionary grants under the 2012 Plan to non-employee directors outside of such established program for director compensation.

Permissible Awards. The 2012 Plan authorizes the granting of awards in any of the following forms:

•

market-priced stock options to purchase shares of our common stock (for a term not to exceed 10 years), which may be designated under the Code as nonstatutory stock options (which may be granted to all participants) or incentive stock options (which may be granted to officers and employees but not to consultants or non-employee directors);

•

SARs, which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of our common stock on the date of exercise over the base price of the award (which cannot be less than the fair market value of the underlying stock as of the grant date);

•

restricted stock awards (including performance shares), which are subject to restrictions on transferability and subject to forfeiture on terms set by the Committee, including time-based and/or performance-based vesting conditions;

•

RSUs (including performance units), which represent the right to receive shares of common stock (or an equivalent value in cash, as specified in the award certificate) at a designated time in the future, subject to time-based and/or performance-based vesting conditions set by the Committee;

•

dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other full-value awards) equal to any dividends paid on the shares of stock underlying the full-value award;

•	non-employee director awards, including DSUs, which represent a vested right to receive shares of common stock at a designated time in the future;

•	other stock-based awards that are denominated in, or valued by reference to, shares of our common stock; and

•	cash-based awards, including performance-based annual bonus awards.

Shares Available for Awards. Subject to adjustment in the event of stock splits and similar events, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the 2012 Plan is 16,000,000, plus a number of additional shares (not to exceed 25,000,000) underlying awards outstanding as of the effective date of the 2012 Plan under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason.

Share Counting. As noted above, the 2012 Plan utilizes a fungible share pool under which each stock option and SAR counts against the share reserve on a one-for-one basis, and each full-value award counts against the share reserve on a greater than one-for-one basis. In addition, the 2012 Plan provides that SARs may be granted with a “maximum share value,” which means that if the fair market value of our common stock equals or exceeds a specified amount on any day during the term of such award, the vested and unexercised portion of the award, if any, will be automatically exercised on such date without further action or notice by the company or the participant. Because a maximum share value provision in a SAR limits the number of shares that may be issued to a holder upon exercise of the SAR, the 2012 Plan permits such awards to count against the share reserve on a less than one-for-one basis. Specifically, shares of common stock reserved and available for issuance pursuant to awards granted under the 2012 Plan shall be counted against the 2012 Plan reserve as follows:

•

The full number of shares subject to a stock option shall count against the shares remaining available under the 2012 Plan, even if the exercise price of the stock option is satisfied in whole or in part through net-settlement or by delivering shares to the company.

•	The full number of shares originally subject to an award of SARs shall count against the shares remaining available under the 2012 Plan, subject to the following:

—	SARs without any specified “maximum share value” (as described below) shall count as one share for each share covered by such awards.

—	SARs with a maximum share value equal to or less than two times the grant price shall count as 0.53 share for each share covered by such awards.

—	SARs with a maximum share value greater than two times the grant price and equal to or less than three times the grant price shall count as 0.76 share for each share covered by such awards.

—	SARs with a maximum share value greater than three times the grant price and equal to or less than four times the grant price shall count as 0.85 share for each share covered by such awards.

—	SARs with a maximum share value greater than four times the grant price and equal to or less than five times the grant price shall count as 0.91 share for each share covered by such awards.

•

Full-value awards (which are any awards other than options or SARs) that are settled in stock shall count against the shares remaining available under the 2012 Plan as 1.25 shares for each share covered by such awards.

•

Shares withheld or repurchased from an award to satisfy tax withholding requirements shall count against the shares remaining available under the 2012 Plan, and shares delivered to satisfy tax withholding requirements shall not be added to the 2012 Plan share reserve.

•

To the extent that an award is canceled, terminates, expires, is forfeited or lapses for any reason, including by reason of failure to achieve maximum performance goals, any unissued or forfeited shares will be added back to the 2012 Plan share reserve and again be available for issuance under the 2012 Plan.

•	Shares subject to awards settled in cash will be added back to the 2012 Plan share reserve and again be available for issuance under the 2012 Plan.

•

The Committee may grant awards under the 2012 Plan in substitution for awards held by employees of another entity who become employees of the company as a result of a business combination, and such substitute awards will not count against the 2012 Plan share reserve.

Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted (or allocated in the case of multi-year performance awards) under the 2012 Plan in any calendar year to any one participant is as follows: stock options or SARs, 5,000,000; restricted stock or stock units, 2,000,000; and other stock-based awards, 1,000,000. The maximum aggregate amount that may be paid, credited or vested with respect to cash-based awards under the 2012 Plan to any one participant in any calendar year of the company shall be $10,000,000.

Minimum Vesting Requirements. Except in the case of substitute awards granted in a business combination as described above, full-value awards granted to employees under the 2012 Plan will either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may (i) permit acceleration of vesting of full-value awards in the event of a participant’s termination of service or the occurrence of a change in control, or (ii) grant full-value awards without the minimum vesting requirements described above with respect to awards covering 5% or fewer of the total number of shares authorized under the 2012 Plan.

Performance Goals. All options and SARs granted under the 2012 Plan are designed to be exempt from the $1,000,000 deduction limit imposed by Code Section 162(m). The Committee may designate any other award granted under the 2012 Plan as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Code Section 162(m). If an award is so designated, the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria, which may be used to measure the performance of the company or any of its affiliates as a whole, any business unit thereof or a combination thereof or compared to the performance of a group of comparable companies, or a published or special index:

•	net earnings or net income (before or after taxes);

•	earnings growth or source of earnings;

•	earnings per share;

•	net sales (including net sales growth);

•	gross profits or net operating profit;

•	return measures (including, but not limited to, return on assets, capital, equity, or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures);

•	revenue growth;

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total shareholder return);

•	expense targets;

•	margins (including, but not limited to, gross or operating margins);

•	operating efficiency;

•	customer satisfaction or increase in the number of customers;

•	attainment of budget goals;

•	division working capital turnover;

•	attainment of strategic or operational initiatives;

•	market share;

•	cost reductions;

•	working capital targets (including, but not limited to, capital ratios, capital or book value metrics); and

•	EVA® and other value-added measures.

The Committee must establish such goals within the first 90 days of the period for which such performance goal relates, but not less than 25% of the performance period (or such later date as may be permitted under applicable tax regulations), and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal.

The Committee may provide, at the time the performance goals are established, that any evaluation of performance shall exclude or otherwise equitably adjust for any specified circumstance or event that occurs during the performance period, including by way of example, but not limited to, the following: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in then-current accounting principles or in management’s discussion and analysis of financial condition and results of operations appearing in the company’s annual report to stockholders for the applicable year; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.

Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

Treatment of Awards upon a Change of Control. If the successor entity in a change of control of the company assumes and maintains awards granted under the 2012 Plan, those award will not automatically vest and pay out upon the change of control. Alternatively, unless the Committee determines otherwise or unless otherwise specifically prohibited under applicable laws or by the rules of any stock exchange on which our common stock is listed, in the event of a change of control of the company in which a successor entity fails to assume and maintain awards under the 2012 Plan:

•	all time-vesting awards will fully vest as of the effective date of the change of control and will be distributed or paid to the participant within 30 days following the change of control.

•

all performance-vesting awards will fully vest as of the effective date of the change of control, will be deemed earned based on the target performance being attained for the performance period in which the change of control occurs, and will be will be distributed or paid to the participant within 30 days following the change of control pro rata based on the portion of the performance period elapsed on the date of the change of control.

Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Committee may permit other transfers (other than transfers for value). A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.

Adjustments. In the event of a transaction between the company and its stockholders that causes the per-share value of the company’s common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under the 2012 Plan will be adjusted proportionately, and the Committee must make such adjustments to the 2012 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of any corporate event or transaction involving the company, such as a merger, consolidation, reorganization, recapitalization, stock split, a stock dividend, spin-off, or a combination or exchange of shares, dividend in kind or other like change in capital structure, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any outstanding awards to reflect such changes or distributions and to modify any other terms of outstanding awards.

Termination and Amendment. The Board may, at any time and from time to time, terminate or amend the 2012 Plan, but if an amendment would constitute a material amendment requiring stockholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to stockholder approval. No termination or amendment of the 2012 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award. Unless sooner terminated, the 2012 Plan will terminate on the tenth anniversary of its adoption by the Board or, if the stockholders approve an amendment to the 2012 Plan that increases the number of shares subject to the 2012 Plan, the tenth anniversary of the date of such approval.

The Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.

Prohibition on Repricing. As indicated above under “Termination and Amendment,” outstanding stock options and SARs cannot be repriced, directly or indirectly, without stockholder approval. The exchange of an “underwater” stock option or SAR (i.e., an award having an exercise price in excess of the current market value of the underlying stock) for another award or for a cash payment would be considered an indirect repricing and would, therefore, require stockholder approval.

Clawback Policy. Awards under the 2012 Plan will be subject to any compensation recoupment policy (sometimes referred to as a “clawback policy”) of the company as adopted from time to time.

Certain U.S. Federal Income Tax Effects

The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2012 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.

Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant of a nonstatutory stock option under the 2012 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the company will be allowed a corresponding federal income tax deduction. Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.

SARs. A participant receiving a SAR under the 2012 Plan will not recognize income, and the company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the company will be allowed a corresponding federal income tax deduction at that time.

Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.

Restricted or Deferred Stock Units. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Cash-Based Awards. A participant will not recognize income, and the company will not be allowed a tax deduction, at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m).

Tax Withholding. The company has the right to deduct or withhold, or require a participant to remit to the company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2012 Plan.

Benefits to Named Executive Officers and Others

As of April 4, 2012, no awards had been granted under the 2012 Plan. Awards will be made at the discretion of the Committee or pursuant to delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the 2012 Plan in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE

APPROVAL OF THE 2012 GENWORTH FINANCIAL, INC. OMNIBUS INCENTIVE PLAN

EQUITY COMPENSATION PLANS

The following table gives information as of December 31, 2011 about the common stock that may be issued under all of our existing equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (3)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (4)
Equity Compensation Plans Approved by Stockholders (1)	11,541,254	$11.87	6,843,393
Equity Compensation Plans Not Approved by Stockholders	N/A	N/A	N/A
Total	11,541,254	$11.87	6,843,393

(1)	2004 Genworth Financial, Inc. Omnibus Incentive Plan.
(2)	Includes shares issuable pursuant to the exercise or conversion of stock options, SARs and RSUs. The number of shares issuable upon exercise of SARs is calculated based on the excess of the closing price of our common stock on December 31, 2011 ($6.55) over the base price of the SARs.
(3)	Calculation of weighted-average exercise price of outstanding awards includes stock options and SARs, which are exercisable for shares of common stock for no consideration, but does not include RSUs that convert to shares of common stock for no consideration. The weighted-average exercise price of outstanding stock options was $12.70. The weighted-average base price of outstanding SARs was $16.07.
(4)	Includes approximately 5,614,865 shares that are available for issuance pursuant to grants of full-value stock awards.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee during 2011 had a relationship that requires disclosure as a Compensation Committee interlock.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

Our Board of Directors has established a policy, which is set forth in our Governance Principles, that Genworth will not enter into a transaction with a “related person” except in circumstances where there is a verifiable Genworth business interest supporting the transaction and the transaction otherwise meets Genworth’s standards that apply to similar transactions with unaffiliated entities or persons. For purposes of our policy, “related person” means any of our executive officers, directors, nominees for director, any persons known by us to beneficially own in excess of 5% of any class of our voting securities, any person who is an immediate family member of the foregoing and any firm, corporation or other entity in which any of the foregoing persons is an executive officer, general partner, principal or in a similar position or in which such person is deemed to have a 10% or greater beneficial ownership interest. Our policy applies to all transactions with “related persons,” including modifications of previously approved transactions, other than: (1) transactions available to all employees generally; and (2) transactions involving the payment of compensation or the entry into compensatory agreements or arrangements that are approved by the Compensation Committee or paid pursuant to an agreement, plan or arrangement approved by the Compensation Committee. The Board has delegated to the Audit Committee the responsibility of establishing policies and procedures for the review and approval of transactions with related persons, and the Audit Committee has established certain key practices related thereto. Our Governance Principles are in writing and can be found in the corporate governance section of our website. To view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Governance Principles” and finally click “Governance Principles” one more time. Our Audit Committee’s key practices are in writing and can be found in the corporate governance section of our website. To view, go to www.genworth.com, click “Investors,” then click “Corporate Governance,” then click “Audit Committee” and finally click “Key Practices.”

EVALUATION OF COMPENSATION PROGRAM RISKS

The Compensation Committee has reviewed with management the design and operation of our compensation arrangements for employees, including executive officers, for the purpose of determining whether such programs might encourage inappropriate risk-taking that could have a material adverse effect on the company. Following that review, the Compensation Committee concluded that the company’s compensation plans, programs and policies do not encourage employees to take risks that are reasonably likely to have a material adverse effect on the company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person with respect to our securities.

To our knowledge, all filings required to be made by reporting persons during 2011 were timely made in accordance with the requirements of Section 16(a) of the Securities Exchange Act of 1934.

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed the company’s audited financial statements and management’s annual report on internal control over financial reporting with management, which has primary responsibility for the financial statements and related internal controls. KPMG LLP (“KPMG”), the company’s independent registered public accounting firm for 2011, is responsible for expressing an opinion on the conformity of the company’s audited financial statements with U.S. generally accepted accounting principles and on the effectiveness of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) in Rule 3200T. The committee has received the written disclosures and the letter from KPMG in accordance with applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the committee discussed with KPMG that firm’s independence. The committee also concluded that KPMG’s provision of audit and non-audit services, as described in the next section, to the company and its affiliates is compatible with KPMG’s independence.

Based on the review and discussions referred to above, the committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for 2011 for filing with the Securities and Exchange Commission and selected KPMG as the independent registered public accounting firm for the company for 2012. This report is provided by the following independent directors, who constitute the committee:

James A. Parke, Chair

Christine B. Mead

Thomas E. Moloney

James S. Riepe

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Upon the approval of the Audit Committee, Genworth retained KPMG to audit our financial statements for 2011 and to attest to the effectiveness of the company’s internal control over financial reporting. In addition, Genworth retained KPMG, as well as other accounting firms, to provide other auditing and advisory services in 2011. We understand the need for KPMG to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of KPMG, our Audit Committee has restricted the non-audit services that KPMG may provide to us primarily to tax services and merger and acquisition due diligence services and has determined that we would obtain these non-audit services from KPMG only when the services offered by KPMG are more effective or economical than services available from other providers, and, to the extent possible, only after competitive bidding.

The Audit Committee has also adopted policies and procedures for pre-approving all non-audit services performed by KPMG. Specifically, the committee has pre-approved the use of KPMG for detailed, specific types of non-audit services which are restricted primarily to tax services and merger and acquisition due diligence. Pursuant to these pre-approval policies and procedures, the Audit Committee has authorized non-audit services performed by KPMG up to $750,000 in any calendar year; provided, however, that management must report the specific engagements to the Audit Committee on at least a quarterly basis and must obtain pre-approval from the Audit Committee for any single engagement over $250,000 and for any tax service engagement. Any non-audit services in excess of $750,000 in any calendar year, regardless of amount, require specific pre-approval by the Audit Committee. In addition, all tax services conducted by KPMG were pre-approved by the Audit Committee. No other non-audit work conducted by KPMG during 2011 required the specific pre-approval of the Audit Committee consistent with the guidelines set forth above.

The aggregate fees billed by KPMG in 2011 and 2010 for professional services rendered were:

Type of Fees	2011	2010
	(in millions)
Audit Fees (1)	$8.6	$7.9
Audit-Related Fees (2)	0.9	0.6
Tax Fees (3)	0.1	0.3
All Other Fees (4)	—	0.1

Total	$9.6	$8.9

(1)	Fees for services to perform an audit or review in accordance with either the standards of the PCAOB or generally accepted auditing standards and services that generally only Genworth’s independent registered public accounting firm can reasonably provide, such as the audit of Genworth’s financial statements included in public offerings or filings, the review of the financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by accountants in connection with statutory and regulatory filings or engagements.
(2)	Fees for assurance and related services that are traditionally performed by Genworth’s independent registered public accounting firm, such as, audit and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, internal control reviews, attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards.
(3)	Fees for tax compliance, consultation and planning services. Tax compliance generally involves preparation of original and amended tax returns, claims for refunds, tax payment planning services and assistance with tax audits and filing appeals and totaled $131,115 for 2011 and $304,589 for 2010. Tax consultation and tax planning encompass a diverse range of services, including assistance in connection with tax advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice from taxing authorities and Genworth did not incur any such fees for 2011 and 2010.
(4)	Fees not considered audit or audit-related, such as the utilization of KPMG’s XME software for regulatory filings in the United Kingdom in 2010.

Our Audit Committee has adopted restrictions on our hiring of a KPMG partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional and any other persons having responsibility for providing audit assurance on any aspect of their certification of the company’s financial statements. The committee also requires the lead KPMG partner assigned to our audit to be rotated at least every five years.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG as our independent registered public accounting firm to perform the audit of our financial statements and to attest to the effectiveness of the company’s internal control over financial reporting for 2012. KPMG was our independent registered public accounting firm for the year ended December 31, 2011. The firm is a registered public accounting firm with the PCAOB, as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB.

KPMG representatives are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

We are asking our stockholders to ratify the selection of KPMG as our independent registered public accounting firm. Although ratification is not required by our certificate of incorporation or Bylaws or otherwise, the Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE

RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2012.

APPENDIX A

2012 Genworth Financial, Inc.

Omnibus Incentive Plan

2012 GENWORTH FINANCIAL, INC.

OMNIBUS INCENTIVE PLAN

Article 1. Establishment, Purpose, Awards, Eligibility and Participation

1.1 Establishment. Genworth Financial, Inc., a Delaware corporation (together with its successors, the “Company”), establishes the 2012 Genworth Financial, Inc. Omnibus Incentive Plan (the “Plan”), as set forth in this document.

The Plan shall become effective on the date that it is approved by the Company’s stockholders (the date on which the Plan becomes effective being referred to herein as the “Effective Date”).

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its stockholders by strengthening the ability of the Company and its Affiliates to attract, motivate, reward, and retain qualified individuals upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an opportunity for such individuals to acquire stock ownership and other rights that promote and recognize the financial success and growth of the Company.

1.3 Awards. The Plan permits the grant of Stock Options, Stock Appreciation Rights, Restricted Stock (including Performance Shares), Restricted Stock Units (including Performance Units), Other-Stock Based Awards, Nonemployee Director Awards (including Deferred Stock Units), Dividend Equivalents with respect to Full-Value Awards, and Cash-Based Awards. The Plan sets forth the performance criteria and procedural requirements to permit the Company to design Awards that qualify as Performance-Based Compensation.

1.4 Eligibility and Participation. Any Employee (including a leased employee), Nonemployee Director, or Third Party Service Provider is eligible to be designated a Participant. An individual shall become a Participant upon the grant of an Award. Each Award shall be evidenced by an Award Certificate. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award. An Employee, Nonemployee Director, or Third Party Service Provider of an Affiliate may be granted Stock Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A. Incentive Stock Options may be granted only to Eligible Participants who are employees of the Company or a Parent or Subsidiary as defined in Section 424(e) and (f) of the Code.

Article 2. Definitions

In addition to the terms specifically defined elsewhere in the Plan, the following capitalized terms whenever used in the Plan shall have the meanings set forth below.

2.1 Awards.

(a)	“Award” shall mean, individually or collectively, any Stock Option, Stock Appreciation Right, Restricted Stock (including any Performance Share), Restricted Stock Unit (including any Performance Unit), Cash-Based Award, Dividend Equivalent, Other Stock-Based Award or Nonemployee Director Award (including any Deferred Stock Unit) that is granted under the Plan.

(b)	“Cash-Based Award” shall mean any right granted under Article 11.

(c)	“Deferred Stock Unit” shall mean a type of Nonemployee Director Award, as described in Article 10.

(d)	“Dividend Equivalent” shall mean a right with respect to a Full-Value Award granted under Article 9.

(e)	“Full-Value Award” means an Award other than in the form of a Stock Option, Stock Appreciation Right or Dividend Equivalent, and which is settled by the issuance of Shares (or at the discretion of the Committee, settled in cash valued by reference to full Share value).

(f)	“Incentive Stock Option” shall mean a Stock Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

(g)	“Nonemployee Director Award” shall mean any Award granted to a Nonemployee Director under Article 10.

(h)	“Nonstatutory Stock Option” shall mean a Stock Option that is not an Incentive Stock Option.

(i)	“Other Stock-Based Award” shall mean any right, granted under Article 8, that relates to or is valued by reference to Shares or other Awards relating to Shares.

(j)	“Performance-Based Compensation” shall mean compensation under an Award that is intended to constitute “qualified performance-based compensation” within the meaning of the regulations promulgated under Section 162(m) of the Code.

(k)	“Performance Share” shall mean a Share of Restricted Stock as described in Section 7.1(c).

(l)	“Performance Unit” shall mean a Restricted Stock Unit as described in Section 7.1(c).

(m)	“Restricted Stock” shall mean any Share granted under Article 7 that is subject to certain restrictions and to risk of forfeiture.

(n)	“Restricted Stock Unit” shall mean any right granted under Article 7 to receive Shares (or the equivalent value in cash or other property if the Committee so provides) in the future, which right is subject to certain restrictions and to risk of forfeiture.

(o)	“Stock Appreciation Right” or “SAR” shall mean any right granted under Article 6 to receive a payment equal to the difference between the Fair Market Value of a Share as of the date of exercise of the SAR over the grant price of the SAR.

(p)	“Stock Option” shall mean any right granted under Article 5 to purchase Shares at a specified price during specified time periods. A Stock Option may be an Incentive Stock Option or a Nonstatutory Stock Option.

2.2 Other Defined Terms.

(a)	“Affiliate” shall mean an entity that directly or through one or more intermediaries controls, is controlled by or is under common control with, the Company, including any Subsidiary.

(b)	“Annual Award Limit” shall have the meaning set forth in Section 4.3.

(c)	“Automatic Exercise” shall have the meaning set forth in Section 6.2.

(d)	“Award Certificate” shall mean a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Awards or series of Awards under the Plan. The Committee may provide for the use of electronic, internet or other non-paper Award Certificates, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

(e)	“Board of Directors” shall mean the board of directors of the Company.

(f)	“Change of Control” shall have the meaning set forth in Section 13.2.

(g)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder.

(h)

“Committee” shall mean a committee of the Board of Directors, whose members are intended to qualify as “independent” directors under the applicable rules of the stock exchange on which the Shares are listed, “outside” directors under Section 162(m) of the Code and the regulations thereunder, and, except as otherwise determined by the Board of Directors, “non-employee” directors under the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder, or any successor requirement to any of the foregoing. Unless and until changed by the Board, the Management Development and Compensation Committee of the Board is designated as the Committee to administer the Plan.

(i)	“Company” shall have the meaning set forth in Section 1.1.

(j)	“Covered Employee” shall mean, for any Plan Year, an executive officer of the Company whom the Committee identifies as a potential “covered employee,” as such term is defined in Section 162(m) of the Code and the regulations thereunder, or any successor statute.

(k)	“Effective Date” shall have the meaning set forth in Section 1.1.

(l)	“Employee” shall mean any employee of the Company or any of its Affiliates.

(m)	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

(n)	“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(o)	“Grant Date” of an Award means the first date on which all necessary corporate action has been taken to approve the grant of the Award as provided in the Plan, or such later date as is determined and specified as part of that authorization process. Notice of the grant shall be provided to the grantee within a reasonable time after the Grant Date.

(p)	“Maximum Share Value” shall have the meaning set forth in Section 6.2.

(q)	“Nonemployee Director” shall mean a director of the Company who is not a common law employee of the Company or an Affiliate.

(r)	“Participant” shall mean any eligible individual as set forth in Section 1.4 to whom an Award is granted under the Plan; provided that in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Section 15.14 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.

(s)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(t)	“Plan” shall have the meaning set forth in Section 1.1.

(u)	“Plan Year” shall mean the calendar year.

(v)	“Prior Plan” shall mean the 2004 Genworth Financial, Inc. Omnibus Incentive Plan, as amended.

(w)	“Share” shall mean a share of Class A common stock, par value $.001, of the Company (as such may be reclassified or renamed), and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4.4.

(x)	“Subsidiary” shall mean, with respect to a Person, any corporation or other entity, whether domestic or foreign, in which such Person has or obtains, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

(y)	“Third Party Service Provider” shall mean any consultant, agent, advisor, or independent contractor who renders services to the Company or any of its Affiliates, which services (a) are not performed in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan in accordance with this Article 3.

3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to (a) interpret the terms and the intent of the Plan and any Award Certificate or other agreement or document ancillary to or in connection with the Plan; (b) determine eligibility for Awards; and (c) adopt such rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper; provided, however, that the Board of Directors is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder. The Committee’s authority shall include, but not be limited to, the following:

(a)	To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Award shall be granted; the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award; and the number of Shares with respect to which an Award shall be granted to each such person.

(b)	To determine whether Awards will be settled in Shares, cash, or in any combination thereof.

(c)	To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Certificate, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)	To amend the Plan or an Award as provided in the Plan.

(e)	Generally, to exercise such powers and to perform such acts as the Committee deems necessary, desirable, convenient, or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

(f)	To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, with the exception of the section of the plan governing Share reserves and counting, but unless otherwise superseded by the terms of such subplans and/or special provisions, the provisions of the Plan shall govern.

(g)	To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award previously granted by the Committee.

All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

Notwithstanding the foregoing, grants of Awards to Nonemployee Directors shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Nonemployee Directors as in effect from time to time, and the Committee may not make discretionary grants hereunder to Nonemployee Directors.

3.3 Actions and Interpretations by the Committee. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Certificate and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee will be personally liable for any good faith determination, act or omission in connection with the Plan or any Award.

3.4 Advisors. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals.

3.5 Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable. The Committee may, by resolution, expressly delegate to a special committee, consisting of one or more directors who may but need not be officers of the Company, authority to do one or both of the following on the same basis as can the Committee: (a) designate Employees and Third Party Service Providers to be recipients of Awards, and (b) determine the terms and conditions of any such Awards; provided, however, that (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an “insider” for purposes of Section 16 of the Exchange Act or who as of the Grant Date is reasonably anticipated to be or become a Covered Employee during the term of the Award; (ii) the resolution providing for such authorization shall set forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

3.6 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 3.5 shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Sections 4.2 and 4.4, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 16,000,000 Shares, plus a number of additional Shares (not to exceed 25,000,000) underlying awards outstanding as of the Effective Date under the Prior Plan that thereafter terminate or expire unexercised, or are cancelled, forfeited or lapse for any reason. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 16,000,000. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares. From and after the Effective Date, no further awards shall be granted under the Prior Plan and the Prior Plan shall remain in effect only so long as awards granted thereunder shall remain outstanding.

4.2 Share Usage.

(a)	Awards of Stock Options shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as one Share for each Share covered by such Awards. The full number of Shares subject to a Stock Option shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, even if the exercise price of the Stock Option is satisfied in whole or in part through net-settlement or by delivering Shares to the Company (by either actual delivery or attestation).

(b)	Awards of Stock Appreciation Rights shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as follows:

(i)	Stock Appreciation Rights without any specified Maximum Share Value (as defined in Section 6.2) and Stock Appreciation Rights with a Maximum Share Value greater than five times the grant price of such Award shall count as one Share for each Share covered by such Awards.

(ii)	Stock Appreciation Rights with a Maximum Share Value equal to or less than two times the grant price of such Award shall count as 0.53 Share for each Share covered by such Awards.

(iii)	Stock Appreciation Rights with a Maximum Share Value greater than two times the grant price of such Award and equal to or less than three times the grant price of such Award shall count as 0.76 Share for each Share covered by such Awards.

(iv)	Stock Appreciation Rights with a Maximum Share Value greater than three times the grant price of such Award and equal to or less than four times the grant price of such Award shall count as 0.85 Share for each Share covered by such Awards.

(v)	Stock Appreciation Rights with a Maximum Share Value greater than four times the grant price of such Award and equal to or less than five times the grant price of such Award shall count as 0.91 Share for each Share covered by such Awards.

Upon exercise of Stock Appreciation Rights that are settled in Shares, the number of Shares set forth above (rather than any lesser number based on the net number of Shares actually delivered upon exercise) shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)	Full-Value Awards and Dividend Equivalents payable in Shares shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan as 1.25 Shares for each Share covered by such Awards.

(d)	Shares withheld or repurchased from an Award to satisfy tax withholding requirements shall count against the number of Shares remaining available for issuance pursuant to Awards granted under the Plan, and Shares delivered by a participant to satisfy tax withholding requirements shall not be added to the Plan share reserve.

(e)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(f)	Shares subject to Awards settled in cash will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(g)	To the extent that the full number of Shares subject to Full-Value Award is not issued for any reason, including by reason of failure to achieve maximum performance goals, the unissued Shares originally subject to the Award will be added back to the Plan share reserve and again be available for issuance pursuant to Awards granted under the Plan.

(h)	Substitute Awards granted pursuant to Section 15.4 of the Plan shall not count against the Shares otherwise available for issuance under the Plan under Section 4.1.

4.3 Annual Award Limits. The following limits (each an “Annual Award Limit” and collectively, “Annual Award Limits”) shall apply to grants of Awards under the Plan:

(a)	Stock Options or Stock Appreciation Rights: The maximum number of Shares with respect to which Stock Options and Stock Appreciation Rights may be granted to any Participant in any Plan Year shall be five million (5,000,000) Shares.

(b)	Restricted Stock or Restricted Stock Units: The maximum number of Shares with respect to which Restricted Stock and Restricted Stock Units (including any Performance Shares and Performance Units) may be granted (or allocated in the case of multi-year performance Awards) to any Participant in any Plan Year shall be two million (2,000,000) Shares.

(c)	Cash-Based Awards: The maximum amount of any Cash-Based Awards that may be paid, credited or vested to any Participant in any Plan Year shall be ten million dollars ($10,000,000).

(d)	Other Stock-Based Awards: The maximum number of Shares with respect to which Other Stock-Based Awards may be granted (or allocated in the case of multi-year performance Awards) to any Participant in any Plan Year shall be one million (1,000,000) Shares.

4.4 Adjustments in Authorized Shares. In the event of any nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the share authorization limits under Section 4.1 shall be adjusted proportionately, and the Committee shall, in order to prevent dilution or enlargement of Participants’ rights under the Plan as well as dilution or enlargement of the benefits or potential benefits intended to be made available, substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the exercise price or grant price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

In the event of any corporate event or transaction involving the Company, such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee may, in its sole discretion, make such other appropriate adjustments to the terms of any Awards under the Plan to reflect, or related to, such changes or distributions to provide that (i) Awards will be settled in cash rather than Stock, (ii) Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Stock, as of a specified date associated with the transaction, over the exercise or grant price of the Award, (v) performance targets and performance periods for Performance Shares or Performance Units will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A.

Without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under the Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

4.5 Minimum Vesting. Except in the case of substitute Awards granted pursuant to Section 15.4, Full-Value Awards granted to an Employee under the Plan shall either (i) be subject to a minimum vesting period of three years (which may include graduated vesting within such three-year period), or one year if the vesting is based on performance criteria other than continued service, or (ii) be granted solely in exchange for foregone cash compensation. Notwithstanding the foregoing, the Committee may (i) permit and authorize acceleration of vesting of any Full-Value Awards in the event of the Participant’s termination of service or the occurrence of a Change of Control and (ii) grant Full-Value Awards without the above-described minimum vesting requirements, or may permit and authorize acceleration of vesting of Full-Value Awards otherwise subject to the above-described minimum vesting requirements, with respect to awards covering 5% or fewer of the total number of Shares authorized under the Plan.

Article 5. Stock Options

5.1 Grant of Stock Options. The Committee is hereby authorized to grant Stock Options to Participants. Each Stock Option shall permit a Participant to purchase from the Company a stated number of Shares from the Company at an exercise price established by the Committee, subject to the terms and conditions described in this Article 5 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

5.2 Exercise Price. The exercise price per Share under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that such exercise price shall not be less than the Fair Market Value of a Share on the Grant Date of such Stock Option (except in the case of a Stock Option issued as a substitute Award pursuant to Section 15.4).

5.3 Prohibition on Repricing. Except as otherwise provided in Section 4.4, the exercise price of a Stock Option may not be reduced, directly or indirectly by cancellation and regrant, replacement, substitution, surrender or otherwise, without the prior approval of the stockholders of the Company. In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase a Stock Option for value from a Participant if the current Fair Market Value of the Shares underlying the Stock Option is lower than the exercise price per share of the Stock Option.

5.4 Stock Option Term. The term of each Stock Option shall be determined by the Committee at the time of grant; provided, however, that no Stock Option shall be exercisable later than the tenth anniversary of the date of its grant. Notwithstanding the foregoing, for Stock Options granted to Participants outside the United States, the Committee has the authority to grant Stock Options that have a term greater than ten years to the extent required by the applicable local laws of the jurisdictions in which such Stock Options are granted.

5.5 Time of Exercise. Stock Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine at the time of grant.

5.6 Method of Exercise. Stock Options shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Stock Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which a Stock Option shall be exercised shall be the payment of the exercise price. As determined by the Committee in its sole discretion, the exercise price of any Stock Option shall be payable to the Company in full: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the exercise price; (c) through a “net” exercise, whereby the Company withholds from the Stock Option a number of Shares having a Fair Market Value on the date of exercise equal to some or all of the exercise price; (d) in a cashless (broker-assisted same-day sale) exercise; or (e) by a combination of (a), (b), (c) or (d), or any other method approved or accepted by the Committee in its sole discretion.

The Committee may provide in an Award Certificate that a Stock Option that is otherwise exercisable and has a per share exercise price that is less than the Fair Market Value of a Share on the last day of its term will be automatically exercised on such final date of the term by means of a “net exercise,” thus entitling the optionee to Shares equal to the intrinsic value of the Stock Option on such exercise date, less the number of Shares required for tax withholding.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in U.S. dollars.

5.7 No Deferral Feature. No Stock Option shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Option.

5.8 No Dividend Equivalents. No Stock Option shall provide for Dividend Equivalents.

5.9 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the requirements of Section 422 of the Code. If all of the requirements of Section 422 of the Code are not met, the Option shall automatically become a Nonstatutory Stock Option.

Article 6. Stock Appreciation Rights

6.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Certificate, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair Market Value of one Share on the date of exercise over (b) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the Grant Date of the Stock Appreciation Right (except in the case of a Stock Appreciation Right issued as a substitute Award pursuant to Section 15.4).

Subject to the terms of the Plan and any applicable Award Certificate, the grant price, term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including a provision that a Stock Appreciation Right that is otherwise exercisable and has a per share grant price that is less than the Fair Market Value of a Share on the last day of its term will be automatically exercised on such final date of the term.

6.2 Stock Appreciation Rights with Maximum Appreciation Limits. The Committee is authorized to grant Stock Appreciation Rights to Participants with a limit on the maximum appreciation value of the Award, by providing that if the Fair Market Value of a Share equals or exceeds a specified amount (the “Maximum Share Value”) on any day during the term of such Award, the vested and unexercised portion of the Award, if any, shall be automatically exercised on such date without further action or notice by the Company or the Participant (an “Automatic Exercise”). Upon such Automatic Exercise, the Participant shall be entitled to receive for each Stock Appreciation Right the excess of (i) the Maximum Share Value over (ii) the grant price of such Award.

6.3 Prohibition on Repricing. Except as otherwise provided in Section 4.4, the exercise price of a Stock Appreciation Right may not be reduced, directly or indirectly by cancellation and regrant, replacement, substitution, surrender or otherwise, without the prior approval of the stockholders of the Company. In addition, the Company may not, without the prior approval of stockholders of the Company, repurchase a Stock Appreciation Right for value from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the grant price of the Stock Appreciation Right.

6.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be determined by the Committee at the time of grant; provided, however, that no Stock Appreciation Right shall be exercisable later than the tenth anniversary of the date of its grant. Notwithstanding the foregoing, for Stock Appreciation Rights granted to Participants outside the United States, the Committee has the authority to grant Stock Appreciation Rights that have a term greater than ten years to the extent required by the applicable local laws of the jurisdictions in which such Stock Appreciation Rights are granted.

6.5 Time of Exercise. Stock Appreciation Rights shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine at the time of grant.

6.6 No Deferral Feature. No Stock Appreciation Right shall provide for any feature for the deferral of compensation other than the deferral of recognition of income until the exercise or disposition of the Stock Appreciation Right.

6.7 No Dividend Equivalents. No Stock Appreciation Right shall provide for Dividend Equivalents.

Article 7. Restricted Stock and Restricted Stock Units

7.1 Grant of Restricted Stock or Restricted Stock Units.

(a)	General. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants. Each Restricted Stock Unit shall represent the right to receive one Share (or the equivalent value payable in cash, as determined by the Committee) upon a specified future date or event. Restricted Stock Units shall be credited to a notional account maintained by the Company. No Shares are actually awarded to the Participant in respect of Restricted Stock Units on the Grant Date. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

(b)	Award Certificate. Each Award Certificate evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the terms of the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, settlement dates and such other provisions as the Committee shall determine, subject to Section 4.5 herein.

(c)	Performance Shares; Performance Units. Restricted Stock and Restricted Stock Units, the grant of which or lapse of restrictions of which is based upon the achievement of performance goals over a performance period, shall be referred to as “Performance Shares” and “Performance Units,” respectively.

7.2 Voting and Other Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Certificate, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall have the right to exercise full voting rights with respect to those Shares during the period of restriction. Unless otherwise determined by the Committee and set forth in a Participant’s Award Certificate, a Participant shall have none of the rights of a stockholder with respect to any Restricted Stock Units granted hereunder until such time as Shares are paid in settlement of such Awards.

7.3 Dividends on Restricted Stock. Unless otherwise provided by the Committee, dividends accrued on Shares of Restricted Stock before they are vested shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be held by the Company under the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any dividends accrued with respect to forfeited Restricted Stock will also be forfeited.

7.4 Forfeiture. Subject to the terms of the Award Certificate and except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock or Restricted Stock Units that are at that time subject to restrictions shall be forfeited.

Article 8. Other Stock-Based Awards

The Committee is hereby authorized to grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) to Participants in such amounts and subject to such terms and conditions as the Committee shall determine, subject to Section 4.5 herein. Such Awards shall be referred to as “Other Stock-Based Awards.” Each such Other Stock-Based Award may involve the transfer of actual Shares to Participants or payment in cash or otherwise of amounts based on the value of Shares, and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

Each Other Stock-Based Award shall be expressed in terms of Shares or units or an equivalent measurement based on Shares, as determined by the Committee. If the value of an Other Stock-Based Award will be based on the appreciation of Shares from an initial value determined as of the Grant Date, then such initial value shall not be less than the Fair Market Value of a Share on the Grant Date of such Other Stock-Based Award.

Article 9. Dividend Equivalents

The Committee is hereby authorized to grant to Participants Dividend Equivalents based on the dividends declared on Shares that are subject to any Full-Value Award. Dividend Equivalents shall be credited as of dividend payment dates during the period between the date the Full-Value Award is granted and the date the Full-Value Award is vested, paid or expired. Such Dividend Equivalents shall be converted to cash, Shares or additional Full-Value Awards by such formula and at such time and subject to such limitations as may be determined by the Committee. Unless otherwise provided by the Committee, Dividend Equivalents accruing on unvested Full-Value Awards shall, as provided in the Award Certificate, either (i) be reinvested in the form of additional Shares, which shall be subject to the same vesting provisions as provided for the host Award, or (ii) be held by the Company under the same vesting provisions in an account allocated to the Participant and accumulated without interest until the date upon which the host Award becomes vested, and any Dividend Equivalents accrued with respect to forfeited Awards will also be forfeited.

Article 10. Nonemployee Director Awards

The Committee is hereby authorized to grant Awards to Nonemployee Directors, including, but not limited to, Awards of Deferred Stock Units. Each Deferred Stock Unit shall represent a vested right to receive one Share (or the equivalent value in cash or other property in the Committee so provides) at a designated future date and will be credited to a notional account maintained by the Company. Nonemployee Directors shall not be entitled to vote Shares represented by such Deferred Stock Units but shall receive Dividend Equivalents with respect to such Full-Value Awards, which shall be reinvested in additional Deferred Stock Units. Deferred Stock Units shall be converted and settled in Shares in accordance with an election made by the Nonemployee Director, which settlement date shall be no earlier than the first anniversary of the date the Nonemployee Director ceases to be a director of the Company.

Awards to Nonemployee Directors shall be made only in accordance with the terms, conditions and parameters of a plan, program or policy for the compensation of Nonemployee Directors that is approved and administered by the Committee.

Article 11. Cash-Based Awards

The Committee is hereby authorized to grant Awards to Participants denominated in cash in such amounts and subject to such terms and conditions as the Committee may determine. Such Awards shall be referred to as “Cash-Based Awards.” Each such Cash-Based Award shall specify a payment amount, payment range or a value determined with respect to the Fair Market Value of the Shares, as determined by the Committee.

Article 12. Performance-Based Compensation

12.1 Stock Options and Stock Appreciation Rights. The provisions of the Plan are intended to ensure that all Stock Options and Stock Appreciation Rights granted hereunder shall qualify as Performance-Based Compensation.

12.2 Other Awards. The Committee is authorized to design any other Award, including Restricted Stock, Restricted Stock Units, Cash-Based Awards and Other Stock-Based Awards, so that the Award meets the requirements of this Section 12.2 as Performance-Based Compensation. If the Committee determines that it is advisable to grant Awards to Covered Employees that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of this Section 12.2.

(a)

Performance Measures. Performance-Based Compensation (other than Awards of Stock Options or Stock Appreciation Rights) shall be earned, vested and payable (as applicable) based on the achievement of performance goals established by the Committee based on one or more of the following performance measures: (i) net earnings or net income (before or after taxes); (ii) earnings growth or source of earnings; (iii) earnings per share; (iv) net sales (including net sales growth); (v) gross profits or net operating profit; (vi) return measures (including, but not limited to, return on assets, capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on capital and statutory cash measures); (viii) revenue growth; (ix) earnings before or after taxes, interest, depreciation, and/or amortization; (x) productivity ratios; (xi) Share price (including, but not limited to, growth measures and total stockholder return); (xii) expense targets; (xii) margins (including, but not limited to, gross or operating margins); (xiii) operating efficiency; (xiv) customer satisfaction or increase in the number of customers; (xv) attainment of budget goals; (xvi) division working capital turnover; (xvii) attainment of strategic or operational initiatives; (xviii) market share; (xix) cost reductions; (xx) working capital targets (including, but not limited to, capital ratios, capital or book value metrics); and (xxi) EVA® and other value-added measures.

Any performance measure may be (1) used to measure the performance of the Company and/or any of its Affiliates as a whole, any business unit thereof or any combination thereof or (2) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. Any member of a comparator group or an index that ceases to exist during a measurement period shall be disregarded for the entire measurement period. Performance goals need not be based upon an increase or positive result under a business criterion and could include, for example, the maintenance of the status quo or the limitation of economic losses (measured, in each case, by reference to a specific business criterion).

(b)	Establishment of Performance Goals for Covered Employees. No later than ninety (90) days after the commencement of a performance period (but in no event after twenty-five percent (25%) of such performance period has elapsed), the Committee shall establish in writing: (i) the performance criteria applicable to the performance period; (ii) the performance goals for each such performance criterion in terms of an objective formula or standard; (iii) the method for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (iv) the Participants or class of Participants to which such performance goals apply.

(c)	Permitted Exclusions/Inclusions. When establishing the performance goals with respect to Performance-Based Compensation, the Committee may provide in any Award that the evaluation of performance goals shall exclude or otherwise equitably adjust for any specified circumstance or event that occurs during a performance period, including by way of example, but not limited to, the following: (i) asset write-downs or impairment charges; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in then-current accounting principles or management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

(d)	Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to exercise negative discretion to determine that the portion of such Award actually earned, vested and/or payable (as applicable) shall be less than the portion that would be earned, vested and/or payable based solely upon application of the applicable performance. Awards that are designed to qualify as Performance-Based Compensation may not be adjusted upward. Notwithstanding the foregoing, the Committee may provide, either in connection with the grant thereof or by amendment thereafter, that achievement of such performance goals will be waived, in whole or in part, upon (i) the termination of employment of a Participant by reason of death or disability, or (ii) the occurrence of a Change of Control.

(e)	Certification of Performance. Any payment of an Award designed to qualify as Performance-Based Compensation shall be conditioned on the written certification of the Committee that the performance goals and any other material terms applicable to such performance period have been satisfied.

(f)	Reapproval of Performance Measures. Performance measures listed in Section 12.2(a) may not be used in designing Awards intended to qualify as Performance-Based Compensation after the first stockholder meeting that occurs in the fifth year following the last stockholder approval of the Plan, unless stockholder approval of such performance measures is again obtained or applicable tax and securities laws change to provide otherwise.

Article 13. Change of Control

13.1 Change of Control of the Company. If the Successor Entity in a Change of Control Assumes and Maintains an Award, the Award will not automatically vest and pay out upon the Change of Control. Alternatively, unless the Committee shall determine otherwise in the Award Certificate, or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or stock exchange on which the Shares are listed, upon the occurrence of a Change of Control in which the Successor Entity fails to Assume and Maintain an Award as defined in Section 13.2:

(a)	Time-Vested Awards. Awards, the vesting of which depends upon a participant’s continuation of service for a period of time, shall fully vest as of the effective date of the Change of Control; shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price, grant price or unpaid purchase price as of the date of the Change of Control;

(b)

Performance-Based Awards. Awards, the vesting of which is based on achievement of performance criteria, shall fully vest as of the effective date of the Change of Control; shall be deemed earned based on the target performance being attained for the performance period in which the Change of Control occurs; shall be distributed or paid to the participant within thirty (30) days following the date of the Change of Control, pro rata based on the portion of the performance period elapsed on the date of the

Change of Control, in cash, Shares, other securities, or any combination, as determined by the Committee; and shall thereafter terminate; provided, however, that if the Award is denominated in Shares, the amount distributed or paid shall equal the difference between the Fair Market Value of the Shares on the date of the Change of Control and, if applicable, the exercise price of the Stock Option, grant price of the Stock Appreciation Right or unpaid purchase price of the Full-Value Award as of the date of the Change of Control; and

13.2 Change of Control Definitions.

(a)	“Assume and Maintain.” A Successor Entity shall be deemed to have assumed and maintained an Award under this Plan if the Successor Entity substitutes an Award under this Plan or an award under a Successor Entity plan having equivalent value, terms and conditions as the original Award, or otherwise assumes the obligations under and/or equitably adjusts such original Award. The Committee shall have the sole authority to determine whether the proposed assumption of an award by a Successor Entity meets the requirements listed in this Section 13.2(a).

(b)	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

(c)	“Change of Control” shall mean the occurrence of any of the following events:

(i)	Any Person becomes the Beneficial Owner of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 13.2(c), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, including without limitation, a public offering of securities; (B) any acquisition by the Company or any of its Affiliates; (C) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Affiliates; or (D) any acquisition by any corporation pursuant to a transaction which complies with Section 13.2(c)(iii);

(ii)	Individuals who constitute the Board of Directors as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director of the Company subsequent to the Effective Date whose election to the Board of Directors, or nomination for election by the Company’s stockholders, was approved by a vote of (A) at least a majority of the directors then comprising the Incumbent Board, (B) a vote of at least a majority of any nominating committee of the Board of Directors, which nominating committee was designated by a vote of at least a majority of the directors then comprising the Incumbent Board, or (C) in the case of a director appointed to fill a vacancy in the Board of Directors, at least a majority of the directors entitled (under Section 6 of Article VII of the Amended and Restated Certificate of Incorporation of the Company) to elect such director (so long as at least a majority of such directors voting in favor of the director filling the vacancy are themselves members of (or considered to be pursuant to this definition members of) the Incumbent Board) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board of Directors;

(iii)

Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination, all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Article 14. Duration, Rescission, Amendment, Modification, Suspension, and Termination

14.1 Duration of Plan. Unless sooner terminated as provided in Section 14.2, the Plan shall terminate on the tenth anniversary of the Effective Date or, if the stockholders approve an amendment to the Plan that increases the number of Shares subject to the Plan, the tenth anniversary of the date of such approval unless earlier terminated as provided herein. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination, which shall continue to be governed by the applicable terms and conditions of the Plan. Notwithstanding the foregoing, no Incentive Stock Option may be granted more than ten years after the Effective Date.

14.2 Amendment, Modification, Suspension, and Termination of Plan. The Board of Directors may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders, no action shall be taken that would (a) increase the total number of Shares available for issuance under the Plan or the Annual Award Limits, except as provided in Section 4.4; (b) permit the exercise price or grant price of any Stock Option, Stock Appreciation Right or Other Stock-Based Award the value of which is based on the appreciation of Shares from the Grant Date (i) to be less than Fair Market Value (except as may be permitted by Section 5.2, 6.1, or Article 8), or (ii) to be repriced, replaced, or regranted through cancellation (except as may be permitted by Section 15.4) or by lowering the exercise price or grant price; (c) change the performance measurements listed in Section 12.2(a); or (d) otherwise constitute a material change to the Plan under applicable stock exchange rules. No such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award. After the Plan is terminated in accordance with this Section 14.2, no Award may be granted but any Award previously granted shall remain outstanding in accordance with the terms and conditions of the Plan and the Award.

14.3 Amendment, Modification, Suspension, and Termination of Awards. The Committee shall have the authority at any time and from time to time, alter, amend, modify, suspend or terminate the terms and conditions of any Award; provided, however, that no such action shall adversely affect in any material way any Award previously granted under the Plan without the written consent of the Participant holding such Award.

Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without stockholder approval

14.4 Compliance Amendments. Notwithstanding anything in the Plan or in any Award Certificate to the contrary, the Board may amend the Plan or an Award Certificate, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Certificate to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a

Participant agrees to any amendment made pursuant to this Section 14.4 to any Award granted under the Plan without further consideration or action.

Article 15. General Provisions

15.1 Settlement of Awards; No Fractional Shares. Each Award Certificate shall establish the form in which the Award shall be settled. Awards may be settled in cash, Shares, other securities, additional Awards or any combination, regardless of whether such Awards are originally denominated in cash or Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

15.2 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, in cash or Shares (including “sell to cover” arrangements), the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

15.3 Share Withholding. With respect to withholding required upon the exercise of Stock Options or Stock Appreciation Rights, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, upon the achievement of performance goals related to Performance Shares and Performance Units, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined not greater than minimum statutory total tax that could be imposed on the transaction.

15.4 Substitution of Share-Based Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

15.5 Transferability of Awards. Except as otherwise provided in a Participant’s Award Certificate or otherwise at any time by the Committee, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent or distribution and any attempt to enforce such a purported sale, transfer, pledge, alienation or hypothecation shall be void. Should the Committee permit transferability of an Award (other than a transfer for value, which shall not be permitted), it may do so on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Unless transferability is permitted, Stock Options and Stock Appreciation Rights may be exercised by a Participant only during his or her lifetime. If the Committee permits any Stock Option or Stock Appreciation Right to be transferred, references in the Plan to the exercise of a Stock Option or Stock Appreciation Right by the Participant or payment of any amount to the Participant shall be deemed to include the Participant’s transferee.

15.6 Termination of Service; Forfeiture Events.

(a)

Termination of Service. Awards under the Plan shall be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable by its terms to the Participant. In addition, each Award Certificate shall specify the effect of a Participant’s termination of service with the Company and any of its Affiliates, including specifically whether the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment, in addition to the effect on any otherwise applicable vesting or performance conditions of an Award. Such provisions shall be determined in the Committee’s sole discretion, need not be uniform and may reflect distinctions based on the reasons for termination.

(b)	Leave of Absence. Whether military, government or other service or other leave of absence shall constitute a Participant’s termination of service shall be determined in each case by the Committee at its discretion, and any determination by the Company shall be final and conclusive, provided, however, that for purposes of any Award that is subject to Code Section 409A, the determination of a leave of absence must comply with the requirements of a “bona fide leave of absence” as provided in Treas. Reg. Section 1.409A-1(h).

(c)	Forfeiture Events. An Award Certificate may also specify other events that may cause a Participant’s rights, payments and benefits with respect to an Award to be subject to reduction, cancellation, forfeiture, or recoupment, or which may affect any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company or Affiliate policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company or any Affiliate.

15.7 Special Provisions Related to Section 409A of the Code.

(a)	Notwithstanding anything in the Plan or in any Award Certificate to the contrary, to the extent that any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under the Plan or any Award Certificate by reason of the occurrence of a Change of Control, or the Participant’s disability or separation from service, such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless (i) the circumstances giving rise to such Change of Control, disability or separation from service meet any description or definition of “change in control event”, “disability” or “separation from service”, as the case may be, in Section 409A of the Code and applicable regulations (without giving effect to any elective provisions that may be available under such definition), or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A of the Code by reason of the short-term deferral exemption or otherwise. This provision does not prohibit the vesting of any Award. If this provision prevents the payment or distribution of any amount or benefit, such payment or distribution shall be made on the next earliest payment or distribution date or event specified in the Award Certificate that is permissible under Section 409A.

(b)	Notwithstanding anything in the Plan or in any Award Certificate to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation” for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan or any Award Certificate by reason of a Participant’s separation from service during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by the Committee under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(i)	if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service; and

(ii)	if the payment or distribution is payable over time, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s separation from service will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s separation from service, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, the Company’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or any committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of the Company, including this Plan.

(c)	If any one or more Awards granted under the Plan to a Participant could qualify for any separation pay exemption described in Treas. Reg. Section 1.409A-1(b)(9), but such Awards in the aggregate exceed the dollar limit permitted for the separation pay exemptions, the Company shall determine which Awards or portions thereof will be subject to such exemptions.

(d)	Eligible Participants who are service providers to an Affiliate may be granted Stock Options or Stock Appreciation Rights under this Plan only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the final regulations under Code Section 409A.

(e)	Notwithstanding any provision of the Plan or any Award Certificate to the contrary, if one or more of the payments or benefits to be received by a Participant pursuant to an Award would constitute deferred compensation subject to Section 409A of the Code, and would cause the Participant to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform the Plan and Award to maintain to the maximum extent practicable the original intent of the Plan and Award without violating the requirements of Section 409A of the Code.

(f)	If, pursuant to an Award, a Participant is entitled to a series of installment payments, such Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not to a single payment. For purposes of the preceding sentence, the term “series of installment payments” has the meaning provided in Treas. Reg. Section 1.409A-2(b)(2)(iii) (or any successor thereto).

(g)	The Company shall have the sole authority to make any accelerated distribution permissible under Treas. Reg. section 1.409A-3(j)(4) to Participants of deferred amounts, provided that such distribution(s) meets the requirements of Treas. Reg. section 1.409A-3(j)(4).

15.8 Share Certificates. If an Award provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on an uncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Shares are listed. Shares issued in connection with Awards of Restricted Stock may, to the extent deemed appropriate by the Committee, be retained in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse.

15.9 Electronic Delivery of Documents. The Company may deliver by email or other electronic means (including posting on a web site maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, Plan prospectuses) and all other documents that the Company is required to deliver to its stockholders (including without limitation, annual reports and proxy statements).

15.10 Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.11 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

15.12 Awards to Non-U.S. Employees. To comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates shall be covered by the Plan;

(b)	Determine which Employees, directors and Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, directors and Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

15.13 No Right to Continued Service. Nothing in the Plan or an Award Certificate shall interfere with or limit in any way the right of the Company or any of its Affiliates to terminate any Participant’s employment or service at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither any Award nor any benefits arising under the Plan shall constitute an employment or consulting contract with the Company or any of its Affiliates and, accordingly, subject to Article 14, the Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors or Committee, as applicable, without giving rise to any liability on the part of the Company or any of its Affiliates.

15.14 Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit, subject to the terms and conditions of the Plan and any Award Agreement applicable to the Participant. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, amounts due under the Plan remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

15.15 Other Compensation Plans or Arrangements. The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

15.16 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

15.17 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

15.18 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company or any of its Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

15.19 Nonexclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board of Directors or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

15.20 No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s or its Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company or its Affiliate to take any action which such entity deems to be necessary or appropriate.

15.21 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

15.22 Governing Law. The Plan and each Award Certificate shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is through 11:59 PM Eastern Time on May 16, 2012.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

           WO#

          19339

▼   FOLD AND DETACH HERE  ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE IN PROPOSAL 1 BELOW,
AND FOR PROPOSALS 2, 3 AND 4.	Please mark your votes as indicated in this example	☒

1. Election of Directors
	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Nominees
1.1 Steven W. Alesio	☐	☐	☐	1.5 Christine B. Mead	☐	☐	☐	2. Advisory vote to approve named executive officer compensation	☐	☐	☐
1.2 William H. Bolinder	☐	☐	☐	1.6 Thomas E. Moloney	☐	☐	☐		FOR	AGAINST	ABSTAIN
1.3 Michael D. Fraizer	☐	☐	☐	1.7 James A. Parke	☐	☐	☐	3. Approval of the 2012 Genworth Financial, Inc. Omnibus Incentive Plan	☐	☐	☐
1.4 Nancy J. Karch	☐	☐	☐	1.8 James S. Riepe	☐	☐	☐		FOR	AGAINST	ABSTAIN
								4. Ratification of the selection of KPMG LLP as the independent registered public accounting firm for 2012	☐	☐	☐

If you are a Genworth stockholder of record and plan to attend the Annual Meeting of Stockholders on May 17, 2012, please check the following box	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator or trustee or for a corporation,

please give your full title. For joint accounts each owner must sign.

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope

Signature	Signature	Date

Notice of 2012 Annual Meeting of Stockholders

Genworth Financial, Inc.

9:00 a.m., May 17, 2012

The Westin Richmond

6631 West Broad Street

Richmond, Virginia 23230

April 4, 2012

To the Stockholders:

NOTICE IS HEREBY GIVEN that Genworth Financial, Inc.’s 2012 Annual Meeting of Stockholders will be held at The Westin Richmond, 6631 West Broad Street, Richmond, Virginia 23230, on Thursday, May 17, 2012, at 9:00 a.m. local time, to address all matters that may properly come before the Annual Meeting. In addition to receiving a report on our business operations, stockholders will be asked:

(1)	to elect the eight nominees named in the proxy statement as directors for the ensuing year;
(2)	to approve, on an advisory basis, the compensation of our named executive officers;
(3)	to approve the 2012 Genworth Financial, Inc. Omnibus Incentive Plan;
(4)	to ratify the selection of KPMG LLP as our independent registered public accounting firm for 2012; and
(5)	to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 21, 2012 will be entitled to vote at the meeting and any adjournments.

Cordially,
/s/ Leon E. Roday
Leon E. Roday
Secretary

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 17, 2012.

Genworth’s proxy statement and annual report to stockholders are available at: http://bnymellon.mobular.net/bnymellon/gnw

▼  FOLD AND DETACH HERE  ▼

GENWORTH FINANCIAL, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 17, 2012

The undersigned stockholder of Genworth Financial, Inc. hereby appoints Martin P. Klein and Leon E. Roday, and each of them jointly and severally, proxies, with full power of substitution, to represent and to vote all shares of Class A Common Stock of Genworth Financial, Inc. that the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders to be held on Thursday, May 17, 2012, at 9:00 a.m. local time and at any adjournment thereof, upon such business as may properly come before the meeting, including the proposals described in the Proxy Statement dated April 4, 2012, a copy of which has been received by the undersigned, and on matters incident to the conduct of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR JUDGMENT.

(PLEASE MARK, SIGN AND DATE ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)
SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

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